     As filed with the Securities and Exchange Commission on July 18, 1997


                                                      Registration No. 333-26405
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                               AMENDMENT NO. 4 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                     FIRST UNION STUDENT LOAN TRUST 1997-1
                   (Name of trust issuing Asset Backed Notes)
                OF WHICH FIRST UNION NATIONAL BANK IS DEPOSITOR
      (Exact name of registrant as specified in its governing instruments)

                  UNITED STATES                                         22-1147033
          (Jurisdiction of Organization)                   (I.R.S. Employer Identification No.)

                             ---------------------

         FIRST UNION STUDENT LOAN TRUST 1997-1                    THE FIRST NATIONAL BANK OF CHICAGO, AS
         C/O THE FIRST NATIONAL BANK OF CHICAGO            ELIGIBLE LENDER TRUSTEE OF FIRST UNION STUDENT LOAN
                                                                                  TRUST
          ONE FIRST NATIONAL PLAZA, SUITE 0126                                    1997-1
                CHICAGO, ILLINOIS 60670                            ONE FIRST NATIONAL PLAZA, SUITE 0126
                     (312) 407-4110                                      CHICAGO, ILLINOIS 60670
        (Address of principal executive offices)                              (312) 407-4110
                                                                        ATTENTION: CORPORATE TRUST
                                                                              ADMINISTRATION
                                                                 (Name and address of agent for service)

                             ---------------------
      The Commission is requested to send copies of all communications to:

      KARSTEN P. GIESECKE, ESQ.             MARION A. COWELL, JR., ESQ.              R. MICHAEL DURRER, ESQ.
    CADWALADER, WICKERSHAM & TAFT             FIRST UNION CORPORATION                KILPATRICK STOCKTON LLP
       201 SOUTH COLLEGE STREET               301 SOUTH COLLEGE STREET               301 SOUTH COLLEGE STREET
   CHARLOTTE, NORTH CAROLINA 28244      CHARLOTTE, NORTH CAROLINA 28288-0013   CHARLOTTE, NORTH CAROLINA 28202-6001
            (704) 348-5100                         (704) 374-6828                         (704) 338-5083

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE


============================================================================================================================
                                                                      PROPOSED            PROPOSED
                                                    AMOUNT             MAXIMUM             MAXIMUM            AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES              TO BE          OFFERING PRICE         AGGREGATE         REGISTRATION
              TO BE REGISTERED                  REGISTERED (1)        PER UNIT         OFFERING PRICE          FEE(2)
----------------------------------------------------------------------------------------------------------------------------
First Union Student Loan Trust 1997-1 Asset
  Backed Securities.........................     $405,596,574           100%            $405,596,574         $122,908.05
============================================================================================================================


(1) There is also being registered hereunder an indeterminate amount of Notes and Certificates that may be sold by the Registrant or any affiliate of Registrant, including First Union Capital Markets Corp., in furtherance of market-making activities in the Notes and Certificates, and in connection therewith, it is necessary under the Federal securities laws to deliver a market-making prospectus.

(2) $303.03 of the Registration Fee was paid by the Registrant on May 2, 1997.

                             ---------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY   , 1997)

                     FIRST UNION STUDENT LOAN TRUST 1997-1
                   Floating Rate Class A-1 Asset Backed Notes
                   Floating Rate Class A-2 Asset Backed Notes
                    Floating Rate Asset Backed Certificates
                         ------------------------------

                           FIRST UNION NATIONAL BANK
                                 (PENNSYLVANIA)

                                     SELLER

                           FIRST UNION NATIONAL BANK
                                (NORTH CAROLINA)

                                MASTER SERVICER
                         ------------------------------

     The Prospectus dated July   , 1997 is hereby amended and supplemented as
indicated below. Terms used herein and not otherwise defined have the meanings given them in the Prospectus.


     This Supplement relates to the issuance on or about July 29, 1997 of Floating Rate Class A-1 Asset Backed Notes in an original principal amount of $263,637,773, Floating Rate Class A-2 Asset Backed Notes in an original principal amount of $127,762,921, and Floating Rate Asset Backed Certificates in an original principal amount of $14,195,880.


     Because this Supplement is to be used in connection with offers and sales related to market-making transactions in the Notes and Certificates, the following portions of the Prospectus do not apply and are deemed deleted from such documents to the extent they are used for market-making transactions:

        (a) the sentence on the cover page of the Prospectus stating that "[t]here can be no assurance that a secondary market for the Notes or the Certificates will develop or, if it does develop, that it will continue.";
        (b) the pricing table and related footnotes on the cover page of the Prospectus;
        (c) the paragraph with respect to delivery of the Notes and Certificates by the Underwriter on the cover page of the Prospectus;
        (d) the paragraph with respect to stabilization activities of the Underwriter on page 2 of the Prospectus;
        (e)     the "Underwriting" section of the Prospectus;
        (f)     the back cover of the Prospectus; and
        (g)     the "Use of Proceeds" section of the Prospectus.

     This Supplement to the Prospectus is to be used by First Union Capital Markets Corp., an affiliate of both First Union National Bank, a national banking association having its main office in Avondale, Pennsylvania ("First Union-Pennsylvania") and First Union National Bank, a separate national banking office having its main office in Charlotte, North Carolina ("First Union-North Carolina"), in connection with offers and sales related to market-making transactions in the Notes and Certificates in which First Union Markets Corp. acts as principal. First Union Capital Markets Corp. also may act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.

                       FIRST UNION CAPITAL MARKETS CORP.

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY   , 1997.

                                  RISK FACTORS

     The "Limited Liquidity of Securities" paragraph of the "Risk Factors" section of the Prospectus is replaced with the following:

LIMITED LIQUIDITY

     In connection with the initial offering of the Notes and Certificates, First Union Capital Markets Corp. has indicated that it intends to make a market in the Notes and Certificates and to deliver this Prospectus, and the related Supplements thereto, in connection with such market-making activity. First Union Capital Markets Corp. has no obligation to make a secondary market in the Notes and the Certificates, or if it does develop, there can be no assurance that any secondary market will continue until the termination of the Trust.

                              PLAN OF DISTRIBUTION

     The "Underwriting" section of the Prospectus is replaced with the following:

     This Supplement to the Prospectus is to be used by First Union Capital Markets Corp. in connection with offers and sales related to market-making transactions in the Notes and Certificates in which First Union Capital Markets Corp. acts as principal. First Union Capital Markets Corp. also may act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.

     First Union Capital Markets Corp. is an affiliate of both First Union-Pennsylvania and First Union-North Carolina.

                             AVAILABLE INFORMATION

     The "Available Information" section of the Prospectus is replaced with the following:

     The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, First Union-North Carolina, on behalf of the Trust, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports filed by First Union-North Carolina on behalf of the Trust are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048; and the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports may be accessed electronically at the Commission's site on the World Wide Web located at http://www.sec.gov.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JULY 18, 1997



                                  $405,596,574

                     FIRST UNION STUDENT LOAN TRUST 1997-1


            $263,637,773 FLOATING RATE CLASS A-1 ASSET BACKED NOTES


            $127,762,921 FLOATING RATE CLASS A-2 ASSET BACKED NOTES


              $14,195,880 FLOATING RATE ASSET BACKED CERTIFICATES

                         ------------------------------

                           FIRST UNION NATIONAL BANK
                                 (PENNSYLVANIA)

                                     SELLER

                           FIRST UNION NATIONAL BANK
                                (NORTH CAROLINA)

                                MASTER SERVICER
                         ------------------------------


     The First Union Student Loan Trust 1997-1 (the "Trust") will issue $263,637,773 aggregate principal amount of Floating Rate Class A-1 Asset Backed Notes (the "Class A-1 Notes"), $127,762,921 aggregate principal amount of Floating Rate Class A-2 Asset Backed Notes (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Notes") and $14,195,880 aggregate principal amount of Floating Rate Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities").

                                                   (Continued on following page)

                         ------------------------------

  THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, AND THE NOTES REPRESENT OBLIGATIONS OF, THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS
    OF THE SELLER, THE MASTER SERVICER OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE NOTES ARE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.
                         ------------------------------

               PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS
              SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 18.
                         ------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                                                        UNDERWRITING
                                                        PRICE TO THE    DISCOUNTS AND      PROCEEDS TO
                                                         PUBLIC(1)       COMMISSIONS     THE SELLER(1)(2)
                                                        ------------    -------------    ----------------
PER CLASS A-1 NOTE....................................
PER CLASS A-2 NOTE....................................
PER CERTIFICATE.......................................
TOTAL.................................................  $                 $                $

---------------

(1) Plus accrued interest, if any, from July   , 1997.

(2) Before deducting expenses, estimated to be $718,408.

                         ------------------------------


     The Notes and the Certificates are offered severally by First Union Capital Markets Corp., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and Smith Barney Inc. (the "Underwriters") when, as and if issued by the Trust and delivered to and accepted by the Underwriters, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes and the Certificates in book-entry form will be made on or about July 29, 1997 through the facilities of The Depository Trust Company on the Same Day Funds Settlement System and, in the case of the Notes, also through the facilities of Cedel Bank, societe anonyme and the Euroclear System.


FIRST UNION CAPITAL MARKETS CORP.
                     LEHMAN BROTHERS

                                         MORGAN STANLEY DEAN WITTER

                                                       SMITH BARNEY INC.

                 THE DATE OF THIS PROSPECTUS IS JULY   , 1997.

     The assets of the Trust will include a pool of student loans (the "Financed Student Loans") purchased by The First National Bank of Chicago, as eligible lender trustee on behalf of the Trust (the "Eligible Lender Trustee"), from First Union National Bank, a national banking association having its main office in Avondale, Pennsylvania ("First Union--Pennsylvania" or the "Seller"), collections and other payments with respect to the Financed Student Loans and monies on deposit in certain trust accounts to be established (including the Collection Account and the Reserve Account described herein). The aggregate principal balance of the Financed Student Loans, including previously accrued interest which has been or is expected to be capitalized (as more specifically defined herein, the "Pool Balance"), was approximately $389,996,706 as of June 30, 1997 (the "Cutoff Date"). The Notes will be secured by the assets of the Trust. The interests of the holders of the Certificates in the assets of the Trust will be subordinated to the interests of the holders of the Notes therein to the extent described herein, and the Class A-2 Notes will be subordinated to the Class A-1 Notes to the extent described herein.



     Interest on and principal of the Securities will be payable quarterly on or about the 25th day of each of January, April, July and October, commencing October 27, 1997 (each, a "Distribution Date"); provided, that no distributions in respect of principal of the Class A-2 Notes will be payable until the Class A-1 Notes are paid in full, and no distributions in respect of principal of the Certificates will be payable until the Class A-2 Notes are paid in full. Interest will accrue, subject to certain limitations described herein, for each quarterly interest period on each class of Securities at a per annum rate equal to the T-Bill Rate (determined as described herein) plus the applicable Margin.
The Margin will be      % for the Class A-1 Notes,      % for the Class A-2
Notes and      % for the Certificates.



     The final maturity date for the Class A-1 Notes will be the July 2004 Distribution Date, the final maturity date for the Class A-2 Notes will be the April 2010 Distribution Date and the scheduled final payment date for the Certificates will be the January 2016 Distribution Date. However, payment in full of the Notes and the Certificates could occur earlier, and final payment of the Certificates could occur later, than such dates as described herein. In addition, the Notes and the Certificates will be repaid (i) upon the sale of any Financed Student Loans remaining in the Trust after the Pool Balance has been reduced to 10% or less of the Initial Pool Balance, pursuant to the auction procedures described herein and (ii) on any Distribution Date on which the Seller exercises its option to purchase the Financed Student Loans, exercisable after the Pool Balance has been reduced to 5% or less of the Initial Pool Balance.



     First Union National Bank, a separate national banking association having its main office in Charlotte, North Carolina and an affiliate of the Seller ("First Union -- North Carolina"), will serve as Master Servicer and Administrator of the Financed Student Loans. The Financed Student Loans will include loans guaranteed by the Pennsylvania Higher Education Assistance Agency ("PHEAA"), the New Jersey Higher Education Assistance Authority ("NJHEAA"), the Connecticut Student Loan Foundation ("CSLF"), the N.Y. State Higher Education Services Corporation ("NYSHESC") and the United Student Aid Funds, Inc. ("USAF") and reinsured by the United States Department of Education (the "Department").


     Neither the Notes nor the Certificates will be listed on any national securities exchange. The Underwriters intend to make a secondary market in the Notes and the Certificates but none has any obligation to do so. There can be no assurance that a secondary market for the Notes or the Certificates will develop or, if it does develop, that it will continue.

     The Seller has not authorized any offer of Notes or Certificates to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"). The Notes and Certificates may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of the Regulations or otherwise in compliance with all applicable provisions of the Regulations.
                             ---------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS IN THE UNITED STATES THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES AND THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSI-

TION OF A PENALTY BID, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             AVAILABLE INFORMATION

     The Seller, as originator of the Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which forms part of the Registration Statement, does not contain all the information contained therein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048; and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. In addition, the Registration Statement may be accessed electronically at the Commission's site on the World Wide Web located at http://www.sec.gov.

                           REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Notes or Definitive Certificates are issued, quarterly and annual unaudited reports containing information concerning the Financed Student Loans will be prepared by the Administrator and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates, but will not be sent to any beneficial holder of the Securities. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Description of the Securities -- Book-Entry Registration" and "-- Reports to Securityholders". The Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Administrator, on behalf of the Trust, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes and Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Administrator will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to First Union National Bank, 301 South College Street, Charlotte, North Carolina 28288-1075, Attention: Trust Administrator, First Union Student Loan Trust 1997-1. Telephone requests for such copies should be directed to the Administrator at (704) 383-6955.

                                SUMMARY OF TERMS


     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this Prospectus are defined elsewhere herein on the pages indicated in the "Index of Defined Terms" beginning on page 100.


ISSUER.....................  First Union Student Loan Trust 1997-1 (the
                               "Trust"). The Trust will be established under the laws of the State of Delaware as a Delaware business trust under the Trust Agreement. The activities of the Trust and the Eligible Lender Trustee will be limited by the terms of the Trust Agreement to acquiring, owning and managing the Financed Student Loans and the other assets of the Trust as described herein, issuing the Securities and making payments thereon, and other activities related thereto.


SECURITIES OFFERED.........  Floating Rate Class A-1 Asset Backed Notes (the
                               "Class A-1 Notes") in an initial aggregate principal amount of $263,637,773, Floating Rate Class A-2 Asset Backed Notes (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Notes") in an initial aggregate principal amount of $127,762,921 and Floating Rate Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") in an initial aggregate principal amount of $14,195,880. The Securities will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only, provided that one Note or Certificate of each class may be issued in the residual amount. Persons acquiring beneficial ownership interests in the Notes will hold their interests in the Notes through The Depository Trust Company ("DTC") in the United States or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe, and persons acquiring beneficial ownership interests in the Certificates will hold their interests in the Certificates through DTC. See "Description of the Securities Book -- Entry Registration". Securityholders will not be entitled to receive a Definitive Security, except in the event that Definitive Securities are issued in the limited circumstances described herein. See "Description of the Securities -- Definitive Securities".


SELLER.....................  First Union National Bank, a national banking association having its main office in Avondale, Pennsylvania ("First Union -- Pennsylvania" or the "Seller"), has originated or acquired the Financed Student Loans and will sell them to the Trust. The Seller is an indirect subsidiary of First Union Corporation and an affiliate of the Master Servicer, the Administrator and First Union Capital Markets Corp.

MASTER SERVICER............  First Union National Bank, a separate national banking association having its main office in Charlotte, North Carolina ("First Union -- North Carolina"), as Master Servicer on behalf of the Trust (the "Master Servicer"), will service the Financed Student Loans pursuant to a Master Servicing Agreement to be dated as of July 1, 1997 (as amended and supplemented from time to time, the "Master Servicing Agreement") among the Trust, the Master Servicer, the Administrator and the Eligible Lender Trustee. First Union -- North Carolina is a subsidiary of First Union Corporation and an affiliate of the Seller and First Union Capital Markets Corp. The

                               Master Servicer intends to service the Financed Student Loans through one or more subservicers as described herein under "The Seller, the Master Servicer and the Administrator -- The Master Servicer and the Administrator".

ADMINISTRATOR..............  First Union -- North Carolina, as administrator
                               (the "Administrator") on behalf of the Trust pursuant to an Administration Agreement to be entered into (as amended and supplemented from time to time, the "Administration Agreement"), among the Administrator, the Trust and the Indenture Trustee.

ELIGIBLE LENDER TRUSTEE....  The First National Bank of Chicago, a national banking association, as eligible lender trustee (the "Eligible Lender Trustee") under the Trust Agreement dated as of July 1, 1997 (as amended and supplemented from time to time, the "Trust Agreement") between the Seller and the Eligible Lender Trustee pursuant to which the Eligible Lender Trustee acts as holder of legal title to the Financed Student Loans on behalf of the Trust. See "Formation of the Trust -- Eligible Lender Trustee".

INDENTURE TRUSTEE..........  Bankers Trust Company, a New York banking corporation, as indenture trustee (the "Indenture Trustee") under the Indenture to be dated as of July 1, 1997 (as amended and supplemented from time to time, the "Indenture") between the Trust and the Indenture Trustee.

TRANSACTION OVERVIEW;
  TRUST ASSETS.............  The Trust will issue the Notes pursuant to the
                               Indenture. The Trust will issue the Certificates representing undivided beneficial interests in the Trust pursuant to the Trust Agreement. The interests of the Certificateholders in the assets of the Trust will be subordinated to the interests of the Noteholders therein to the extent described under "Description of the Securities -- The Certificates -- Subordination of the Certificates."


                             The Notes will be secured by all of the assets of
                               the Trust, which will include (i) a pool of student loans (the "Financed Student Loans") made under the Federal Family Education Loan Program ("FFELP"), all of which are guaranteed as to the payment of principal and interest by certain guarantee agencies in an amount equal to 100% (or, for Financed Student Loans disbursed on or after October 1, 1993, 98%) of their principal balance, and insured in the full amount of such guarantee by the United States Department of Education in the event the guarantor fails to pay, which Financed Student Loans will be purchased by the Eligible Lender Trustee on behalf of the Trust from the Seller on or prior to the date of issuance of the Securities (the "Closing Date"), (ii) collections and other payments with respect to the Financed Student Loans and (iii) monies on deposit in certain trust accounts to be established (including the Collection Account and the Reserve Account). See "-- Assets of the Trust" below.


CREDIT ENHANCEMENT.........  The principal source of payments on the Notes and distributions on the Certificates will be payments received from or on behalf of borrowers, payments from Guarantors and the Department, and proceeds of the repurchase by the Seller, or purchase by the Master Servicer, of

                               Financed Student Loans. Additional credit enhancement is available, however, in the form of the Reserve Account described herein and excess interest payable on the Financed Student Loans to cover (a) losses or delays in payment due to delay in receiving payments from borrowers, Guarantors or the Department, (b) losses on Financed Student Loans (including those disbursed on or after October 1, 1993, as to which guarantees of Guarantors and the Department's insurance cover only 98% of the principal balance of the Financed Student Loans) and (c) certain other shortfalls described herein, in each case, to the extent such losses, delays or other shortfalls result in shortfalls in payments of interest on the Notes and the Certificates on any Distribution Date (or shortfalls of principal at final maturity, as defined herein).

PAYMENTS AND DISTRIBUTIONS:


A. DISTRIBUTION DATES......  Interest on and principal of each class of
                               Securities will be payable quarterly on or about the 25th day of each of January, April, July and October, commencing October 27, 1997 (each, a "Distribution Date"); provided, however, that no distributions in respect of principal of the Class A-2 Notes will be made until the Class A-1 Notes have been paid in full, and no distributions in respect of principal of the Certificates will be made until the Class A-2 Notes have been paid in full.


B. RECORD DATE.............  Payments in respect of the Securities will be payable to holders of record of the Notes (the "Noteholders") and to holders of record of the Certificates (the "Certificateholders" and, together with the Noteholders, the "Securityholders") as of the business day preceding each Distribution Date.

C. INTEREST................  Interest accrued on the Securities during each
                               Interest Period will be payable on the related Distribution Date. Interest will accrue on each class of Securities at a per annum rate equal to the lesser of (i) the daily weighted average of the T-Bill Rates within such Interest Period (determined as described under "Description of the Securities -- Determination of the T-Bill Rates") plus the applicable Margin and (ii) the Student Loan Rate (determined as described under "Description of the Securities -- The Notes").
                               The "Margin" will be      % for the Class A-1
                               Notes,      % for the Class A-2 Notes and      %
                               for the Certificates. Interest will be calculated on the basis of the actual number of days elapsed in each Interest Period divided by 365 (or 366 in the case of a leap year). Interest not paid on any Distribution Date will be carried forward and be payable, with interest accrued thereon at the rate borne by the respective Security, on the next Distribution Date.

                             The "Interest Period" with respect to any
                               Distribution Date means the period from the Closing Date, or from the most recent Distribution Date on which interest has been paid, to but excluding such current Distribution Date.

                             The T-Bill Rate will generally be adjusted weekly
                               on the calendar day following each auction of direct obligations of the United States with a maturity of 13 weeks ("91-day Treasury Bills") to equal the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) of the 91-day Treasury Bills sold at such auction. Notwithstanding the foregoing, (i) the T-Bill Rate in effect from the first day of the Interest Period, including the initial Interest Period, through the day of the first 91-day Treasury Bill auction on or after the first day of each Interest Period will be based on the results of the most recent 91-day Treasury Bill auction prior to such day and (ii) the T-Bill Rate will be subject to a lock-in period of six business days preceding each Distribution Date, during which the same T-Bill Rate will remain in effect from the first day of such period until the end of the Interest Period related to such Distribution Date. See "Description of the Securities -- Determination of the T-Bill Rates."

                             To the extent that the interest rate for a class of
                               Securities is based on the Student Loan Rate for any such Interest Period, the excess of (i) the amount of interest on such class of Securities calculated on the basis of the daily weighted average of the T-Bill Rates within such Interest Period plus the applicable Margin as described above over (ii) the amount of interest on such class of Securities actually accrued in respect of such Interest Period based on the Student Loan Rate will be paid (together with the unpaid portion of any such excess from prior Distribution Dates and interest accrued thereon at the daily weighted average of the T-Bill Rates within such Interest Period plus the applicable Margin as described above for such class of Securities) on such Distribution Date or any subsequent Distribution Date on a subordinated basis to the extent funds are allocated and available therefor after making all required prior allocations and distributions on such Distribution Dates, as described under "Description of the Transfer and Servicing Agreements -- Distributions." The payment of such amounts due to Certificateholders on any Distribution Date (such amount, the "Certificateholders' Interest Index Carryover") is further subordinated to the payment of such amounts due to the Noteholders on any Distribution Date (such amount, the "Noteholders' Interest Index Carryover"). To the extent funds are available therefor, the Certificateholders' Interest Index Carryover may be paid prior to the time that the Notes are paid in full. Noteholders' Interest Index Carryover and Certificateholders' Interest Index Carryover will continue to be so payable notwithstanding that the principal amount of the applicable class of Securities has been reduced to zero; provided that no such amounts will be payable after the final Distribution Date upon termination of the Trust. The ratings on the Securities do not address the likelihood of payment of any Noteholders' Interest Index Carryover or Certificateholders' Interest Index Carryover.

                             The "Student Loan Rate" for any Interest Period is
                               defined under "Description of the
                               Securities -- The Notes -- Distributions of
                               Interest." The Student Loan Rate for any Interest Period is a rate calculated generally on the basis of collections on the Financed Student Loans available or expected to be available to pay interest on the Securities after payment of certain expenses of the Trust for such Interest Period.

D. PRINCIPAL...............  Principal will be payable on each Distribution Date in an amount equal to the Principal Distribution Amount for such Distribution Date. The Principal Distribution Amount will be equal (i) with respect to the initial Distribution Date, to the amount by which the sum of the outstanding principal balance of the Notes and the Certificates exceeds the Adjusted Pool Balance for such Distribution Date and (ii) with respect to each subsequent Distribution Date, to the amount by which the Adjusted Pool Balance for the preceding Distribution Date exceeds the Adjusted Pool Balance for such Distribution Date. For this purpose, "Adjusted Pool Balance" means, for any Distribution Date, (a) if the Pool Balance as of the last day of the related Collection Period is greater than 40% of the Initial Pool Balance, the sum of such Pool Balance and the Specified Reserve Account Balance for such Distribution Date, or (b) if the Pool Balance as of the last day of the related Collection Period is less than or equal to 40% of the Initial Pool Balance, such Pool Balance. See "Description of the Transfer and Servicing
                               Agreements -- Distributions -- Distributions from Collection Account."

                             The Principal Distribution Amount will be applied
                               on each Distribution Date, first, to the principal balance of the Class A-1 Notes until such principal balance is reduced to zero, then to the principal balance of the Class A-2 Notes until such principal balance is reduced to zero and then to the principal balance of the Certificates until such principal balance is reduced to zero. See "Description of the Transfer and Servicing
                               Agreements -- Distributions -- Distributions from Collection Account."


                             "Collection Period" means each period of three
                               calendar months from and including the date next following the end of the preceding Collection Period (or, with respect to the first Collection Period, the period beginning on the day following the Cutoff Date and ending on September 30,
                               1997).



                             "Pool Balance" is defined under "Description of the
                               Transfer and Servicing
                               Agreements -- Distributions". The Pool Balance as of any date generally represents the aggregate principal balance of the Financed Student Loans at such date (including accrued interest thereon to the extent such interest will be capitalized upon commencement of repayment), after giving effect to all payments received by the Trust during such Collection Period allocable to principal and all losses realized on Financed Student Loans liquidated during such Collection Period.



E. PAYMENT PRIORITIES......  Pursuant to the Master Servicing Agreement, the
                               Administrator will instruct the Indenture Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on or about the 25th day of each month (the "Monthly Servicing Payment Date") to the payment of the Servicing Fee (as defined under "-- Transfer and Servicing Agreements" below) to the Master Servicer, and on each Distribution Date to the following (in the priority indicated):

                             (i) the Servicing Fee and all overdue Servicing
                               Fees to the Master Servicer;

                             (ii) the quarterly fee payable to the Administrator
                               and all overdue administration fees to the Administrator;

                             (iii) interest due to the Noteholders and all
                               overdue interest (other than the Noteholders' Interest Index Carryover) as described above under "-- Payments and
                               Distributions -- Interest";

                             (iv) interest due to the Certificateholders and all
                               overdue interest (other than the
                               Certificateholders' Interest Index Carryover) as described above under "-- Payments and Distributions -- Interest";

                             (v) principal payable to the Noteholders as
                               described above under "-- Payments and
                               Distributions -- Principal";

                             (vi) on each Distribution Date on and after which
                               the Notes are paid in full, principal
                               distributable to the Certificateholders as described above under "-- Payments and Distributions -- Principal";

                             (vii) the amount, if any, necessary to be deposited
                               in the Reserve Account to reinstate the balance thereof to the Specified Reserve Account Balance;

                             (viii) the aggregate unpaid amount of Noteholders'
                               Interest Index Carryover, if any, to the Noteholders;

                             (ix) the aggregate unpaid amount of
                               Certificateholders' Interest Index Carryover, if any, to the Certificateholders; and

                             (x) any remaining amounts after application of
                               clauses (i) through (ix) above to the Reserve Account.

                             Notwithstanding the foregoing, upon the occurrence
                               of the Event of Default under the Indenture, all amounts payable with respect to the Certificates will be subordinated to the payment of all amounts payable with respect to the Notes. See "Description of Transfer and Servicing
                               Agreements -- Distributions -- Distributions from Collection Account."


F. MATURITY DATES..........  The outstanding principal amount of the Class A-1
                               Notes, Class A-2 Notes and the Certificates is payable in full on the Class A-1 Final Maturity Date, the Class A-2 Final Maturity Date and the Certificate Final Payment Date, respectively. The "Class A-1 Final Maturity Date" is the July 2004 Distribution Date. The "Class A-2 Final Maturity Date" is the April 2010 Distribution Date, and the "Certificate Final Payment Date" is the January 2016 Distribution Date. Although the maturity of certain of the Financed Student Loans may extend beyond such maturity dates, the actual maturity of one or both classes of Notes and/or the Certificates could occur sooner than such dates as a result of a variety of factors, including as a result of (i) prepayments on the Financed Student Loans, (ii) accelerated payments of principal in respect of the Securities from amounts on deposit in the Reserve Account as described under "-- Assets of the Trust -- Reserve Account," (iii) the sale of the Financed Student Loans pursuant to an auction of the Financed Student Loans after the Pool Balance has been reduced to 10% or less of the Initial Pool

                               Balance as described below under "-- Auction of Trust Assets," or (iv) the exercise by the Seller of its option to repurchase the Financed Student Loans after the Pool Balance has been reduced to 5% or less of the Initial Pool Balance (as defined under "-- Assets of the Trust -- Collection Account -- Distributions from the Collection Account"). See "The Financed Student Loan Pool -- Maturity and Prepayment Assumptions". Because the actual rate and timing of payments of principal will depend on a number of factors, including the rate and timing of the payments on the Financed Student Loans, there can be no assurance of the actual rate or timing of such payments of principal.


AUCTION OF TRUST ASSETS....  Any Financed Student Loans remaining in the Trust as of the end of the Collection Period
                               immediately following the Distribution Date on which the Pool Balance is less than or equal to 10% of the Initial Pool Balance will be offered for sale by the Indenture Trustee as of the succeeding Distribution Date (the "Auction Distribution Date"). First Union -- North Carolina, its affiliates, and unrelated third parties may offer bids to purchase such Financed Student Loans as of such succeeding Distribution Date. If at least two bids are received, the Indenture Trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee will accept the highest of such remaining bids if it is equal to or in excess of the higher of the Minimum Purchase Amount and the fair market value of such Financed Student Loans as of the end of the Collection Period immediately preceding the Auction Distribution Date. If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the higher of the Minimum Purchase Amount and the fair market value of the Financed Student Loans, the Indenture Trustee will not consummate such sale. The Indenture Trustee may consult and, at the direction of the Seller, will be required to consult with a financial advisor, which may include either of the Underwriters or the Administrator, to determine if the fair market value of the Financed Student Loans has been offered. The net proceeds of any such sale will be used to pay the outstanding Trust Fees, to redeem any outstanding Notes and to retire any outstanding Certificates on such Auction Distribution Date. Any such sale will be made without representations or warranties by the Trust, and none of the Trust, the Noteholders or the Certificateholders will retain any continuing obligation to the purchaser of the Financed Student Loans.


                             If the sale is not consummated in accordance with
                               the procedures described above, the Indenture Trustee may, but shall not be under any obligation to, solicit bids for sale of the Financed Student Loans on future Distribution Dates upon terms similar to those described above. In the event the Financed Student Loans are not sold in accordance with the foregoing, on each subsequent Distribution Date, if the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all withdrawals therefrom on such Distribution Date, except withdrawals payable to the Seller other than as a Certificateholder) is in excess of the Specified Reserve

                               Account Balance for such Distribution Date, the Administrator will direct the Indenture Trustee to distribute the amount of such excess as accelerated payments of principal on the Notes and the Certificates. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the Auction Distribution Date or any subsequent Distribution Date.


                             "Minimum Purchase Amount" means an amount that
                               would be sufficient to (i) reduce the outstanding principal amount of each class of Notes then outstanding on such Distribution Date to zero,
                               (ii) pay to the Noteholders the Noteholders'
                               Interest Distribution Amount payable on such Distribution Date, (iii) reduce the Certificate Balance to zero, (iv) pay to the Certificateholders the Certificateholders'
                               Interest Distribution Amount payable on such Distribution Date, (v) pay to the Master Servicer and the Administrator the Servicing Fee and the Administration Fee, respectively, payable on such Distribution Date and (vi) pay the aggregate fees and expenses related to such auction. See "Description of the Transfer and Servicing Agreements -- Termination".


OPTIONAL PURCHASE..........  The Seller may repurchase all remaining Financed
                               Student Loans at a price equal to the aggregate Purchase Amounts for such Financed Student Loans, and thus effect the early retirement of the Securities, on any Distribution Date on or after which the Pool Balance is equal to 5% or less of the Initial Pool Balance. See "Description of the Transfer and Servicing
                               Agreements -- Termination".

ASSETS OF THE TRUST........  The assets of the Trust will include the following:


A. FINANCED STUDENT
LOANS......................  The Financed Student Loans will consist of education loans to students and/or parents of students ("Student Loans") made under the Federal Family Education Loan Program ("FFELP") and will include rights to receive payments made with respect to such Financed Student Loans and the proceeds thereof. On or prior to the Closing Date, the Seller will sell the Financed Student Loans having an aggregate principal balance, including previously accrued interest which has been or is expected to be capitalized (calculated as described herein) of approximately $389,996,706 as of the Cutoff Date to the Eligible Lender Trustee on behalf of the Trust pursuant to a Sale Agreement to be dated as July 1, 1997 (as amended and supplemented from time to time, the "Sale Agreement"), among the Seller, the Trust and the Eligible Lender Trustee. On the Closing Date, the aggregate initial principal of the Notes and the Certificates is 104% of the Initial Pool Balance. Payments on Financed Student Loans in excess of interest accrued on the Notes and the Certificates and other distributions required under "Description of Transfer and Servicing
                               Agreements -- Distributions -- Distributions from Collection Account" will be applied to principal of the Notes until the aggregate principal balance of the Notes and Certificates has been reduced to the Adjusted Pool Balance for such Distribution Date.


                             The Financed Student Loans were originated or
                               acquired by the Seller or an affiliate of the Seller and include only Student Loans that are guaranteed as to the payment of principal and interest by PHEAA,

                               NJHEAA, CSLF, NYSHESC and USAF (the
                               "Guarantors"), and are reinsured by the United States Department of Education (the "Department"). The Financed Student Loans have been selected from the Student Loans owned by the Seller based on the criteria specified in the Sale Agreement and described herein. Student Loans made prior to October 1, 1993 are 100% guaranteed by the applicable Guarantor. Student Loans made on or after October 1, 1993 are 98% guaranteed by the applicable Guarantor. All Student Loans are reinsured against default by the Department in the full amount of the Guarantor's guarantee. All references herein to the guarantee and reinsurance coverage with respect to the Financed Student Loans should be understood to mean either (i) such 100% guarantee and reinsurance coverage with respect to Financed Student Loans made prior to October 1, 1993 or
                               (ii) such 98% guarantee and reinsurance coverage with respect to Financed Student Loans made on or after October 1, 1993. As of the Cutoff Date, approximately 57.46% of the Financed Student Loans by principal balance were made on or after October 1, 1993.



                             As of the Cutoff Date, the weighted average
                               interest rate per annum of the Financed Student Loans was approximately 8.25% (based on the applicable interest rates as of the Cutoff Date) and the weighted average remaining term to scheduled maturity (exclusive of any future deferral or forbearance periods and assuming expected graduation dates and typical grace periods) of the Financed Student Loans was approximately 107.93 months. As of the Cutoff Date, approximately 55.94% of the Financed Student Loans by principal balance are guaranteed by PHEAA, 31.99% are guaranteed by NJHEAA, 7.06% are guaranteed by CSLF, 3.01% are guaranteed by NYSHESC and 2.01 % are guaranteed by USAF.



B. COLLECTION ACCOUNT......  The Administrator will establish in the name of the
                               Indenture Trustee one or more accounts into which all collections in respect of the Financed Student Loans will be required to be deposited. Pursuant to the Master Servicing Agreement, an account in the name of the Indenture Trustee (the "Collection Account") will be established and maintained by the Administrator and will be an asset of the Trust. The Master Servicer will be required to remit all collections received with respect to the Financed Student Loans within two business days of receipt thereof to the Administrator for deposit in the Collection Account. Similarly, the Eligible Lender Trustee will be required to remit Interest Subsidy Payments and Special Allowance Payments (each as defined under "The Federal Family Education Loan Program -- General") it receives with respect to the Financed Student Loans within two business days of receipt thereof to the Administrator for deposit in the Collection Account. If, however, the following conditions are satisfied as described herein, such collections received by the Master Servicer and the Eligible Lender Trustee will be remitted to the Administrator, who will not be required to deposit such amounts into the Collection Account until on or before the business day preceding each Distribution Date. For so long as the Administrator meets certain conditions (including that (i) the Rating Agencies have not downgraded or withdrawn their ratings of the Notes and Certificates and (ii) there exists no

                               Administrator Default), the Administrator will not be required to remit such amounts to the Collection Account until the business day preceding the Distribution Date on which distribution of such amounts is required, or on each Monthly Servicing Payment Date to the extent of the Servicing Fee payable on such date. If such conditions are not satisfied, however, the Master Servicer and Eligible Lender Trustee will be directed to remit such amounts directly to the Collection Account within two business days of receipt. See "Description of the Transfer and Servicing Agreements -- Payments on Financed Student Loans".



C. RESERVE ACCOUNT.........  Pursuant to the Master Servicing Agreement, an
                               account in the name of the Indenture Trustee (the "Reserve Account") will be established and maintained by the Administrator and will be an asset of the Trust. The Trust will make an initial deposit into the Reserve Account on the Closing Date of cash or certain eligible investments equal to $1,754,985 (the "Reserve Account Initial Deposit"). On the Closing Date, the Reserve Account Initial Deposit will equal the Specified Reserve Account Balance. The Reserve Account will be replenished as required on each Distribution Date by the deposit into the Reserve Account of certain amounts available therefor remaining after making all prior distributions on such date. See "Description of the Transfer and Servicing Agreements -- Distributions".



                             The "Specified Reserve Account Balance" with
                               respect to any Distribution Date will be equal to 0.45% of the Pool Balance as of the Cutoff Date (the "Initial Pool Balance"); provided, however, that in no event will such balance exceed the aggregate outstanding principal balance of the Notes and the Certificates. The "Initial Pool Balance" will equal $389,966,706. See "Description of the Transfer and Servicing Agreements -- Credit Enhancement -- Reserve Account".


                             Amounts on deposit in the Reserve Account will be
                               available on each Monthly Servicing Payment Date to cover any shortfalls in payments of the Servicing Fee, and on each Distribution Date to cover any shortfalls in payments of the Servicing Fee and the Administration Fee (such fees collectively, the "Trust Fees"), and interest payable in respect of the Notes and the Certificates (other than the Noteholders' Interest Index Carryover and the Certificateholders' Interest Index Carryover) for such Distribution Date for which funds otherwise available therefor for such Distribution Date are insufficient to make such payments and distributions. In addition, amounts on deposit in the Reserve Account will be available on the Class A-1 Maturity Date and the Class A-2 Maturity Date to cover any shortfalls in payments of the Noteholders' Principal Distribution Amount and interest accrued thereon, and on the final Distribution Date upon termination of the Trust to pay the Certificate Principal Distribution Amount and interest accrued thereon and any Noteholders' Interest Index Carryover or Certificateholders' Interest Index Carryover, in each case to the extent funds in the Collection Account available therefor on any such date are insufficient to make such payments and distributions. If the market value of securities and cash in the Reserve Account is on any Distribution Date is sufficient to pay the remaining principal amount of and interest accrued on the Notes and Certificates, and to pay any Noteholders' Interest Index Carryover and Certificateholders' Interest Index Carryover, such amount will be so applied on such Distribution Date.

                             Amounts in the Reserve Account on any Distribution
                               Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will generally be released to the Seller after the payment of any unpaid Noteholders' Interest Index Carryover and Certificateholders' Interest Index Carryover. The Seller's right to receive such amounts represents part of the consideration received in exchange for the sale of the Financed Student Loans to the Trust under the Sale Agreement. Notwithstanding the foregoing, in the event the Financed Student Loans are not sold pursuant to the auction process described under "Description of the Transfer and Servicing Agreements -- Termination" on or after the Auction Distribution Date, if the amount on deposit in the Reserve Account is greater than the Specified Reserve Account Balance, such excess will generally be distributed as accelerated payments of principal. See "Description of Transfer and Servicing Agreements -- Credit Enhancement -- Reserve Account."

                             The funding and maintenance of the Reserve Account
                               is intended to enhance the likelihood of timely payment of the interest payable in respect of the Notes and the Certificates (other than the Noteholders' Interest Index Carryover and the Certificateholders' Interest Index Carryover) and the ultimate payment of principal thereon. In certain circumstances, however, the Reserve Account could be depleted and shortfalls in distributions to the Noteholders or the Certificateholders could result.

D. TRANSFER AND SERVICING
  AGREEMENTS...............  Under the Sale Agreement, the Seller will sell the
                               Financed Student Loans to the Trust, with the Eligible Lender Trustee holding legal title thereto. In addition, under the Master Servicing Agreement, the Master Servicer will agree with the Trust to be responsible for servicing, managing, maintaining custody of and making collections on the Financed Student Loans. Subject to the terms and conditions described herein and in the Master Servicing Agreement, the Master Servicer intends to delegate certain of its obligations under the Master Servicing Agreement to one or more subservicers but no such delegation shall relieve the Master Servicer from its responsibilities to service the Financed Student Loans as if it alone were servicing the Financed Student Loans. The obligations of the Seller and the Master Servicer under the Sale Agreement and the Master Servicing Agreement include the following:

                             Under the Sale Agreement the Seller will be
                               obligated to repurchase, and under the Master Servicing Agreement the Master Servicer will be obligated to purchase, any Financed Student Loan if the interests of the Noteholders or the Certificateholders therein are materially adversely affected by a breach of any representation, warranty or covenant (including the Master Servicer's covenant to service all the Financed Student Loans in accordance with, and to otherwise comply with, applicable laws, restrictions and guidelines) made by the Seller or the Master Servicer, as the case may be, with respect to the Financed Student Loan, if the breach has not been cured following the discovery by or notice to the Seller or the Master Servicer, as the case may be, of the breach (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose). In addition, the Seller or the Master Servicer, as the case may be, will be obligated to reimburse the Trust with respect to a Financed Student Loan for any accrued interest amounts not guaranteed by a Guarantor due to, or any lost Interest Subsidy Payments or Special Allowance Payments as a result of, a breach of the Seller's representations and warranties or the Master Servicer's covenants, as the case may be, with respect to such Financed Student Loan.


                             The Master Servicer will receive a monthly fee (the
                               "Servicing Fee") payable on each Monthly
                               Servicing Payment Date equal to one-twelfth of the product of (i) 1.25% per annum and (ii) the Pool Balance as of the last day of the preceding calendar month, subject to certain adjustments, together with other administrative fees and similar charges. The Servicing Fee will be payable out of funds available therefor in the Collection Account and amounts on deposit in the Reserve Account on each Monthly Servicing Payment Date, commencing August 25, 1997.


                             Pursuant to the Master Servicing Agreement, the
                               Master Servicer will agree with the Trust to be responsible for, among other things, causing all appropriate claims forms and other documents and filings on behalf of the Eligible Lender Trustee to be prepared or filed with the Department in order to claim the Interest Subsidy Payments and Special Allowance Payments from the Department in respect of the Financed Student Loans entitled thereto, and preparing and providing quarterly and annual statements to the Administrator with respect to distributions to Noteholders and Certificateholders. See "Description of the Transfer and Servicing Agreements -- Servicing Procedures".

TAX CONSIDERATIONS.........  In the opinion of Cadwalader, Wickersham & Taft,
                               Federal tax counsel for the Trust, the Notes will be characterized as debt for federal income tax purposes. However, it should be noted that there is no specific statutory, regulatory or case law authority with respect to the characterization for federal income tax purposes of securities having the same terms as the Notes. Noteholders, by acceptance of a Note, will agree to treat such Note as indebtedness.

                             In the opinion of Federal tax counsel for the
                               Trust, for federal income tax purposes the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. The Certificateholders, by acceptance of Certificates, will agree to treat the Trust as a partnership in which they are partners.

                             In the opinion of Pepper, Hamilton & Scheetz,
                               Delaware tax counsel for the Trust, the same characterizations would apply for Delaware state income and franchise tax purposes as for federal income tax purposes and Noteholders and Certificateholders that are not otherwise subject to Delaware taxation on income will not become subject to Delaware tax as a result of their ownership of Notes or Certificates. However, there are no cases or rulings on similar transactions involving a trust that issues and debt and equity interests with terms similar to those of the Notes and Certificates.

                             The Trust will report income and expenses on an
                               accrual basis. Due to the allocation of Trust income to Certificateholders, cash basis Certificateholders may, in effect, be required to report their share of Trust income on an accrual basis. In addition, because tax allocations and tax reporting will be done on a uniform basis, but Certificateholders may be purchasing Certificates at different times and different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust. Therefore, such Certificateholders may be required to pay income taxes on such income without a corresponding distribution from the Trust before or at the time such income tax is due.


                             See "Material Federal Income Tax Consequences" and
                               "Certain State Tax Consequences" for additional information concerning the application of federal and state tax laws with respect to the Notes and the Certificates.


ERISA CONSIDERATIONS.......  The Notes.  A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
                               Section 4975 of the Internal Revenue Code of
                               1986, as amended (the "Code") (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of the Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. See "ERISA Considerations".

                             Subject to the conditions set forth herein under
                               "ERISA Considerations," the Notes may, in general, be purchased by or on behalf of a Plan.


                             The Certificates.  The Certificates may not be
                               acquired by, on behalf of, or with the assets of any Plan, and each purchaser of Certificates shall be deemed to have represented that it is neither a Plan, purchasing the Certificates on behalf of a Plan, nor using the assets of a Plan to purchase any of the Certificates.


RATING OF THE SECURITIES...  It is a condition to the issuance and sale of the
                               Notes and the Certificates that each class of Notes be rated in the highest investment rating category and that the Certificates be rated in one of the three highest investment rating categories by at least two nationally recognized rating agencies. The ratings do not address the likelihood of the payment of any Noteholders' Interest Index Carryover or Certificateholders' Interest Index Carryover. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. In addition, a rating does not address the likelihood or frequency of prepayments of the Financed Student Loans or the corresponding effect on yield to the Securityholders.

RISK FACTORS...............  Certain factors which investors should consider prior to making an investment in the Securities are set forth herein under "Risk Factors" beginning on page 18.

                                  RISK FACTORS

     The following risk factors should be considered carefully in addition to the other information contained in this Prospectus before purchasing the Securities offered hereby.

LIMITED LIQUIDITY OF SECURITIES

     The Securities will not be listed on any national securities exchange. There is currently no secondary market for the Securities. The Underwriters currently intend to make a market in the Securities, but none has any obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that it will continue for the life of the Securities.

LIMITED ASSETS OF TRUST


     The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Financed Student Loans (and the related Guarantee Agreements), the Collection Account and the Reserve Account. The Notes represent obligations solely of the Trust, and the Certificates represent interests solely in the Trust and its assets, and neither the Notes nor the Certificates will be insured or guaranteed by the Seller, the Master Servicer, the Administrator, the Guarantors, the Eligible Lender Trustee or the Department. Consequently, holders of the Notes and the Certificates must rely for repayment upon payments with respect to the Financed Student Loans and, if and to the extent available under the circumstances described herein, amounts on deposit in the Reserve Account. Amounts to be deposited in the Reserve Account are limited in amount and will be reduced, subject to a specified minimum, as the Pool Balance is reduced. If the Reserve Account is exhausted, the Trust will depend solely on payments with respect to the Financed Student Loans to make payments on the Notes and distributions on the Certificates. See "Description of the Transfer and Servicing Agreements -- Distributions" and
"-- Credit Enhancement".


INITIAL PRINCIPAL BALANCE OF SECURITIES EXCEEDS AGGREGATE INITIAL PRINCIPAL BALANCE OF FINANCED STUDENT LOANS


     On the Closing Date, the aggregate initial principal of the Notes and the Certificates is 104% of the Initial Pool Balance. Because the actual rate and timing of payments of principal will depend on a number of factors, including the rate and timing of the payments on the Financed Student Loans, there can be no assurance of the actual rate or timing of such payments of principal. As a result, if an Event of Default should occur under the Indenture or an Insolvency Event should occur and the Financed Student Loans were liquidated at a time when the outstanding principal amount of the Notes and the Certificates exceeded the sum of the Pool Balance and amounts on deposit in the Reserve Account, such Financed Student Loans would likely have to be liquidated at a premium for Certificateholders and, in some circumstances, Noteholders not to suffer a loss. Moreover, Noteholders and Certificateholders will have to rely on accelerated payments of principal, if any, from interest payments in excess of the interest payable on the Securities to reduce the balance of the Securities to the Pool Balance.


SUBORDINATION OF CERTIFICATES TO NOTES

     The interests of Certificateholders in the assets of the Trust will be subordinated to the interests of the Noteholders to the extent described herein. Payments of interest on the Certificates will be subordinated to payments of interest on the Notes and payments of principal of the Certificates will be subordinated until the full payment of the principal of the Notes. In addition, upon the occurrence of the Event of Default under the Indenture, all amounts payable with respect to the Certificates will be subordinated to the payment of all amounts payable with respect to the Notes. If amounts otherwise allocable to the Certificates are used to fund payments on the Notes, distributions with respect to the Certificates may be delayed or reduced. The Certificateholders bear directly the credit and other risks associated with an undivided interest in the Trust. See "Description of the Securities -- The
Certificates -- Subordination of the Certificates", "Description of the Transfer and Servicing Agreements -- Distributions".

VARIABILITY OF ACTUAL CASH FLOWS


     Amounts received with respect to the Financed Student Loans for a particular Collection Period may vary greatly in both timing and amount from the payments actually due on the Financed Student Loans as of such Collection Period for a variety of economic, social and other factors, including both individual factors, such as additional periods of Deferral or Forbearance prior to or after a borrower's commencement of repayment and the borrower's selection of a repayment option (which may include interest only payments for certain periods), and general factors, such as a general economic downturn which could increase the amount of defaulted Student Loans. As of July 1, 1995, lenders are required to offer borrowers a choice among standard, graduated and income-sensitive repayment schedules. If a borrower fails to elect a particular repayment schedule or fails to submit the documentation necessary for the option the borrower chooses, the standard repayment schedule will be used. Additional periods of Deferral or Forbearance may occur after a borrower has commenced repayment under certain conditions when the student has returned to an eligible educational institution on a full time (or, in certain cases, half time) basis, or when the student is a member of the Armed Forces or a volunteer under the Peace Corps Act or the Domestic Volunteer Service Act of 1973, or when the borrower is temporarily or totally disabled, or periods during which the borrower may defer principal payments because of temporary financial hardship. For new borrowers to whom loans are first disbursed on or after July 1, 1993, payment of principal may be deferred only while the Borrower is at least a half-time student, or when the borrower is seeking but unable to find full-time employment, or when for any reason the lender determines that payment of principal will cause the borrower economic hardship. See "The Federal Family Education Loan Program -- Stafford Loans." Failures by borrowers to pay timely the principal and interest on the Financed Student Loans will affect the amount of funds available for distribution on a Distribution Date, which may reduce the amount of principal and interest paid to the Securityholders on such Distribution Date. In addition, because the funds available for distribution on any Distribution Date include Interest Subsidy Payments and Special Allowance Payments on the Financed Student Loans that are received during that Collection Period (and which accrued during the prior Collection Period) but the Student Loan Rate is based on the amount of Interest Subsidy Payments and Special Allowance Payments that have accrued during such Collection Period, a significant increase in the amount of such payments being made by the Department in respect of the Financed Student Loans from one Collection Period to the next (as a result, for example, of a significant increase in prevailing interest rates) could result in a temporary shortfall in the funds available for distribution for the given Distribution Date. In addition, the failure of a Guarantor to timely meet its guarantee obligations with respect to the Financed Student Loans could also reduce the amount of funds available for distribution on a given Distribution Date. The effect of such factors, including the effect on a Guarantor's ability to meet its guarantee obligations with respect to the Financed Student Loans, or the Trust's ability to pay principal and interest with respect to the Securities, is impossible to predict.


BASIS RISK

     Although the interest rate on the Notes and the Certificates is generally based on the T-Bill Rate and the Student Loan Rate is generally also based on the T-Bill Rate, it is nevertheless possible that a positive spread may not exist between (a) the Student Loan Rate calculated with respect to one or both classes of Notes or the Certificates and (b) the interest rate on each class of Notes and the Certificates based on the T-Bill Rate. This may occur, among other reasons, because interest rates generally adjust weekly on the Notes and Certificates and adjust less frequently on the Student Loans. Accordingly, in a sharply rising interest rate environment, the Student Loan Rate may not rise as rapidly as the rise in the interest rate on the Notes and Certificates based on the T-Bill Rate and such positive spread may be temporarily reduced or eliminated. If the interest rate on either class of Notes or the Certificates based on the T-Bill Rate exceeds the Student Loan Rate for any Interest Period, then interest will accrue on such class of Notes or the Certificates, as applicable, at the Student Loan Rate and the remainder of the amount so accrued at the T-Bill Rate will be carried forward as Noteholder's Interest Index Carryover or Certificateholders' Interest

Index Carryover and will be paid on that Distribution Date or on any succeeding Distribution Date to the extent funds are allocated and available therefor after making all required prior distributions and deposits with respect to such date. Payment of such amounts, however, will not be covered, in the case of the Notes, by amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) or by subordination of distributions in respect of the Certificates (although distributions of any Certificateholders' Interest Index Carryover will be subordinated to payment of any Noteholders' Interest Index Carryover) and, in the case of the Certificates, by amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance, subject to certain limitations). See "Description of the Transfer and Servicing Agreements -- Distributions." To the extent not paid in full on the Distribution Date when the related principal balance is paid in full, the obligation to pay any such Noteholders' Interest Index Carryover and Certificateholders' Interest Index Carryover will be extinguished.

BORROWER DEFAULT RISK ON CERTAIN FINANCED STUDENT LOANS


     Under the Omnibus Budget Reconciliation Act of 1993, Student Loans first disbursed on or after October 1, 1993, are 98% insured by Guarantors. As a result, to the extent a borrower of such a Student Loan defaults, the Trust will experience a loss of 2% of outstanding principal and accrued interest on each such Student Loan. To the extent excess interest received on other Financed Student Loans and the amount on deposit in the Reserve Fund are insufficient to cover such loss, it may be borne initially by the Certificates to the extent of the outstanding Certificate Balance, and then by the Notes to the extent of the respective principal balances thereof. A defaulted loan will be fully assigned to the applicable Guarantor in exchange for a guarantee payment on the 98% guaranteed portion and the Trust may have no right thereafter to pursue the borrower for the 2% unguaranteed portion. Student Loans continue to be 100% guaranteed in the event of death, disability or bankruptcy of the borrower regardless of disbursement date. As of the Cutoff Date, approximately 57.46% of the Financed Student Loans by principal balance were made on or after October 1, 1993.


DEPENDENCE ON GUARANTORS AS SECURITY FOR FINANCED STUDENT LOANS

     The Higher Education Act of 1965, as amended (such act, together with all rules and regulations promulgated thereunder by the Department, the "Higher Education Act") requires all Financed Student Loans to be unsecured. As a result, the only security for payment of the Financed Student Loans are the guaranties provided under the Guarantee Agreements between the Eligible Lender Trustee and the Guarantors. A deterioration in the financial status of the Guarantors and their ability to honor guarantee claims with respect to the Financed Student Loans could result in a delay in making or a failure to make Guarantee Payments to the Eligible Lender Trustee. Failures by borrowers of Student Loans generally to pay timely the principal and interest due on such Student Loans could obligate the Guarantors to make payments thereon, which could adversely affect the solvency of the Guarantors and their ability to meet their guarantee obligations (including with respect to the Financed Student Loans). Moreover, to the extent reimbursement claims paid by the Department to a Guarantor in respect of defaulting Student Loans for any fiscal year equal or exceed 5% of the aggregate original principal amount of FFELP loans guaranteed by such Guarantor that are in repayment on the last day of the prior fiscal year, the Department's obligation to reimburse the Guarantor for losses will be reduced on a sliding scale from 100% (98% for loans made on or after October 1, 1993) to a minimum of 80% (78% for loans made on or after October 1, 1993), in the event such Guarantor's claims experience equals or exceeds 9%. See "The Federal Family Education Loan Program -- Insurance and Reinsurance of Guarantors".

     Pursuant to the 1992 Amendments, under Section 432(o) of the Higher Education Act, if the Department has determined that a Guarantor is unable to meet its insurance obligations, the loan holder may submit claims directly to the Department and the Department is required to pay the full Guarantee Payment due with respect thereto in accordance with guarantee claim processing standards no more stringent than those applied by such Guarantor. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon the Department making the determination referred to above. There can be no assurance that the Department would ever make such a determination with respect to a Guarantor or, if such a determination were made, whether such determination or the ultimate payment of such guarantee claims would be made in a timely manner.

RISK OF LOSS OF GUARANTOR AND DEPARTMENT PAYMENTS FOR FAILURE TO COMPLY WITH LOAN ORIGINATION AND SERVICING PROCEDURES FOR STUDENT LOANS

     The Higher Education Act, including the implementing regulations thereunder, requires lenders and their assignees making and servicing Student Loans that are reinsured by the Department and guarantors guaranteeing Student Loans to follow specified procedures, including due diligence procedures, to ensure that the Student Loans are properly made and disbursed to, and repaid on a timely basis by or on behalf of, borrowers. Certain of those procedures, which are specifically set forth in the Higher Education Act, are summarized herein. See "The Federal Family Education Loan Program" and "Description of the Transfer and Servicing Agreements -- Servicing Procedures". The Master Servicer has agreed pursuant to the Master Servicing Agreement to perform servicing and collection procedures on behalf of the Trust in accordance with the Higher Education Act and the rules and regulations promulgated thereunder. However, failure to follow these procedures or failure of the Seller to follow procedures relating to the origination of any Financed Student Loans may result in the Department's refusal to make reinsurance payments to the Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to such Financed Student Loans or in the Guarantors' refusal to honor their agreements with the Eligible Lender Trustee to, inter alia, guarantee the payment of such Financed Student Loans (each such agreement, a "Guarantee Agreement"). Failure of the Guarantors to receive reinsurance payments from the Department could adversely affect the Guarantors' ability or legal obligation to make payments under the Guarantee Agreements ("Guarantee Payments") to the Eligible Lender Trustee. Loss of any such Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the Trust's ability to pay principal and interest on the Notes and the Certificates.

     Pursuant to the Sale Agreement the Seller is obligated to repurchase, or pursuant to the Master Servicing Agreement the Master Servicer is obligated to purchase, any Financed Student Loan if a breach of the representations, warranties or covenants of the Seller or the Master Servicer, as the case may be, with respect to such Financed Student Loan has a material adverse effect on the interests of the Noteholders or the Certificateholders therein and such breach is not cured within any applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loans will not be considered to have such a material adverse effect). In addition, under certain circumstances pursuant to the Sale Agreement, the Seller or, pursuant to the Master Servicing Agreement, the Master Servicer, as the case may be, is obligated to reimburse the Trust with respect to a Financed Student Loan for any accrued interest amounts not guaranteed by a Guarantor due to, or any lost Interest Subsidy Payments and Special Allowance Payments as a result of, a breach of the Seller's representations and warranties or the Master Servicer's covenants, as the case may be, with respect to such Financed Student Loan. See "Description of the Transfer and Servicing Agreements -- Sale of Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants". There can be no assurance, however, that the Seller or the Master Servicer will have the financial resources to do so. The failure of the Seller to so repurchase or the Master Servicer to so purchase a Financed Student Loan would constitute a breach of the Sale Agreement or the Master Servicing Agreement, as applicable, enforceable by the Eligible Lender Trustee on behalf of the Trust or by the Indenture Trustee on behalf of the Noteholders, but would not constitute an Event of Default under the Indenture or permit the exercise of remedies thereunder.

CHANGES IN LEGISLATION MAY ADVERSELY AFFECT FINANCED STUDENT LOANS AND
GUARANTORS

     There can be no assurance that the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described in this Prospectus and the Student Loans made thereunder, including the Financed Student Loans, or the Guarantors. In addition, existing legislation and future measures to reduce the federal budget deficit or for other purposes may adversely affect the amount and nature of federal financial assistance available with respect to these programs. In recent years, federal budget legislation has provided for the recovery of certain funds held by guarantee agencies in order to achieve reductions in federal spending. There can be no assurance, however, that future federal budget legislation or administrative actions will not adversely affect expenditures by the Department or the financial condition of the Guarantors.

     Under the Omnibus Budget Reconciliation Act of 1993, Congress made a number of changes that may adversely affect the financial condition of the Guarantors, as such changes reduce certain financial benefits previously enjoyed by Guarantors and give the Department broad powers over Guarantors and their reserves. See "The Federal Family Education Loan Program -- Legislative and Administrative Matters" for a more detailed description of the impact of such legislation on Guarantors. The changes create a significant risk that the resources available to the Guarantors to meet their guarantee obligations will be significantly reduced. In addition, this legislation greatly expands the loan volume under the direct lending program of the Department (the "Federal Direct Student Loan Program") to a minimum of approximately 60% of student loan demand in academic year 1998-1999, which could result in increasing reductions in the volume of loans made under the FFELP. Under the Federal Direct Student Loan Program, the Department directly originates and holds student loans without the involvement of private lenders. Such volume reductions could further reduce revenues received by the Guarantors available to pay claims on defaulted Financed Student Loans. Finally, the level of competition currently in existence in the secondary market for loans made under the FFELP could be reduced, resulting in fewer potential buyers of the Financed Student Loans and lower prices available in the secondary market for those loans.

INABILITY OF INDENTURE TRUSTEE TO LIQUIDATE FINANCED STUDENT LOANS

     If an Event of Default occurs under the Indenture, subject to certain conditions, the Indenture Trustee is authorized, without the consent of the Certificateholders, to sell the Financed Student Loans. There can be no assurance, however, that the Indenture Trustee will be able to find a purchaser for the Financed Student Loans in a timely manner or that the market value of such Financed Student Loans would, at any time, be equal to the aggregate outstanding principal amount of the Securities and accrued interest thereon. If the net proceeds of any such sale, together with amounts then on deposit in the Reserve Account, do not exceed the aggregate outstanding principal amount of Notes and accrued interest thereon, the Noteholders will suffer a loss. In such circumstances, the Certificateholders would not be entitled to receive any portion of such proceeds. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be so distributed. Therefore, the failure to pay principal on the Notes may not result in the occurrence of an Event of Default until the Class A-1 Final Maturity Date, in the case of the Class A-1 Notes, or the Class A-2 Final Maturity Date, in the case of the Class A-2 Notes. See "Description of the Transfer and Servicing Agreements -- Credit Enhancement".

FAILURE TO COMPLY WITH INTERIM FINAL THIRD-PARTY SERVICER REGULATIONS MAY ADVERSELY AFFECT LOAN SERVICING

     On November 29, 1994, the Secretary of the Department of Education (the "Secretary") published final regulations amending the FFELP regulations. These regulations, among other things, establish requirements governing contracts between holders of Student Loans and third-party servicers, establish standards of administrative and financial responsibility for third-party servicers that administer any aspect of a guarantee agency's or lender's participation in the FFELP, and establish sanctions for third-party servicers.

     Under these regulations, a third-party servicer (such as the Master Servicer) is jointly and severally liable with its client lenders for liabilities to the Department arising from the servicer's violation of applicable requirements. In addition, if the servicer fails to meet standards of financial responsibility or administrative capability included in the new regulations, or violates other FFELP requirements, the new regulations authorize the Department to fine the servicer and/or limit, suspend, or terminate the servicer's eligibility to contract to service FFELP loans. The effect of such a limitation or termination on the servicer's eligibility to service loans already on its system, or to accept new loans for servicing under existing contracts, is unclear. There can be no assurance that the Master Servicer will not be fined or held liable by the Department for liabilities arising out of its FFELP activities for the Trust or other client lenders, or that its eligibility will not be limited, suspended, or terminated in the future. If the Master Servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the Financed Student Loans and to satisfy its obligation to purchase loans with respect to which it breaches its representations, warranties or covenants under the Master Servicing Agreement could be adversely affected. However, in the event of a termination of eligibility, the Master Servicing Agreement provides for the removal of the Master Servicer and the appointment of a successor Master Servicer.

INSOLVENCY RISK OF SELLER

     The Seller intends that the transfer of the Financed Student Loans by it to the Eligible Lender Trustee on behalf of the Trust under the Sale Agreement constitutes a valid sale and assignment of such Financed Student Loans. However, although unlikely, a court could treat the transfer of the Financed Student Loans to the Eligible Lender Trustee as an assignment of collateral as security for the benefit of the Noteholders and the Certificateholders. If the transfer of the Financed Student Loans to the Eligible Lender Trustee is deemed to create a security interest therein, a tax or government lien on property of the Seller arising before the Financed Student Loans came into existence may have priority over the Eligible Lender Trustee's interest in such Financed Student Loans and, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed receiver or conservator of the Seller, the FDIC's administrative expenses may also have priority over the Eligible Lender Trustee's interest in such Financed Student Loans. In the event that the Seller becomes insolvent or is in an unsound condition or if certain other circumstances occur, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers which the FDIC could exercise if it were appointed as receiver or conservator of the Seller. Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as a receiver or conservator for the Seller, would not interfere with the timely transfer to the Trust of collections with respect to the Financed Student Loans. To the extent that the transfer of the Financed Student Loans is deemed to create a security interest, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, based upon opinions and statements of policy issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance and payments to the Trust with respect to the Financed Student Loans should not be subject to stay or to recovery by the FDIC as receiver or conservator of the Seller. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA may be asserted by the FDIC, and thereby possibly result in delays and reductions in payments on the Notes and the Certificates. In addition, if the FDIC were to require the Indenture Trustee or the Eligible Lender Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Notes and the Certificates and possible reductions in the amount of those payments could occur. See "Certain Legal Aspects of the Financed Student Loans".

CUSTODIAL RISK OF MASTER SERVICER

     Pursuant to the Master Servicing Agreement, the Master Servicer as custodian on behalf of the Trust will have the responsibility to maintain custody of the promissory notes evidencing the Financed Student Loans following the sale of the Financed Student Loans to the Eligible Lender Trustee. Although the accounts of the Seller will be marked to indicate the sale and although the Seller will cause UCC financing statements to be filed with the appropriate authorities, the Financed Student Loans will not be physically segregated, stamped or otherwise marked to indicate that such Financed Student Loans have been sold to the Eligible Lender Trustee. If, through inadvertence or otherwise, any of the Financed Student Loans were sold to another party, or a security interest therein were granted to another party, that purchased (or took such security interest in) any of such Financed Student Loans in the ordinary course of its business and took possession of such Financed Student Loans, then the purchaser (or secured party) would acquire an interest in the Financed Student Loans superior to the interest of the Eligible Lender Trustee if the purchaser (or secured party) acquired such Financial Student Loans without knowledge of the Eligible Lender Trustee's interest. See "Description of the Transfer and Servicing Agreements -- Sale of Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants".

INSOLVENCY RISK OF MASTER SERVICER OR ADMINISTRATOR

     In the event of a Master Servicer Default or an Administrator Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the Master Servicer or the Administrator, a court, conservator, receiver or liquidator may have the power to prevent either the Indenture Trustee or the Noteholders from appointing a successor Master Servicer or Administrator, as the case may be, and delays in (a) collections in respect of the Financed Student Loans and (b) recovery of payments held by the Administrator prior to their deposit into the Collection Account may occur. See "Description of the Transfer and Servicing Agreements -- Rights Upon Master Servicer Default and Administrator Default" and "-- Payments on Financed Student Loans".

COMMINGLING RISK OF CONSOLIDATION OF FEDERAL BENEFIT BILLINGS AND RECEIPTS WITH OTHER TRUSTS

     Due to a Department policy limiting the granting of new lender identification numbers, the Eligible Lender Trustee will be allowed under the Trust Agreement to permit trusts, other than the Trust, established by the Seller to securitize Student Loans, to use the Department lender identification number applicable to the Trust. No such trusts currently exist, but such trusts could be formed in the future. In that event, the billings submitted to the Department for Interest Subsidy and Special Allowance Payments on loans in the Trust would be consolidated with the billings for such payments for Student Loans in other trusts using the same lender identification number and payments on such billings would be made by the Department in lump sum form. Such lump sum payments would then be allocated among the various trusts using the lender identification number.

     In addition, the sharing of the lender identification number by the Trust with other trusts may result in the receipt of claim payments by guarantors in lump sum form. In that event, such payments would be allocated among the trusts in a manner similar to the allocation process for Interest Subsidy and Special Allowance Payments.

     The Department regards the Eligible Lender Trustee as the party primarily responsible to the Department for any liabilities owed to the Department or guarantors resulting from the Eligible Lender Trustee's activities in the FFELP. As a result, if the Department or a guarantor were to determine that the Eligible Lender Trustee owes a liability to the Department or a guarantor on any Student Loan for which the Eligible Lender Trustee is or was legal titleholder, including loans held in the Trust or other trusts, the Department or guarantor might seek to collect that liability by offset against payments due the Eligible Lender Trustee under the Trust. In the event that the Department or a guarantor determines such a liability exists in connection with a trust using the shared lender identification number, the Department or a guarantor would be likely to collect that liability by offset against amounts due the Eligible Lender Trustee under the shared lender identification number, including amounts owed in connection with the Trust. Loss of any Interest Subsidy Payments or Special Allowance Payments as a result of any such offset could adversely affect the Trust's ability to pay principal and interest on the Notes and the Certificates.

     In addition, other trusts using the shared lender identification number may in a given quarter incur origination fees that exceed the Interest Subsidy and Special Allowance Payments payable by the Department on the loans in such other trusts, resulting in the consolidated payment from the Department received by the Eligible Lender Trustee under such lender identification number for that quarter equaling an amount that is less than the amount owed by the Department on the loans in the Trust for that quarter.

     The Trust Agreement for the Trust and the trust agreement for other trusts established by the Seller which share the lender identification number to be used by the Trust (the Trust and such other trusts, collectively, the "Seller Trusts") may require a Seller Trust (including the Trust) to indemnify the other

Seller Trusts for a shortfall or an offset by the Department or a guarantor arising from the Student Loans held by the Eligible Lender Trustee on such trust's behalf.

PREPAYMENT, MATURITY AND YIELD RISKS

     All the Financed Student Loans are prepayable at any time without premium or penalty. For this purpose the term "prepayments" includes prepayments in full or in part (including in the event a Financed Student Loan is consolidated with other Student Loans as a Consolidation Loan) and liquidations due to default (including receipt of Guarantee Payments). The rate of prepayments on the Financed Student Loans may be influenced by a variety of economic, social and other factors affecting borrowers, including (a) factors which may increase voluntary prepayment such as the occurrence of consolidations or the availability of attractive alternative financing programs as a result of the availability of low fixed rates or the improvement in the individual credit rating of a borrower and (b) factors which may affect the rate of defaults, such as a general economic downturn affecting a large segment of the population. In addition, under certain circumstances, the Seller will be obligated to repurchase or the Master Servicer will be obligated to purchase Financed Student Loans from the Trust pursuant to the Sale Agreement or the Master Servicing Agreement, respectively, as a result of breaches of their respective representations, warranties or covenants. See "Description of the Transfer and Servicing Agreements -- Sale of Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants". Moreover, to the extent borrowers of Financed Student Loans elect to borrow Consolidation Loans with respect to such Financed Student Loans, Noteholders (and after the Notes have been paid in full, Certificateholders) will collectively receive as a prepayment of principal the aggregate principal amount of such Financed Student Loans. There can be no assurance that borrowers with Financed Student Loans will not seek to obtain Consolidation Loans with respect to such Financed Student Loans. See "The Federal Family Education Loan Program -- The Consolidation Loan Program" and "The Financed Student Loan Pool -- Maturity and Prepayment Assumptions".

     The Consolidation Loan program provides borrowers with the opportunity to consolidate outstanding student loans at interest rates below, and income-contingent repayment terms that some borrowers may find preferable to, those that would be available from the Seller on a loan originated by the Seller under the Consolidation Loan program. The availability of such lower-rate, income-contingent loans may increase the likelihood that a Financed Student Loan in the Trust will be prepaid through the issuance of a Consolidation Loan. The volume of existing loans that may be prepaid in this fashion is not determinable at this time.

     On the other hand, scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods, Deferral Periods and, under certain circumstances, Forbearance Periods (each as defined under "The Federal Family Education Loan Program -- The Stafford Loans"). In addition, the stated maturity of certain of the Financed Student Loans may occur beyond the Final Maturity Date. See "The Financed Student Loan Pool -- Maturity and Prepayment Assumptions". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be borne entirely by the Noteholders and the Certificateholders.


     Any Financed Student Loans remaining in the Trust on or after the Auction Distribution Date will be offered for sale by the Indenture Trustee. If acceptable bids to purchase such Financed Student Loans on the Auction Distribution Date are received, as described herein, the proceeds of the sale will be applied on the Auction Distribution Date to redeem any outstanding Notes and to retire any outstanding Certificates on such date. In addition, if acceptable bids to purchase such Financed Student Loans on the Auction Distribution Date are not received, the sale of such Financed Student Loans may occur on a subsequent Distribution Date, as described herein, and applied on such date to redeem any outstanding Notes and retire any outstanding Certificates. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on the Auction Distribution Date or any subsequent Distribution Date. See "Description of the Transfer and Servicing Agreement -- Termination". See also "Description of the Transfer and Servicing Agreements" -- "Insolvency Event" regarding the sale of the Financed Student Loans if an Insolvency Event occurs and "-- Termination" regarding the Seller's option to purchase the Financed Student Loans when the Pool Balance is less than or equal to 5% of the Initial Pool Balance.

     Any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be borne entirely by the Securityholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time Securityholders receive payments from the Trust than such interest rates and such spread would otherwise have been had such prepayments not been made or had such prepayments been made at a different time. The yield on the Notes and Certificates may also be reduced by the discharge of any Noteholders' Interest Index Carryover and Certificateholders' Interest Index Carryover remaining after distribution of all Available Funds and amounts available in the Reserve Account on the respective final maturity dates of the Notes and Certificates.

     Holders of Securities should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Financed Student Loans could result in an actual yield that is less than the anticipated yield and, in the case of Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Financed Student Loans could result in an actual yield that is less than the anticipated yield.

PREPAYMENT RISKS DIFFER BETWEEN THE NOTES AND THE CERTIFICATES

     Because the Class A-2 Noteholders will receive no payments of principal until the Class A-1 Notes have been paid in full, and the Certificateholders will receive no payments of principal until the Class A-2 Notes have been paid in full, the Class A-1 Notes and, to a lesser extent, the Class A-2 Notes bear relatively greater risk than do the Certificates of an increased rate of principal repayments with respect to the Financed Student Loans (whether as a result of voluntary prepayments, Consolidation Loans or liquidations due to default or breach). On the other hand, Certificateholders and, to a lesser extent, the Class A-2 Noteholders bear a greater risk of loss of principal than do Class A-1 Noteholders in the event of a shortfall in Available Funds and amounts on deposit in the Reserve Account because the Certificates do not receive principal distributions from Available Funds until the Class A-2 Notes are paid in full and the Class A-2 Notes do not receive principal distributions until the Class A-1 Notes are paid in full.

NOTEHOLDERS' RIGHT TO CONTROL UPON CERTAIN DEFAULTS

     In the event a Master Servicer Default or an Administrator Default occurs, the Indenture Trustee or the Noteholders, as described under "Description of the Transfer and Servicing Agreements -- Rights upon Master Servicer Default and Administrator Default", may remove the Master Servicer or the Administrator, as the case may be, without the consent of the Eligible Lender Trustee or any of the Certificateholders. Moreover, only the Indenture Trustee or the Noteholders, and not the Eligible Lender Trustee or the Certificateholders, have the ability to remove the Master Servicer or the Administrator, as the case may be, if a Master Servicer Default or an Administrator Default occurs. In addition, the Noteholders have the ability, with certain specified exceptions, to waive defaults by the Master Servicer and the Administrator, including defaults that could materially adversely affect the Certificateholders. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Defaults".

LIMITATIONS ON CREDIT RATINGS OF THE SECURITIES

     It is a condition to the issuance and sale of each class of the Notes and of the Certificates that the Notes be rated in the highest investment rating category and that the Certificates be rated in one of the three highest investment rating categories by at least two nationally recognized Rating Agencies. A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the ultimate payment of principal of and interest on the Securities pursuant to their terms. However, the Rating Agencies do not evaluate, and the ratings of the Securities do not address, the likelihood of payment of the Noteholders' Interest Index Carryover or the Certificateholders' Interest Index Carryover. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

BOOK-ENTRY REGISTRATION -- BENEFICIAL OWNERS NOT RECOGNIZED BY TRUST

     The Class A-1 Notes, the Class A-2 Notes and the Certificates will each be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the holders of such Securities or their nominees. Because of this, unless and until Definitive Securities are issued, holders of such Securities will not be recognized by the Indenture Trustee or the Eligible Lender Trustee as "Noteholders" or "Certificateholders", as the case may be (as such terms are used in the Indenture and the Trust Agreement, respectively). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC, Cedel or Euroclear and their respective participating organizations. See "Description of the Securities -- Book-Entry Registration" and "-- Definitive Securities".

GEOGRAPHIC CONCENTRATION


     Approximately 39.30% and 30.41% by principal balance of the Financed Student Loans have borrowers with permanent billing addresses located in Pennsylvania and New Jersey, respectively. Consequently, a material deterioration in general economic conditions in those states could result in an increased level of delinquencies and/or defaults from such borrowers requiring increased default claims to be paid by the Guarantors. In such circumstances, Securityholders could experience delays in receiving payments or, if default claims increase significantly, could receive accelerated payments.


                             FORMATION OF THE TRUST

THE TRUST

     First Union Student Loan Trust 1997-1 is a business trust to be formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus. The Trust will not engage in any activity other than (i) acquiring, holding and managing the Financed Student Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates and the Notes, (iii) making payments thereon and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.


     The Trust will be initially capitalized with equity of $14,195,880 excluding amounts deposited in the Reserve Account by the Trust on the Closing Date, representing the initial principal balance of the Certificates. The Certificates will be sold to third-party investors that are expected to be unaffiliated with the Seller, the Master Servicer, the Guarantors, the Trust or the Department. The equity of the Trust, together with the proceeds from the sale of the Notes and the Certificates, will be used by the Eligible Lender Trustee to purchase on behalf of the Trust the Financed Student Loans from the Seller pursuant to the Sale Agreement. The Trust will use a portion of the net proceeds it receives from the sale of the Financed Student Loans to make the Reserve Account Initial Deposit. Upon the consummation of such transactions, the property of the Trust will consist of (a) a pool of Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust, (b) all funds collected in respect thereof on or after the Cutoff Date, and (c) all moneys and investments on deposit in the Collection Account and the Reserve Account. The Notes will be secured by the property of the Trust. The Collection Account and the Reserve Account will be maintained in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders. To facilitate servicing and to minimize administrative burden and expense, the Master Servicer will delegate to the respective Subservicers the responsibility to maintain custody of the promissory notes representing the Financed Student Loans by the Eligible Lender Trustee.


     The Trust's principal offices are in Chicago, Illinois, in care of The First National Bank of Chicago, as Eligible Lender Trustee, at the address listed below.

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Securities offered hereby had taken place on such date:


Floating Rate Class A-1 Asset Backed Notes................  $263,637,773
                                                            ------------
Floating Rate Class A-2 Asset Backed Notes................  $127,762,921
                                                            ------------
Floating Rate Asset Backed Certificates...................  $ 14,195,880
                                                            ------------
          Total...........................................  $405,596,574
                                                            ============


ELIGIBLE LENDER TRUSTEE


     General. The First National Bank of Chicago is the Eligible Lender Trustee for the Trust under the Trust Agreement. The First National Bank of Chicago is a national banking association whose principal offices are located at One First National Plaza, Suite 0126, Chicago, Illinois 60670 and whose New York offices are located in care of First Chicago Trust Company of New York, 14 Wall Street, New York, New York 10005. The offices of the Delaware trustee of the Trust are located at First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801. The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired pursuant to the Sale Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a Guarantee Agreement with each of the Guarantors with respect to such Financed Student Loans. The Eligible Lender Trustee qualifies as an eligible lender and owner of all Student Loans for all purposes under the Higher Education Act and the Guarantee Agreements. Failure of the Financed Student Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments from any Guarantor and any Federal Assistance with respect to such Financed Student Loans. See "The Financed Student Loan Pool -- Insurance of Student Loans; Guarantors of Student Loans". The Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement and the Sale Agreement. See "Description of the Securities" and "Description of the Transfer and Servicing Agreements". The Seller and its affiliates may maintain normal commercial banking relations with the Eligible Lender Trustee.


     Fees. In consideration for its performance of its obligations under the Trust Agreement, the Eligible Lender Trustee will be entitled to receive compensation for its services in accordance with a separate agreement between the Seller and the Eligible Lender Trustee.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SOURCES OF CAPITAL AND LIQUIDITY

     The Trust's only material sources of capital will be the net proceeds of the Securities offered hereby. See "Formation of the Trust -- Capitalization of the Trust".

     The Trust's sole sources of liquidity will be collections with respect to the Financed Student Loans and amounts on deposit in the Reserve Account. The Trust does not have any external sources for liquidity.

RESULTS OF OPERATIONS

     The Trust was recently formed and, accordingly, has no meaningful results of operations as of the date of this Prospectus. Because the Trust does not have any operating history, there has not been included in this Prospectus any historical or pro forma ratio of earnings to fixed charges. The earnings on the Financed Student Loans and other assets owned by the Trust and the interest costs of the Notes will determine the Trust's results of operations in the future. The income generated from the Trust's assets will be used to pay operating costs and expenses of the Trust (to the extent not paid by the Seller), interest and principal on the Notes and distributions to the holders of the Certificates. The principal operating expenses of the Trust are expected to be, but are not limited to, the Servicing Fee and the Administration Fee (such fees collectively, the "Trust Fees").

                                USE OF PROCEEDS


     The net proceeds from the sale of the Certificates and the Notes will be used (a) to make the Reserve Account Initial Deposit in the amount of $1,754,985 and (b) for payment to the Seller as part of the consideration to purchase the Financed Student Loans on the Closing Date.


             THE SELLER, THE MASTER SERVICER AND THE ADMINISTRATOR

THE SELLER

     First Union National Bank ("First Union -- Pennsylvania") is the Seller under the Sale Agreement. First Union -- Pennsylvania is a national banking association having its main office in Avondale, Pennsylvania, and is an indirect banking subsidiary of First Union Corporation, a North Carolina corporation and a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended.

THE MASTER SERVICER AND THE ADMINISTRATOR

     General. First Union National Bank ("First Union -- North Carolina") will act as the Master Servicer under the Master Servicing Agreement and it will act as the Administrator under the Administration Agreement and the Master Servicing Agreement. First Union -- North Carolina is a separate national banking association having its main office in Charlotte, North Carolina, is an affiliate of the Seller and is a banking subsidiary of First Union Corporation. Pursuant to a proposed reorganization of the banking subsidiaries of First Union Corporation, it is expected that by February 1998 First Union -- North Carolina will merge into First Union -- Pennsylvania, First Union -- Pennsylvania will relocate its main office to Charlotte, North Carolina, and First
Union -- Pennsylvania will succeed to all of First Union -- North Carolina's obligations as Master Servicer and Administrator under the Trust.

     Services and Fees of the Master Servicer. Pursuant to the Master Servicing Agreement and except as otherwise expressly assumed by the Administrator, the Master Servicer has agreed as the Master Servicer to service, and perform all other related tasks with respect to, all the Financed Student Loans acquired by the Eligible Lender Trustee on behalf of the Trust. The Master Servicer is required to perform all services and duties customary to the servicing of Student Loans and to do so in the same manner as the Master Servicer has serviced Student Loans on behalf of the Seller and otherwise in compliance with all applicable standards and procedures. In addition, the Master Servicer is required to maintain its eligibility as a third-party servicer under the Higher Education Act. See "Description of the Transfer and Servicing
Agreements -- Servicing Procedures".


     The Master Servicer may perform its servicing obligations under the Master Servicing Agreement through one or more subservicing agreements with other student loan servicers (each, a "Subservicer" and a "Subservicing Agreement"). Such Subservicing Agreements may be terminated by the Master Servicer with notice, and the Subservicing Agreements may not have a term which extends to the maturity date of the Securities. In the event any such Subservicing Agreement is terminated or is not renewed or extended, the Trust may experience delays in collections on the Student Loans until the servicing obligations of such Subservicer are transferred and assumed by another Subservicer. See "-- The Subservicers" below.



     In consideration for performing its obligations under the Master Servicing Agreement, the Master Servicer will receive a monthly fee payable by the Trust on each Monthly Servicing Payment Date equal to one-twelfth of the product of
(i) 1.25% per annum and (ii) the Pool Balance as of the last day of the preceding calendar month, subject to certain adjustments, together with other administrative fees and similar charges. See "Description of Transfer and Servicing Agreements -- Servicing Compensation".



     The Subservicers. The Master Servicer may from time to time enter into Subservicing Agreements with Subservicers. The Master Servicer has currently entered into Subservicing Agreements with AFSA Data Corporation, PHEAA and Connecticut Assistance For Loan Servicing, a division of Connecticut Student Loan Foundation, to serve as Subservicers under the Master Servicing Agreement. As the scheduled termination date of any Subservicing Agreement may be prior to the maturity date of the Securities, successor subservicers not identified herein may be engaged to subservice a portion of the related Financed Student Loans; provided, however, that no successor subservicer shall be engaged unless the Master Servicer shall have received prior written notice from each of the Rating Agencies that the engagement of such successor subservicer shall not cause such Rating Agency to lower its then-current rating on any of the Securities. Any successor subservicer shall be deemed to be a Subservicer under the Master Servicing Agreement. Notwithstanding the provisions of any Subservicing Agreement, the Master Servicing Agreement will provide that the Master Servicer will remain liable for its servicing duties and the obligations under the Master Servicing Agreement as if the Master Servicer were servicing the Financed Student Loans.



     Services and Fees of Administrator. Pursuant to the Administration Agreement, the Administrator will be responsible for providing notices and reports and performing other administrative obligations required by the Indenture, the Trust Agreement and the Master Servicing Agreement. As compensation for the performance of the Administrator's obligations and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount equal to one-fourth of the product of (i) 0.04% per annum and (ii) the Pool Balance as of the last day of the immediately preceding Collection Period (the "Administration Fee") payable by the Trust on each Distribution Date. See "Description of the Transfer and Servicing Agreements -- Administrator."


                         THE FINANCED STUDENT LOAN POOL

GENERAL

     The Student Loans to be sold by the Seller to the Eligible Lender Trustee on behalf of the Trust pursuant to the Sale Agreement will be selected from the portfolio of Student Loans originated under the Federal Family Education Loan Program (see "The Federal Family Education Loan Program") by several criteria, namely that as of the Cutoff Date, each Student Loan (i) is guaranteed as to principal and interest by a Guarantor and is in turn reinsured by the Department in accordance with the terms of the Federal Family Education Loan Program, (ii) was originated in the United States of America, its territories or its possessions under and in accordance with the Federal Family Education Loan Program, (iii) contains terms in accordance with those required by the Federal Family Education Loan Program, the applicable Guarantee Agreements and other applicable requirements, (iv) provides for regular payments that fully amortize the amount financed over its original term to maturity (exclusive of any Grace, Deferral or Forbearance Periods), (v) is not more than 120 days delinquent as of the Cutoff Date and (vi) satisfies the other criteria set forth herein. In addition, as of the Cutoff Date no Financed Student Loan had a borrower who was noted in the related records of the Seller as being currently involved in a bankruptcy proceeding or deceased. Although there can be no assurance that a borrower of a Financed Student Loan has not become involved in a bankruptcy proceeding or deceased, each such loan is guaranteed as to principal and interest by a Guarantor in the event of any such bankruptcy or death of a borrower. No Financed Student Loan as of the Cutoff Date was subject to the Seller's prior obligation to sell such loan to a third party. No selection procedures believed by the Seller to be adverse to the Securityholders were used in selecting the Financed Student Loans.


     Legal title to the Student Loans that comprise the assets of the Trust will be held by the Eligible Lender Trustee, on behalf of the Trust. The Eligible Lender Trustee will also enter into, on behalf of the Trust, Guarantee Agreements with the Guarantors pursuant to which each of such Student Loans will be guaranteed by one of such Guarantors.


ORIGINATION AND MARKETING PROCESS

     The Higher Education Act specifies rules regarding loan origination practices, which lenders must comply with in order for the Student Loans to be guaranteed and to be eligible to receive Federal Assistance. Lenders of Student Loans are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guarantor or individual in order to secure Student Loan applications, and no lender may conduct unsolicited mailings of Student Loan applications to students who have not previously received student loans from that lender.

     Generally the student and school complete the combined application with promissory note and mail it either to a lender or directly to the applicable Guarantor. Both the lender and such Guarantor must approve such application, including confirming that such application is complete and that it (and the prospective borrower and institution) complies with all applicable requirements of the Higher Education Act and the requirements of such Guarantor. The Higher Education Act requires that each Guarantor have procedures designed to assure that it guarantees Student Loans only to students attending institutions which meet the requirements of the Higher Education Act. Certain lenders establish maximum default rates for institutions whose students they will serve. Each lender will only make loans that are approved by the applicable Guarantor (consistent with the approval requirements of the Higher Education Act and the Guarantor). For each such application that is approved, the applicable Guarantor will issue a guarantee certificate to the lender, which will then cause the loan to be disbursed (typically in multiple installments) and a disclosure statement confirming the terms of the Student Loan to be sent to the student (or parent) borrower. These procedures differ slightly for Consolidation Loans, which are originated as described under "The Federal Family Education Loan Program -- The Consolidation Loan Program".

SERVICING AND COLLECTIONS PROCESS

     The Higher Education Act and the Guarantee Agreements require the holder of Student Loans to cause specified procedures, including due diligence procedures and the taking of specific steps at specific intervals, to be performed with respect to the servicing of the Student Loans that are designed to ensure that such Student Loans are repaid on a timely basis by or on behalf of borrowers. The Master Servicer performs such procedures on behalf of the Seller and has agreed, pursuant to the Master Servicing Agreement, to perform, through its Subservicing Agreements, specified and detailed servicing and collection procedures with respect to the Financed Student Loans on behalf of the Trust. Such procedures generally include periodic attempts to contact any delinquent borrower by telephone and by mail, commencing at the tenth day of delinquency and including multiple written notices and telephone calls to the borrower thereafter at specified times during any such delinquency. All telephone calls and letters are automatically registered, and a synopsis of each call or the mailing of each letter is noted in the respective Subservicer's loan file for the borrower. Each Subservicer is also required to perform skip tracing procedures on delinquent borrowers whose current location is unknown, including contacting such borrowers' schools and references. Failure to comply with the established procedures could adversely affect the ability of the Eligible Lender Trustee, as holder of legal title to the Financed Student Loans on behalf of the Trust, to realize the benefits of any Guarantee Agreement or to receive the benefits of Federal Assistance from the Department with respect thereto. Failure to comply with certain of the established procedures with respect to a Financed Student Loan may also result in the denial of coverage under a Guarantee Agreement for certain accrued interest amounts, in circumstances where such failure has not caused the loss of the guarantee of the principal of such Financed Student Loan. See "Risk Factors -- Risk of Loss of Guarantor and Department Payments for Failure to Comply with Loan Origination and Servicing Procedures for Student Loans".

     At prescribed times prior to submitting a claim for payment under a Guarantee Agreement for a delinquent Financed Student Loan, the Master Servicer is required to notify the applicable Guarantor of the existence of such delinquency. These requests notify the Guarantors of seriously delinquent accounts and allow the Guarantors to make additional attempts to collect on such loans prior to the filing of claims. If a loan is delinquent for 180 days, the Master Servicer may file a default claim with the respective Guarantor. Failure to file a claim within 270 days of delinquency may result in denial of the guarantee claim with respect to such loan. The Master Servicer's failing to file a guarantee claim in a timely fashion would constitute a breach of its covenants and create an obligation of the Master Servicer to purchase the applicable Financed Student Loan. See "Description of the Transfer and Servicing
Agreements -- Master Servicer Covenants".

THE FINANCED STUDENT LOANS

     Set forth below in the following tables is a description of certain additional characteristics of the Financed Student Loans as of the Cutoff Date.

        COMPOSITION OF THE FINANCED STUDENT LOANS AS OF THE CUTOFF DATE


Aggregate Outstanding Principal Balance(1)..................    $389,996,706
Number of Borrowers.........................................          53,592
Average Outstanding Principal Balance Per Borrower..........          $7,277
Number of Loans.............................................         241,185
Average Outstanding Principal Balance Per Loan..............          $1,617
Weighted Average Remaining Term to Maturity(2)..............   107.93 Months
Weighted Average Annual Interest Rate(3)(4).................           8.25%


---------------


(1) Includes in each case net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $3,355,624 with respect to the Financed Student Loans as of the Cutoff Date.

(2) Determined from the Cutoff Date to the stated maturity date of the applicable Financed Student Loan, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any Deferral or forbearance periods that may be granted in the future. See "The Federal Family Education Loan Program".
(3) Determined using the interest rates applicable to the Financed Student Loans as of the Cutoff Date. However, because all the Financed Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing percentage will remain applicable to the Financed Student Loans at any time after the Cutoff Date. See "The Federal Family Education Loan Program".

(4) Exclusive of Special Allowance Payments. The weighted average spread, including Special Allowance Payments, to the 91-day Treasury Bills or 52 Week T-Bill Rate, as applicable, was 3.10% as of the Cutoff Date.

 DISTRIBUTION OF THE FINANCED STUDENT LOANS BY LOAN TYPE AS OF THE CUTOFF DATE


                                                                   AGGREGATE
                                                                  OUTSTANDING     PERCENT OF POOL
                                                        NUMBER     PRINCIPAL      BY OUTSTANDING
LOAN TYPE                                              OF LOANS    BALANCE(1)    PRINCIPAL BALANCE
---------                                              --------   ------------   -----------------
Stafford Loans, Subsidized...........................  189,507    $249,761,107         64.04%
Stafford Loans, Unsubsidized.........................   30,731      52,206,506         13.39
SLS Loans............................................    7,297      16,765,303          4.30
PLUS Loans...........................................   10,126      25,822,696          6.62
Federal Consolidation Loans..........................    3,524      45,441,094         11.65
                                                       -------    ------------      --------
          Total......................................  241,185    $389,996,706        100.00%


---------------


(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $3,355,624 as of the Cutoff Date.


 DISTRIBUTION OF THE FINANCED STUDENT LOANS BY INTEREST RATES AS OF THE CUTOFF
                                      DATE


                                                                   AGGREGATE
                                                                  OUTSTANDING     PERCENT OF POOL
                                                        NUMBER     PRINCIPAL      BY OUTSTANDING
RANGE OF INTEREST RATES(1)                             OF LOANS    BALANCE(2)    PRINCIPAL BALANCE
--------------------------                             --------   ------------   -----------------
Less than 7.500%.....................................    6,550    $  9,127,770          2.34%
7.500% to 7.999%.....................................   17,068      33,159,996          8.50
8.000% to 8.499%.....................................  184,524     261,675,352         67.10
8.500% to 8.999%.....................................   11,575      31,388,347          8.05
9.000% and above.....................................   21,468      54,645,242         14.01
                                                       -------    ------------      --------
          Total......................................  241,185    $389,996,706        100.00%


---------------

(1) Determined using the interest rates applicable to the Financed Student Loans as of the Cutoff Date. However, because all the Financed Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing information will remain applicable to the Financed Student Loans at any time after the Cutoff Date. See "The Federal Family Education Loan Program".

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $3,355,624 as of the Cutoff Date.

    DISTRIBUTION OF THE FINANCED STUDENT LOANS BY OUTSTANDING PRINCIPAL BALANCE
                               AS OF THE CUTOFF DATE


                                                                   AGGREGATE
                                                                  OUTSTANDING      PERCENT OF POOL
                                                      NUMBER       PRINCIPAL        BY OUTSTANDING
RANGE OF OUTSTANDING PRINCIPAL BALANCES(1)         OF BORROWERS    BALANCE(2)    PRINCIPAL BALANCE(3)
------------------------------------------         ------------   ------------   --------------------
Less than $1,000.................................     96,719      $ 50,612,728           12.98%
$1,000 to $1,999.................................     87,346       122,673,322           31.45
$2,000 to $2,999.................................     34,194        85,172,650           21.84
$3,000 to $3,999.................................     10,489        36,977,589            9.48
$4,000 to $4,999.................................      5,569        24,384,043            6.25
$5,000 to $5,999.................................      2,548        14,128,189            3.62
$6,000 to $6,999.................................        970         6,288,562            1.61
$7,000 to $7,999.................................        630         4,744,396            1.22
$8,000 to $8,999.................................        372         3,162,869            0.81
$9,000 to $9,999.................................        269         2,576,517            0.66
$10,000 to $10,999...............................        270         2,857,463            0.73
$11,000 to $11,999...............................        237         2,738,767            0.70
$12,000 to $12,999...............................        210         2,651,222            0.68
$13,000 to $13,999...............................        150         2,028,166            0.52
$14,000 to $14,999...............................        135         1,981,128            0.51
$15,000 and above................................      1,077        27,019,094            6.93
                                                     -------      ------------        --------
          Total..................................    241,185      $389,996,706          100.00%


---------------


(1) Borrowers generally have more than one outstanding loan. The average aggregate outstanding principal balance of loans per borrower is $7,277, with respect to the Financed Student Loans, as of the Cutoff Date.


(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $3,355,624 as of the Cutoff Date.


(3) Total does not sum to 100.00% due to rounding.


           DISTRIBUTION OF THE FINANCED STUDENT LOANS BY SCHOOL TYPE


                                                                   AGGREGATE
                                                                  OUTSTANDING     PERCENT OF POOL
                                                        NUMBER     PRINCIPAL      BY OUTSTANDING
SCHOOL TYPE                                            OF LOANS    BALANCE(1)    PRINCIPAL BALANCE
-----------                                            --------   ------------   -----------------
2-year institutions..................................    21,443   $ 38,193,589          9.79%
4-year institutions..................................   170,389    280,016,310         71.80
Proprietary/Vocational...............................    39,159     54,752,499         14.04
Not identified.......................................    10,194     17,034,308          4.37
                                                        -------   ------------      --------
          Total......................................   241,185   $389,996,706        100.00%


---------------


(1) Includes net principal balance due from borrowers, plus accrued interest thereon, estimated to be $3,355,624 as of the Cutoff Date to be capitalized upon commencement of repayment.

                 DISTRIBUTION OF THE FINANCED STUDENT LOANS BY
           REMAINING TERM TO SCHEDULED MATURITY AS OF THE CUTOFF DATE


                                                                   AGGREGATE
                                                                  OUTSTANDING     PERCENT OF POOL
                                                        NUMBER     PRINCIPAL      BY OUTSTANDING
NUMBER OF MONTHS REMAINING TO SCHEDULED MATURITY(1)    OF LOANS    BALANCE(2)    PRINCIPAL BALANCE
---------------------------------------------------    --------   ------------   -----------------
Less than 24.........................................    21,870   $  7,488,153          1.92%
24 to 35.............................................    14,114      9,262,725          2.38
36 to 47.............................................    13,947     11,837,955          3.04
48 to 59.............................................    13,477     15,068,888          3.86
60 to 71.............................................    15,803     20,096,946          5.15
72 to 83.............................................    15,176     21,968,449          5.63
84 to 95.............................................    21,639     34,202,353          8.77
96 to 107............................................    29,024     50,883,308         13.05
108 to 119...........................................    45,849     85,510,238         21.93
120 to 131...........................................    42,558     87,803,316         22.51
132 to 143...........................................     3,694     10,328,103          2.65
144 to 155...........................................     1,523      6,863,263          1.76
156 to 167...........................................       928      6,028,283          1.55
168 to 179...........................................       593      4,963,657          1.27
180 to 191...........................................       181      1,925,319          0.49
192 and above........................................       809     15,765,752          4.04
                                                        -------   ------------      --------
          Total......................................   241,185   $389,996,706        100.00%


---------------

(1) Determined from the Cutoff Date to the stated maturity date of the applicable Financed Student Loan, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any Deferral or forbearance periods that may be granted in the future. See "The Federal Family Education Loan Program".

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $3,355,624 as of the Cutoff Date.


       DISTRIBUTION OF THE FINANCED STUDENT LOANS BY BORROWER PAYMENT STATUS
                               AS OF THE CUTOFF DATE


                                                                 AGGREGATE
                                                                OUTSTANDING      PERCENT OF POOL
                                                      NUMBER     PRINCIPAL        BY OUTSTANDING
            BORROWER PAYMENT STATUS(1)               OF LOANS    BALANCE(2)    PRINCIPAL BALANCE(3)
            --------------------------               --------   ------------   --------------------
In-School..........................................    6,616    $ 11,088,327            2.84%
Grace..............................................   24,173      43,676,719           11.20
Deferral...........................................   17,886      36,502,311            9.36
Forbearance........................................    8,857      21,130,870            5.42
Repayment
  First year in repayment..........................   57,022     110,432,755           28.32
  Second year in repayment.........................   33,313      61,624,211           15.80
  Third year in repayment..........................   25,268      41,444,385           10.63
  Fourth year or greater in repayment..............   68,050      64,097,128           16.44
                                                     -------    ------------        --------
          Total....................................  241,185    $389,996,706          100.00%


---------------


(1) Refers to the status of the borrower of each Financed Student Loan as of the Cutoff Date; such borrower may still be attending school ("In-School"), may be in a grace period prior to repayment commencing ("Grace"), may be repaying such loan ("Repayment") or may have temporarily ceased repaying such loan through a Deferral ("Deferral") or a forbearance ("Forbearance") period. See "The Federal Family Education Loan Program".


(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $3,355,624 as of the Cutoff Date.


(3) Total does not sum to 100.00% due to rounding.

   SCHEDULED WEIGHTED AVERAGE MONTHS IN STATUS OF THE FINANCED STUDENT LOANS
              BY CURRENT LOAN PAYMENT STATUS AS THE CUTOFF DATE(1)


                                                           SCHEDULED MONTHS IN STATUS
                                             ------------------------------------------------------
      CURRENT BORROWER PAYMENT STATUS        IN-SCHOOL   GRACE   DEFERRAL   FORBEARANCE   REPAYMENT
      -------------------------------        ---------   -----   --------   -----------   ---------
In-School..................................    10.3       6.0       --           --        111.2
Grace......................................      --       4.2       --           --        115.9
Deferral...................................      --        --      9.9           --        103.2
Forbearance................................      --        --       --          3.5        130.3
Repayment..................................      --        --       --           --        101.2


---------------

(1) Determined without giving effect to any deferral or forbearance periods that may be granted in the future.

  GEOGRAPHIC DISTRIBUTION OF THE FINANCED STUDENT LOANS AS OF THE CUTOFF DATE


                                                                 AGGREGATE
                                                                OUTSTANDING      PERCENT OF POOL
                                                      NUMBER     PRINCIPAL        BY OUTSTANDING
                     STATE(1)                        OF LOANS    BALANCE(2)    PRINCIPAL BALANCE(3)
                     --------                        --------   ------------   --------------------
Alabama............................................      218    $    372,550            0.10%
Alaska.............................................       86         174,059            0.04
Arizona............................................      797       1,335,685            0.34
Arkansas...........................................       32          67,704            0.02
California.........................................    4,113       7,384,800            1.89
Colorado...........................................      709       1,244,968            0.32
Connecticut........................................    8,975      20,942,634            5.37
Delaware...........................................    2,575       3,807,243            0.98
District of Columbia...............................    1,255       2,236,919            0.57
Florida............................................    3,260       5,381,600            1.38
Georgia............................................    1,402       2,716,507            0.70
Hawaii.............................................      187         283,111            0.07
Idaho..............................................       71         114,984            0.03
Illinois...........................................    2,132       3,382,436            0.87
Indiana............................................      940       1,393,473            0.36
Iowa...............................................      165         314,303            0.08
Kansas.............................................      146         308,767            0.08
Kentucky...........................................      123         206,840            0.05
Louisiana..........................................      225         435,652            0.11
Maine..............................................      237         614,256            0.16
Maryland...........................................    5,958       9,858,470            2.53
Massachusetts......................................    2,767       5,784,871            1.48
Michigan...........................................      603       1,009,596            0.26
Minnesota..........................................      333         527,042            0.14
Mississippi........................................       57          77,386            0.02
Missouri...........................................      277         526,511            0.14
Montana............................................       64         102,673            0.03
Nebraska...........................................      115         146,094            0.04
Nevada.............................................      187         292,844            0.08
New Hampshire......................................      251         576,854            0.15

                                                                 AGGREGATE
                                                                OUTSTANDING      PERCENT OF POOL
                                                      NUMBER     PRINCIPAL        BY OUTSTANDING
                     STATE(1)                        OF LOANS    BALANCE(2)    PRINCIPAL BALANCE(3)
                     --------                        --------   ------------   --------------------
New Jersey.........................................   69,841     118,614,319           30.41
New Mexico.........................................      180         308,593            0.08
New York...........................................   13,362      24,963,431            6.40
North Carolina.....................................    1,717       3,274,702            0.84
North Dakota.......................................       41          93,400            0.02
Ohio...............................................    1,072       2,004,203            0.51
Oklahoma...........................................       80         157,105            0.04
Oregon.............................................      267         559,428            0.14
Pennsylvania.......................................  107,602     153,260,350           39.30
Puerto Rico........................................      116         248,977            0.06
Rhode Island.......................................      308         686,175            0.18
South Carolina.....................................      583       1,110,558            0.28
South Dakota.......................................        7          23,471            0.01
Tennessee..........................................      399         784,154            0.20
Texas..............................................    1,770       2,738,413            0.70
Utah...............................................      103         257,029            0.07
Vermont............................................      167         292,229            0.07
Virgin Islands.....................................       51         106,915            0.03
Virginia...........................................    3,498       5,693,603            1.46
Washington.........................................      581       1,103,410            0.28
West Virginia......................................      252         333,083            0.09
Wisconsin..........................................      169         297,441            0.08
Wyoming............................................       20          49,326            0.01
Other..............................................      739       1,415,559            0.36
                                                     -------    ------------        --------
          Total....................................  241,185    $389,996,706          100.00%


---------------

(1) Based on the permanent billing addresses of the borrowers of the Financed Student Loans shown on the Master Servicer's records as of the Cutoff Date.

(2) Includes net principal balance due from obligors, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $3,355,624 as of the Cutoff Date.


(3) Total does not sum to 100.00% due to rounding.


         DISTRIBUTION OF FINANCED STUDENT LOANS BY DATE OF DISBURSEMENT


                                                                   AGGREGATE
                                                                  OUTSTANDING     PERCENT OF POOL
                                                        NUMBER     PRINCIPAL      BY OUTSTANDING
DISBURSEMENT DATE(1)                                   OF LOANS    BALANCE(2)    PRINCIPAL BALANCE
--------------------                                   --------   ------------   -----------------
October 1, 1993 and thereafter.......................  113,096    $224,098,738         57.46%
Pre-October 1, 1993..................................  128,089     165,897,968         42.54
                                                       -------    ------------      --------
          Total......................................  241,185    $389,996,706        100.00%


---------------

(1) Student Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable Guarantor, and reinsured against default by the Department up to a maximum of 100% of the Guarantee Payments. Student Loans disbursed on or after October 1, 1993 are 98% guaranteed by the applicable Guarantor, and reinsured against default by the Department up to a maximum of 98%.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon, estimated to be $3,355,624 as of the Cutoff Date to be capitalized upon commencement of repayment.

                   DISTRIBUTION OF FINANCED STUDENT LOANS BY
              NUMBER OF DAYS OF DELINQUENCY AS OF THE CUTOFF DATE


                                                  PERCENT OF                                                      WEIGHTED
                                    AGGREGATE       POOL BY     PERCENT OF               WEIGHTED                 AVERAGE
                                   OUTSTANDING    OUTSTANDING    POOL BY      AVERAGE    AVERAGE    WEIGHTED     REMAINING
                       NUMBER OF    PRINCIPAL      PRINCIPAL    NUMBER OF    PRINCIPAL   INTEREST   AVERAGE         TERM
DAYS DELINQUENT          LOANS      BALANCE(1)      BALANCE       LOANS       BALANCE      RATE      MARGIN    (IN MONTHS)(2)
---------------        ---------   ------------   -----------   ----------   ---------   --------   --------   --------------
0....................    159,438   $274,008,810      70.26%        66.11%     $1,719       8.23%      3.08%        112.18
1-30.................     60,204     83,646,175      21.45         24.96       1,389       8.30       3.16          96.81
31-60................     12,669     19,045,240       4.88          5.25       1,503       8.31       3.16         100.35
61-90................      5,622      8,542,791       2.19          2.33       1,520       8.29       3.15         101.75
91-120...............      3,252      4,753,690       1.22          1.35       1,462       8.27       3.15          99.78
                         -------   ------------     ------        ------      ------       ----       ----         ------
          Total......    241,185   $389,996,706     100.00%       100.00%     $1,617       8.25%      3.10%        107.93
                         =======   ============     ======        ======      ======       ====       ====         ======


---------------


(1) Includes net principal balance due from obligors, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $3,355,624 as of the Cutoff Date.

(2) Remaining term defined as period from Cutoff Date until loan maturity date.

     Each of the Financed Student Loans provides or will provide for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of such Financed Student Loan.

INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS

     General. Each Financed Student Loan will be required to be guaranteed as to principal and interest by the Pennsylvania Higher Education Assistance Agency, an agency of the Commonwealth of Pennsylvania ("PHEAA"), the New Jersey Higher Education Assistance Authority, an agency of the State of New Jersey ("NJHEAA"), the Connecticut Student Loan Foundation, an agency of the State of Connecticut ("CSLF"), the N.Y. State Higher Education Services Corporation, an agency of the State of New York ("NYSHESC") or the United Student Aid Funds, Inc., a non-profit corporation ("USAF") (collectively, the "Guarantors") and reinsured by the Department under the Higher Education Act and must be eligible for Special Allowance Payments and, with respect to each Financed Student Loan that is not a SLS Loan or a Federal Consolidation Loan, Interest Subsidy Payments paid by the Department.

     Guarantors for the Financed Student Loans. The Eligible Lender Trustee has entered into a Guarantee Agreement with each of the Guarantors by which each of the Guarantors has agreed to serve as

Guarantor for certain of the Financed Student Loans. The following table provides information with respect to the portion of the Financed Student Loans guaranteed by each Guarantor:

   DISTRIBUTION OF FINANCED STUDENT LOANS BY GUARANTOR AS OF THE CUTOFF DATE


                                                                 AGGREGATE
                                                                OUTSTANDING      PERCENT OF POOL
                                                      NUMBER     PRINCIPAL        BY OUTSTANDING
NAME OF GUARANTOR                                    OF LOANS    BALANCE(1)    PRINCIPAL BALANCE(2)
-----------------                                    --------   ------------   --------------------
Pennsylvania Higher Education Assistance
  Authority........................................  145,020    $218,165,307           55.94%
New Jersey Higher Education Assistance Authority...   72,487     124,745,491           31.99
Connecticut Student Loan Foundation................   11,112      27,522,268            7.06
N.Y. State Higher Education Services Corporation...    6,817      11,722,213            3.01
United Student Aid Funds, Inc......................    5,749       7,841,428            2.01
                                                     -------    ------------        --------
          Total....................................  241,185    $389,996,706          100.00%


---------------


(1) Includes net principal balance due from borrowers, plus accrued interest thereon, estimated to be $3,355,624 as of the Cutoff Date to be capitalized upon commencement of repayment.


(2) Total does not sum to 100.00% due to rounding.


     Pursuant to its respective Guarantee Agreement, each of the Guarantors guarantees payment of 100% of the principal (including any interest capitalized from time to time) and accrued interest for each Financed Student Loan guaranteed by it as to which any one of the following events has occurred:

          (a) failure by the borrower thereof to make monthly principal or interest payments on such Financed Student Loan when due, provided such failure continues for a period of 180 days (except that such guarantee against such failures will be 98% of principal and accrued interest for loans first disbursed on or after October 1, 1993);

          (b) any filing by or against the borrower thereof of a petition in bankruptcy pursuant to any chapter of the Federal bankruptcy code, as amended;

          (c) the death of the borrower thereof; or

          (d) the total and permanent disability of the borrower thereof to work and earn money or attend school, as certified by a qualified physician.

     When these conditions are satisfied, the Higher Education Act requires the Guarantors generally to pay the claim within 90 days of its submission by the lender. The obligations of the Guarantors pursuant to their respective Guarantee Agreements are obligations solely of the Guarantors, respectively, and are not supported by the full faith and credit of any state government.

     Each of the Guarantors guarantee obligations with respect to any Financed Student Loan are conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions include, but are not limited to, the following: (i) the origination and servicing of such Financed Student Loan being performed in accordance with the Higher Education Act and other applicable requirements, (ii) the timely payment to the Guarantors of the guarantee fee payable with respect to such Financed Student Loan, (iii) the timely submission to the Guarantors of all required pre-claim delinquency status notifications and of the claim with respect to such Financed Student Loan and (iv) the transfer and endorsement of the promissory note evidencing such Financed Student Loan to the Guarantors, upon and in connection with making a claim to receive Guarantee Payments thereon. Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of the Guarantors to honor their Guarantee Agreements with respect to such Financed Student Loan, in the denial of guarantee coverage with respect to certain accrued interest amounts with respect thereto or in the loss of certain Interest Subsidy Payments and Special Allowance Payments with respect thereto. Under the Master Servicing Agreement, such failure to comply would constitute a breach of the Master Servicer's covenants or, under the Sale Agreement, the Seller's representations and warranties, as the case may be, and would create an obligation of the Seller or the Master Servicer, as the case may be, to repurchase or purchase such Financed

Student Loan or to reimburse the Trust for such non-guaranteed interest amounts or such lost Interest Subsidy Payments and Special Allowance Payments with respect thereto. See "Description of the Transfer and Servicing
Agreements -- Sale of Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants".

     Set forth below is certain current and historical information with respect to each of the Guarantors in its capacity as a Guarantor of all education loans (including but not limited to law school loans) guaranteed by each of them:

          Guaranty Volume. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (including PLUS Loans but excluding Federal Consolidation Loans) that have first become guaranteed by each Guarantor and by all guarantors in the federal fiscal years indicated:*

                                GUARANTY VOLUME
                                 (IN MILLIONS)

                                                                                ALL
FEDERAL FISCAL YEAR              PHEAA    NJHEAA   CSLF   NYSHESC    USAF    GUARANTORS
-------------------              ------   ------   ----   -------   ------   ----------
1992...........................  $1,296    $251    $110   $1,109    $3,373    $14,755
1993...........................  $1,523    $279    $130   $1,309    $4,088    $17,843
1994...........................  $1,747    $346    $167   $1,667    $5,474    $23,053
1995...........................  $1,809    $288    $172   $1,554    $6,326    $20,951
1996...........................  $1,794    $220    $171   $1,411    $7,249    $19,907

---------------


     * The information for PHEAA, NJHEAA, CSLF, NYSHESC, and USAF was provided by each entity, respectively. The information set forth in the table above for all Guarantors has been obtained from the Department. The information set forth in the table above has not been audited or independently verified for accuracy or completeness by the Seller, the Master Servicer, the Administrator or the Underwriters.


          Reserve Ratio. Each Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus (i) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Guarantor minus (i) the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred from such Guarantor to other guarantors, plus (ii) the original principal amount of loan guarantees transferred to such Guarantor from other guarantors. The following table sets forth the Guarantors' reserve ratios and the national average reserve ratio for all guarantors for the federal fiscal years indicated:*

                                 RESERVE RATIO

                                                                                ALL
FEDERAL FISCAL YEAR              PHEAA    NJHEAA   CSLF   NYSHESC    USAF    GUARANTORS
-------------------              ------   ------   ----   -------   ------   ----------
1992...........................    1.1%    1.4%    0.9%     0.3%      1.0%       1.5%
1993...........................    1.1%    1.3%    1.0%     0.8%      1.3%       1.7%
1994...........................    1.3%    1.5%    1.0%     0.7%      1.2%       1.4%
1995...........................    1.5%    1.5%    1.1%     1.3%      1.5%       1.6%
1996...........................    1.6%    1.5%    1.0%     1.3%      1.5%       1.6%

---------------


     * The information set forth in the table above with respect to PHEAA, NJHEAA, CSLF, NYSHESC, and USAF, was provided by each entity, respectively. The information set forth in the table above for all Guarantors has been obtained from the Department. The above information with respect to PHEAA for fiscal years 1993 and earlier represents a restatement of such information from that previously supplied by PHEAA to the Department. The restated information corrects certain errors in the cumulative cash reserves previously reported, which PHEAA has indicated resulted from a failure to properly reflect in cumulative cash reserves all transactions which should have been reflected in a reconciliation of its sources and uses of funds as at September 30 of the years indicated. The restatement of these reserves did not affect PHEAA's claims-paying ability during these years. The information set forth in the table above has not been audited or independently verified for accuracy or completeness by the Seller, the Master Servicer, the Administrator or the Underwriters.


          Recovery Rates. A Guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by the Guarantor by the aggregate amount of default claims paid by the Guarantor during the applicable federal fiscal year with respect to borrowers. The table below sets forth the recovery rates for each of the Guarantors and the national average recovery rates for all guarantors for the federal fiscal years indicated:*

                                 RECOVERY RATES


                                                                         NATIONAL
FEDERAL FISCAL YEAR          PHEAA    NJHEAA   CSLF   NYSHESC    USAF    AVERAGE
-------------------          ------   ------   ----   -------   ------   --------
1992.......................   46.5%   53.3%    43.6%   36.3%     24.1%     31.9%
1993.......................   48.2%   54.6%    45.5%   34.2%     26.6%     34.7%
1994.......................   52.9%   56.1%    49.9%   41.9%     30.3%     39.2%
1995.......................   53.3%   58.5%    53.2%   43.9%     35.3%     40.7%
1996.......................   55.0%   60.6%    57.5%   46.2%     32.9%     43.1%


---------------


     * The information for PHEAA, NJHEAA, CSLF, NYSHESC, and USAF, was provided by each entity, respectively. The information set forth in the table above for all Guarantors has been obtained from the Department. The information set forth in the table above has not been audited or independently verified for accuracy or completeness by the Seller, the Master Servicer, the Administrator or the Underwriters.


          Loan Loss Reserve. Neither PHEAA, NJHEAA, CSLF, NYSHESC, and USAF maintains a segregated loan loss reserve with respect to its student loan guarantee obligations. In the event that a Guarantor receives less than full reimbursement of its guarantee obligations from the Department (see "-- Reinsurance" above), such Guarantor would be forced to look to its existing assets to satisfy any such guarantee obligations not so reimbursed.


          Claims Rate. For the past five federal fiscal years, none of the Guarantors' claims rates have exceeded 5%, and as a result, all claims of the Guarantors have been fully reimbursed by the Department. See
     "-- Reinsurance" above. Nevertheless, there can be no assurance that the Guarantors will continue to receive full reimbursement for such claims (or the full 98% maximum reimbursement for loans first disbursed on or after October 1, 1993). The following table sets forth the claims rates of each Guarantor and the national average for all guarantors for the federal fiscal years indicated:*

                                  CLAIMS RATE


                                                                           ALL
FEDERAL FISCAL YEAR         PHEAA    NJHEAA   CSLF   NYSHESC    USAF    GUARANTORS
-------------------         ------   ------   ----   -------   ------   ----------
1992......................    2.8%    2.0%    2.3%     3.7%      5.0%       4.2%
1993......................    2.3%    2.1%    3.1%     2.9%      6.9%       3.8%
1994......................    2.2%    2.7%    2.4%     2.8%      5.0%       3.5%
1995......................    2.0%    1.9%    2.0%     3.2%      4.7%       3.2%
1996......................    1.6%    2.2%    2.7%     2.9%      4.7%       3.3%


---------------


     * The information set forth in the table above for PHEAA, NJHEAA, CSLF, NYSHESC, and USAF was provided by each entity, respectively. The information set forth in the table for all Guarantors has been obtained from the Department. The information set forth in the table above has not been audited or independently verified for accuracy or completeness by the Seller, the Master Servicer, the Administrator or the Underwriters.



     Recovery Rate and Claims Rate Trends. As indicated in the above Recovery Rates table, recovery rates generally show a trend of improved recovery rates from 1992 to 1996. While the Seller has no specific knowledge about any individual Guarantor's experience, such improvements are generally due to more successful collection efforts.



     As indicated in the above Claims Rate table, while claims rates for the industry have generally declined, and such claims rate for PHEAA, which guarantees 55.94% of the Financed Student Loans by principal balance as of the Cutoff Date, have similarly declined from 1992 to 1996, the claims rate experience of the other guarantors have been more variable. While the Issuer has no specific knowledge about any individual Guarantor's experience, claims rates may generally be affected by changes in origination standards or general economic conditions affecting obligors on the student loans.



     If the loan is guaranteed by a Guarantor, the eligible lender is reimbursed by the Guarantor for 100% (98% for loans first disbursed on or after October 1, 1993) of the unpaid principal balance of the loan plus accrued unpaid interest on any loan defaulted so long as the eligible lender has properly originated and serviced such loan. The Guarantor's guaranty obligation is unaffected by its particular Recovery Rate or Claims Rate experience. To the extent, however, that the Guarantor is financially unable to pay claims under its guarantee, whether due to reductions in reimbursement from the Department of Education or for other reasons, and to the extent the Department does not step in and perform the Guarantor's obligations as they become due but instead requires holders of defaulted Financed Student Loans to first make claims against the Guarantor and thereafter to make claims directly against the Department, payment to holders of Financed Student Loans may be delayed.



     Management of PHEAA, NJHEAA, CSLF, NYSHESC, and USAF have all indicated to the Seller that they are currently unaware of any trends or conditions which would cause their respective claims rate to exceed 5% and thereby result in less than maximum reimbursement for reinsurance claims to the Department. Notwithstanding the above, no assurance can be made that any such trends will continue or not deteriorate, and that any Guarantor will receive full reimbursement for reinsurance claims (or the full 98% maximum reimbursement for loans first disbursed after October 1, 1993). See "The Federal Family Education Loan Program -- Insurance and Reinsurance of Guarantors".


     There can be no assurance that the claims rate experience of PHEAA, NJHEAA, CSLF, NYSHESC, and USAF for any future year will be similar to the historical claims rate experience set forth above. See "Risk Factors -- Dependence on Guarantors as Security for Financed Student Loans".

MATURITY AND PREPAYMENT CONSIDERATIONS


     The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates will be affected by prepayments of the Financed Student Loans that may occur as described below. All the Financed Student Loans are prepayable in whole or in part by the borrowers at any time (including by means of Federal Consolidation Loans or consolidation loans made under the Federal Direct Student Loan Program as discussed below) or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including as described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because many of the Financed Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans. To the extent borrowers of Financed Student Loans elect to borrow Consolidation Loans or obtain consolidation loans under the Federal Direct Student Loan Program, such Financed Student Loans will be prepaid. See "The Federal Family Education Loan Program -- The Consolidation Loan Program". There can be no assurance that borrowers will not choose to obtain a consolidation loan under the Federal Direct Student Loan Program. In addition, the Seller is obligated to repurchase any Financed Student Loan pursuant to the Sale Agreement as a result of a breach of any of its representations and warranties, and the Master Servicer is obligated to purchase any Financed Student Loan pursuant to the Master Servicing Agreement as a result of a breach of certain covenants with respect to such Financed Student Loan, in each case where such breach materially adversely affects the interests of the Certificateholders or the Noteholders in that Financed Student Loan and is not cured within the applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose). See "Description of the Transfer and Servicing Agreements -- Sale of Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants". See also "Description of the Transfer and Servicing Agreements -- Insolvency Event" regarding the sale of the Financed Student Loans if an Insolvency Event occurs and "-- Termination" regarding the Seller's option to purchase the Financed Student Loans when the Pool Balance is less than or equal to 5% of the Initial Pool Balance and the auction of the Financed Student Loans on or after the Distribution Date.


     On the other hand, scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods, Deferral Periods and, under certain circumstances, Forbearance Periods. The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates may also be affected by the rate of defaults resulting in losses on defaulted Student Loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto. In addition, the maturity of certain of the Financed Student Loans may extend beyond the Class A-1 Final Maturity Date, Class A-2 Final Maturity Date or Certificate Final Payment Date.

     The rate of prepayment on the Financed Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be borne entirely by the Securityholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time Securityholders receive payments from the Trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.


     The following tables show the percentages of the original principal balances of the classes of Securities that would remain outstanding after such Distribution Date under various scenarios and their corresponding weighted average lives. For purposes of the tables, it is assumed, among other things, that: (i) the Closing Date for the Securities occurs on July 29, 1997, (ii) distributions on the Securities occur on the 25th date of each January, April, July and October, regardless of the day on which the Distribution Date actually occurs, (iii) no delinquencies or defaults in the payment of principal and interest on the Financed

Student Loans are experienced, (iv) no Financed Student Loan is repurchased by the Seller or purchased by the Master Servicer for breach of representation or warranty or otherwise, (v) interest accrues on each Financed Student Loan at the applicable rate for such loan (based on the characteristics of the Financed Student Loans shown under "The Financed Student Loan Pool"), (vi) Special Allowance Payments accrue on each Financed Student Loan at the applicable rate for such loan and are received from the Department 60 days after the end of the quarter, (vii) interest on Subsidized Stafford Loans currently not in repayment is received from the Department 60 days after the end of the quarter, (viii) interest on Unsubsidized Stafford, SLS and PLUS Loans currently not in repayment accrues monthly and is capitalized in the month such loans enter repayment, (ix) prepayments on the Financed Student Loans are received on the last day of each Collection Period, (x) no Financed Student Loans prepay prior to entering repayment, (xi) once entering repayment, no Financed Student Loans enter an In-school, Grace, Deferral or Forbearance status, (xii) the 91-Day T-Bill Rate is 5.16% and the 52 Week T-Bill Rate is 5.88%, (xiii) the Class A-1 Note Rate is
     %, the Class A-2 Note Rate is      % and the Certificate Rate is      %,
(xiv) such rates do not change during the life of the Securities, (xv) the Trust Fee is equal to 1.29% per annum, (xvi) the Financed Student Loan pool consists of 915 groups, (xvii) the Reserve Account is fully funded on the Closing Date, and (xviii) the outstanding Securities are paid in full on the earliest permitted Auction Distribution Date, (collectively, the "Modeling Assumptions").



     The prepayment model used in the tables is the "CPR" model. This model represents an assumed annual constant rate of prepayments each month relative to the then outstanding principal balance of the pool of the Financed Student Loans for the life of such loans. CPR is not a description of historical prepayment experience or a prediction of the rate of prepayment of the Financed Student Loans.

             PERCENTAGE OF ORIGINAL PRINCIPAL BALANCES OUTSTANDING
                           AND WEIGHTED AVERAGE LIVES

                                CLASS A-1 NOTES


DISTRIBUTION DATE                                            0% CPR   5% CPR   7% CPR   9% CPR
-----------------                                            ------   ------   ------   ------
Closing Date...............................................  100.00%  100.00%  100.00%  100.00%
  10/25/97.................................................   97.67    96.35    95.81    95.25
  1/25/98..................................................   94.58    91.87    90.76    89.64
  4/25/98..................................................   91.07    86.89    85.20    83.49
  7/25/98..................................................   87.46    81.87    79.62    77.38
  10/25/98.................................................   83.61    76.61    73.83    71.06
  1/25/99..................................................   79.72    71.40    68.12    64.87
  4/25/99..................................................   75.71    66.17    62.45    58.78
  7/25/99..................................................   71.64    61.01    56.89    52.85
  10/25/99.................................................   67.53    55.91    51.45    47.10
  1/25/00..................................................   63.35    50.86    46.11    41.49
  4/25/00..................................................   59.08    45.84    40.85    36.02
  7/25/00..................................................   54.75    40.87    35.69    30.71
  10/25/00.................................................   50.40    36.00    30.67    25.58
  1/25/01..................................................   46.10    31.27    25.84    20.67
  4/25/01..................................................   41.79    26.64    21.14    15.93
  7/25/01..................................................   37.66    22.08    16.55    11.35
  10/25/01.................................................   33.57    17.63    12.11     6.95
  1/25/02..................................................   29.42    13.23     7.77     2.68
  4/25/02..................................................   25.24     9.02     3.52     0.00
  7/25/02..................................................   21.01     4.76     0.00     0.00
  10/25/02.................................................   17.00     0.80     0.00     0.00
  1/25/03..................................................   13.04     0.00     0.00     0.00
  4/25/03..................................................    9.08     0.00     0.00     0.00
  7/25/03..................................................    5.03     0.00     0.00     0.00
  10/25/03.................................................    1.00     0.00     0.00     0.00
  1/25/04 through 1/25/07..................................    0.00     0.00     0.00     0.00
Weighted Average Life (Years)..............................    3.38     2.71     2.50     2.32

             PERCENTAGE OF ORIGINAL PRINCIPAL BALANCES OUTSTANDING


                           AND WEIGHTED AVERAGE LIVES


                                CLASS A-2 NOTES


DISTRIBUTION DATE                                      0% CPR    5% CPR    7% CPR    9% CPR
-----------------                                      ------    ------    ------    ------
Closing Date.......................................    100.00%   100.00%   100.00%   100.00%
  10/25/97.........................................    100.00    100.00    100.00    100.00
  1/25/98..........................................    100.00    100.00    100.00    100.00
  4/25/98..........................................    100.00    100.00    100.00    100.00
  7/25/98..........................................    100.00    100.00    100.00    100.00
  10/25/98.........................................    100.00    100.00    100.00    100.00
  1/25/99..........................................    100.00    100.00    100.00    100.00
  4/25/99..........................................    100.00    100.00    100.00    100.00
  7/25/99..........................................    100.00    100.00    100.00    100.00
  10/25/99.........................................    100.00    100.00    100.00    100.00
  1/25/00..........................................    100.00    100.00    100.00    100.00
  4/25/00..........................................    100.00    100.00    100.00    100.00
  7/25/00..........................................    100.00    100.00    100.00    100.00
  10/25/00.........................................    100.00    100.00    100.00    100.00
  1/25/01..........................................    100.00    100.00    100.00    100.00
  4/25/01..........................................    100.00    100.00    100.00    100.00
  7/25/01..........................................    100.00    100.00    100.00    100.00
  10/25/01.........................................    100.00    100.00    100.00    100.00
  1/25/02..........................................    100.00    100.00    100.00    100.00
  4/25/02..........................................    100.00    100.00    100.00     96.99
  7/25/02..........................................    100.00    100.00     98.72     88.75
  10/25/02.........................................    100.00    100.00     90.81     81.15
  1/25/03..........................................    100.00     93.71     83.21     73.90
  4/25/03..........................................    100.00     85.96     75.84     66.93
  7/25/03..........................................    100.00     78.63     68.81     60.34
  10/25/03.........................................    100.00     71.62     62.04     54.05
  1/25/04..........................................     93.64     64.68     55.42     47.93
  4/25/04..........................................     85.30     57.96     49.10     42.11
  7/25/04..........................................     77.10     51.44     43.13     36.57
  10/25/04.........................................     69.22     45.15     37.44     31.34
  1/25/05..........................................     61.80     39.34     32.20     26.56
  4/25/05..........................................     54.63     33.83     27.27     22.10
  7/25/05..........................................     47.55     28.51     22.56      0.00
  10/25/05.........................................     40.72     23.48      0.00      0.00
  1/25/06..........................................     35.01     19.30      0.00      0.00
  4/25/06..........................................     30.17      0.00      0.00      0.00
  7/25/06..........................................     25.35      0.00      0.00      0.00
  10/25/06.........................................     21.07      0.00      0.00      0.00
  1/25/07..........................................      0.00      0.00      0.00      0.00
Weighted Average Life (Years)......................      8.09      7.22      6.86      6.56

             PERCENTAGE OF ORIGINAL PRINCIPAL BALANCES OUTSTANDING


                           AND WEIGHTED AVERAGE LIVES


                                  CERTIFICATES


DISTRIBUTION DATE                                      0% CPR    5% CPR    7% CPR    9% CPR
-----------------                                      ------    ------    ------    ------
Closing Date.......................................    100.00%   100.00%   100.00%   100.00%
  10/25/97.........................................    100.00    100.00    100.00    100.00
  1/25/98..........................................    100.00    100.00    100.00    100.00
  4/25/98..........................................    100.00    100.00    100.00    100.00
  7/25/98..........................................    100.00    100.00    100.00    100.00
  10/25/98.........................................    100.00    100.00    100.00    100.00
  1/25/99..........................................    100.00    100.00    100.00    100.00
  4/25/99..........................................    100.00    100.00    100.00    100.00
  7/25/99..........................................    100.00    100.00    100.00    100.00
  10/25/99.........................................    100.00    100.00    100.00    100.00
  1/25/00..........................................    100.00    100.00    100.00    100.00
  4/25/00..........................................    100.00    100.00    100.00    100.00
  7/25/00..........................................    100.00    100.00    100.00    100.00
  10/25/00.........................................    100.00    100.00    100.00    100.00
  1/25/01..........................................    100.00    100.00    100.00    100.00
  4/25/01..........................................    100.00    100.00    100.00    100.00
  7/25/01..........................................    100.00    100.00    100.00    100.00
  10/25/01.........................................    100.00    100.00    100.00    100.00
  1/25/02..........................................    100.00    100.00    100.00    100.00
  4/25/02..........................................    100.00    100.00    100.00    100.00
  7/25/02..........................................    100.00    100.00    100.00    100.00
  10/25/02.........................................    100.00    100.00    100.00    100.00
  1/25/03..........................................    100.00    100.00    100.00    100.00
  4/25/03..........................................    100.00    100.00    100.00    100.00
  7/25/03..........................................    100.00    100.00    100.00    100.00
  10/25/03.........................................    100.00    100.00    100.00    100.00
  1/25/04..........................................    100.00    100.00    100.00    100.00
  4/25/04..........................................    100.00    100.00    100.00    100.00
  7/25/04..........................................    100.00    100.00    100.00    100.00
  10/25/04.........................................    100.00    100.00    100.00    100.00
  1/25/05..........................................    100.00    100.00    100.00    100.00
  4/25/05..........................................    100.00    100.00    100.00    100.00
  7/25/05..........................................    100.00    100.00    100.00      0.00
  10/25/05.........................................    100.00    100.00      0.00      0.00
  1/25/06..........................................    100.00    100.00      0.00      0.00
  4/25/06..........................................    100.00      0.00      0.00      0.00
  7/25/06..........................................    100.00      0.00      0.00      0.00
  10/25/06.........................................    100.00      0.00      0.00      0.00
  1/25/07..........................................      0.00      0.00      0.00      0.00
Weighted Average Life (Years)......................      9.49      8.74      8.24      7.99

                   THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

GENERAL

     The Federal Family Education Loan Program ("FFELP") (formerly the Guaranteed Student Loan Program (the "Guaranteed Student Loan Program")) under Title IV of the Higher Education Act provides for loans to be made to students or parents of dependent students enrolled in eligible institutions to finance a portion of the costs of attending school. If a borrower defaults on a Student Loan (as described herein), becomes totally or permanently disabled, dies, files for bankruptcy or attends a school that closes prior to the student earning a degree, or if the applicable educational institution falsely certifies the borrower's eligibility for a Student Loan (collectively, "insurance triggers"), the holder of the loan (which must be an eligible lender) may file a claim with the applicable Guarantor. Provided that the loan has been properly originated and serviced, the Guarantor pays the holder all or a portion of the unpaid principal balance on the loans as well as accrued interest. See "-- Guarantors." Origination and servicing requirements, as well as procedures to cure deficiencies, are established by the Department and the Guarantors.

     Under the FFELP, payment of principal and interest with respect to the Student Loans is guaranteed upon occurrence of an insurance trigger by the applicable Guarantor and reinsured by the Department. As described herein, the Guarantors are entitled, subject to certain conditions, to be reimbursed by the Department for all or a portion of Guarantee Payments they make pursuant to a program of federal reinsurance under the Act. See "-- Insurance and Reinsurance of Guarantors." In addition, the related Eligible Lender Trustee, as an "eligible lender" and the "holder" of the Financed Student Loans under the Higher Education Act on behalf of a Trust, is entitled to receive from the Department certain interest subsidy payments ("Interest Subsidy Payments") and special allowance payments ("Special Allowance Payments") with respect to certain Student Loans as described herein.

     Guarantors enter into reinsurance agreements with the Secretary pursuant to which the Secretary agrees to reimburse the Guarantor for all or a portion of the amount expended by the Guarantor in discharge of its guarantee obligation with respect to default claims provided the loans have been properly originated and serviced. Except for claims resulting from death, disability or bankruptcy of a borrower, in which case the Secretary pays the Guarantor the full amount of the claim, the amount of reinsurance depends on the default experience of the Guarantor. See "-- Insurance and Reinsurance of Guarantors."

     In the event of a shortfall between the amounts of claims paid to holders of defaulted loans and reinsurance payments from the federal government, Guarantors pay the claims from their reserves. These reserves come from four principal sources: insurance premiums they charge on Student Loans (currently up to 1% of loan principal), administrative cost allowances from the Department (payment of which is currently discretionary on the part of the Department), debt collection activities (generally, the Guarantor may retain 27% of its collections on defaulted student loans), and investment income from reserve funds. Claims which a Guarantor is financially unable to pay will be paid by the Secretary or transferred to a financially sound Guarantor, if the Secretary makes the necessary determination that the Guarantor is so financially unable to pay.

     Several types of guaranteed student loans are currently authorized under the Act: (i) loans to students who pass certain financial need tests ("Subsidized Stafford Loans"); (ii) loans to students who do not pass the Stafford need tests or who need additional loans to supplement their Subsidized Stafford Loans ("Unsubsidized Stafford Loans"); (iii) loans to parents of students ("PLUS Loans") who are dependents and whose need exceeds the financing available from Unsubsidized Stafford Loans and/or Subsidized Stafford Loans; and
(iv) loans to consolidate the borrower's obligations under various federally authorized student loan programs into a single loan ("Consolidation Loans"). Prior to July 1, 1994 the Act also permitted loans to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent undergraduate students who needed additional loans to supplement their Subsidized Stafford Loans ("Supplemental Loans to Students" or "SLS Loans").

     The FFELP is subject to statutory and regulatory revision from time to time. The most recent revisions are contained in the Higher Education Amendments of 1992 (the "1992 Amendments"), the Omnibus

Budget Reconciliation Act of 1993 (the "1993 Act") and the Higher Education Technical Amendments of 1993 (the "Technical Amendments"). As part of the 1992 Amendments the name of the Guaranteed Student Loan Program was changed to the FFELP. The 1993 Act contains significant changes to the FFELP and creates a direct loan program funded directly by the U.S. Department of Treasury (each loan under such program, a "Federal Direct Student Loan").

     Following enactment of the 1992 Amendments, Subsidized Stafford Loans and Unsubsidized Stafford Loans, PLUS Loans and Consolidation Loans are officially referred to as "Federal Stafford Loans," "Federal Unsubsidized Stafford Loans," "Federal PLUS Loans" and "Federal Consolidation Loans," respectively.

     The description and summaries of the Higher Education Act, the FFELP, the Guarantee Agreements and the other statutes, regulations and documents referred to in this Prospectus describe or summarize the material provisions of such statutes, regulations and agreements. The Higher Education Act is codified at 20 U.S.C. sec. 1071 et seq., and the regulations promulgated thereunder can be found at 34 C.F.R. Part 682. There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this Prospectus or of the statutes and regulations implementing these programs. See "Risk Factors -- Changes in Legislation May Adversely Affect Financed Student Loans and Guarantors."

LEGISLATIVE AND ADMINISTRATIVE MATTERS

     The Higher Education Act was amended by enactment of the 1992 Amendments, the general provisions of which became effective on July 23, 1992 and which extend the principal provisions of the FFELP to September 30, 1998 (or in the case of borrowers who have received loans prior to that date, September 30, 2002, except that authority to make Consolidation Loans expires on September 30,
1998). The Technical Amendments became effective on December 20, 1993.

     The 1993 Act, effective on August 10, 1993, implements a number of changes to the federal guaranteed student loan programs, including imposing on lenders or holders of guaranteed student loans certain fees, providing for 2% lender risk sharing, reducing reimbursement payments to Guarantors, reducing interest rates and Special Allowance Payments for certain loans, reducing the interest payable to holders of Consolidation Loans and affecting the Department's financial assistance to Guarantors, including by reducing the percentage of claims the Department will reimburse Guarantors and reducing more substantially the premiums and default collections that Guarantors are entitled to receive and/or retain. In addition, such legislation also contemplates replacement of at least 60% of the federal guaranteed student loan programs with direct lending by the Department by the 1998-99 Academic Year.

     The transition from the federal guaranteed student loan programs to the new direct lending program has resulted in increasing reductions since 1993 in the volume of FFELP Loans made under the existing programs. Such volume reductions and other changes effected by the 1993 Act could reduce revenues received by the Guarantors that are available to pay claims on defaulted Student Loans in a timely manner and have other adverse economic consequences to the Guarantors and their ability to pay claims. Finally, the level of competition currently in existence in the secondary market for loans made under the existing programs could be reduced, resulting in fewer potential buyers of the Student Loans and lower prices available in the secondary market for those loans, and the liquidity provided by such market may be impaired.

ELIGIBLE LENDERS, BORROWERS AND INSTITUTIONS

     Lenders eligible to make and/or hold loans under the FFELP generally include banks, savings and loan associations, credit unions, pension funds, insurance companies and, under certain conditions, schools and Guarantors. First Union -- Pennsylvania is an eligible lender for the purpose of making Consolidation Loans and holding Student Loans made under FFELP.

     A Student Loan made under FFELP may be made only to qualified borrowers. Generally, a qualified borrower is an individual or the parent of an individual who (a) has been accepted for enrollment or is enrolled and is maintaining satisfactory progress at an eligible institution, (b) is carrying or will carry at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by such institution, (c) has agreed to notify promptly the holder of the loan of any address change and (d) meets the application "need" requirements for the particular loan program. Each loan is to be evidenced by an unsecured promissory note signed by the qualified borrower.

     Eligible Institutions are post-secondary schools which meet the requirements set forth in the Higher Education Act. They include institutions of higher education, proprietary institutions of higher education and post-secondary vocational institutions.

FINANCIAL NEED ANALYSIS

     Student Loans may generally be made in amounts, subject to certain limits and conditions, to cover the student's estimated costs of attendance, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses (as determined by the institution). Each borrower must undergo a need analysis, which requires the borrower to submit a need analysis form to a multiple data entry processor which forwards the information to the federal central processor. The central processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and/or the family is expected to contribute towards the student's cost of education (the "family contribution"). After receiving information on the family contribution, the institution then subtracts the family contribution from its cost of attendance to determine the student's eligibility for grants, Subsidized Stafford Loans and work assistance. The difference between (a) the sum of (i) the amount of grants, (ii) the amount earned through work assistance and (iii) the amount of Subsidized Stafford Loans for which the borrower is eligible, and (b) the student's estimated cost of attendance (the "Unmet Need") may be borrowed through Unsubsidized Stafford Loans. Parents may finance the family contribution amount through their own resources or through PLUS Loans.

SPECIAL ALLOWANCE PAYMENTS


     The Higher Education Act provides for quarterly Special Allowance Payments to be made by the Department to holders of Student Loans to the extent necessary to ensure that such holder receives at least a specified market interest rate of return on such loans. The rates for Special Allowance Payments are based on formulas that differ according to the type of loans, the date the loan was originally made or insured and the type of funds used to finance such a loan. A Special Allowance Payment is made for each of the 3-month periods ending March 31, June 30, September 30 and December 31. The Special Allowance Payment equals the average unpaid principal balance (including interest permitted to be capitalized) of all eligible loans held by such holder during such period multiplied by the special allowance percentage. The special allowance percentage is computed by (i) determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for such 3-month period, (ii) subtracting the applicable borrower interest rate on such loan from such average, (iii) adding the applicable Special Allowance Margin (as set forth below) to the resultant percentage, and (iv) dividing the resultant percentage by 4.



  DATE OF DISBURSEMENT               SPECIAL ALLOWANCE MARGIN
  --------------------               ------------------------
  Prior to 10/17/86                           3.50%
  10/17/86 - 9/30/92                          3.25%
  10/1/92 - 6/30/95                           3.10%
   7/1/95 - 6/30/98        2.50% (Subsidized and Unsubsidized Stafford
                            Loans, in school, grace or Deferral) 3.10%
                         (Subsidized and Unsubsidized Stafford Loans, in
                                  repayment and all other loans)

     Special Allowance Payments are available on variable rate PLUS Loans and SLS Loans as described below under "PLUS and SLS Loan Programs" only if the variable rate, which is reset annually based on the 52-week Treasury Bill, would exceed the applicable maximum rate.

ORIGINATION FEES

     The eligible lender charges borrowers an origination fee on Subsidized and Unsubsidized Stafford Loans and PLUS Loans equal to 3% of the principal balance of each loan. The amount of the origination fee may be deducted from each disbursement pursuant to a loan on a pro rata basis. No origination fee is paid on Consolidation Loans.

     Lenders must refund all origination fees attributable to a disbursement that was returned to the lender by the school or repaid or not delivered within 120 days of the disbursement. Such origination fees must be refunded by crediting the borrower's loan balance with the applicable lender.

STAFFORD LOANS

     The Higher Education Act provides for (i) federal insurance or reinsurance of Subsidized Stafford Loans made by eligible lenders to qualified borrowers,
(ii) Interest Subsidy Payments on certain eligible Subsidized Stafford Loans to be paid by the Department to holders of the loans in lieu of the borrower making interest payments, and (iii) Special Allowance Payments representing an additional subsidy paid by the Department to the holders of eligible Subsidized Stafford Loans (collectively referred to herein as "Federal Assistance").

     Subsidized Stafford Loans are loans under the FFELP that may be made, based on need, only to post-secondary students accepted or enrolled in good standing at an eligible institution who are carrying at least one-half the normal full-time course load at such institution. The Higher Education Act limits the amount a student can borrow in any academic year and the amount he or she can have outstanding in the aggregate. The following chart sets forth the current and historic loan limits.

                              MAXIMUM LOAN AMOUNTS
                         FEDERAL STAFFORD LOAN PROGRAM

                                                                     ALL
                                                                 STUDENTS (1)    INDEPENDENT STUDENTS(1)
                                                                --------------   -----------------------
                                                                 BASE AMOUNT      ADDITIONAL
                                                                SUBSIDIZED AND   UNSUBSIDIZED
                                    SUBSIDIZED    SUBSIDIZED     UNSUBSIDIZED      ONLY ON
                                       PRE-         ON OR        ON OR AFTER       OR AFTER      TOTAL
BORROWER'S ACADEMIC LEVEL             1/1/87     AFTER 1/1/87     7/7/93(2)       7/1/94(3)      AMOUNT
-------------------------           ----------   ------------   --------------   ------------   --------
UNDERGRADUATE (PER YEAR)..........   $ 2,500       $ 2,625         $ 2,625         $ 4,000      $  6,625
  1st year........................   $ 2,500       $ 2,625         $ 3,500         $ 4,000      $  7,500
  2nd year........................   $ 2,500       $ 4,000         $ 5,500         $ 5,000      $ 10,500
  3rd year and above..............   $ 5,000       $ 7,500         $ 8,500         $10,000      $ 18,500
GRADUATE (PER YEAR)...............   $ 5,000       $ 7,500         $ 8,500         $10,000      $ 18,500
AGGREGATE LIMIT
  Undergraduate...................   $12,500       $17,250         $23,000         $23,000      $ 46,000
  Graduate (including
     undergraduate)...............   $25,000       $54,750         $65,500         $73,000      $138,500

---------------

(1) The loan limits are inclusive of both Federal Stafford Loans and Federal Direct Student Loans.
(2) These amounts represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Loan.

(3) Independent undergraduate students, graduate students or professional students may borrow these additional amounts. In addition, dependent undergraduate students may also receive these additional Loan amounts if the parents of such students are unable to provide the family contribution amount and it is unlikely that the student's parents will qualify for a Federal PLUS Loan.

     The interest rate paid by the borrower on a Subsidized Stafford Loan is dependent on the date the promissory note evidencing the loan is signed by the borrower except for loans made prior to October 1, 1992, whose interest rate depends on any outstanding borrowings of that borrower as of such date. The rate for variable rate Subsidized Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30, is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum Rate or (b) the sum of
(i) the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held prior to such June 1 and (ii) the applicable Interest Rate Margin.

                           SUBSIDIZED STAFFORD LOANS


DATE OF DISBURSEMENT           BORROWER RATE             MAXIMUM RATE      INTEREST RATE MARGIN
--------------------           -------------           -----------------   ---------------------
09/13/83 - 06/30/88    8%                              8%                  N/A
07/01/88 - 09/30/92    8% for 48 months; thereafter,   8% for 48 months,   3.25%
                       91-Day Treasury + Interest      then 10%
                       Rate Margin
10/01/92 - 06/30/94    91-Day Treasury + Interest      9%                  3.10%
                       Rate Margin
07/01/94 - 06/30/95    91-Day Treasury + Interest      8.25%               3.10%
                       Rate Margin
07/01/95 - 06/30/98    91-Day Treasury + Interest      8.25%               2.50% (in school,
                       Rate Margin                                         grace or Deferral);
                                                                           3.10% (in
                                                                           repayment)


     The Technical Amendments provide that, for fixed rate loans made on or after July 23, 1992 and for certain loans made to new borrowers on or after July 1, 1988, the lender must have converted by January 1, 1995 the interest rate on such loans to an annual interest rate adjusted each July 1 equal to (1) for certain loans made between July 1, 1988 and July 23, 1992, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.25% and (2) for loans made on or after July 23, 1992, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.10%, in each case capped at the applicable interest rate for such loan existing prior to the conversion. The variable interest rate does not apply to loans made prior to July 23, 1992 during the first 48 months of repayment.

     Holders of Subsidized Stafford Loans are eligible to receive Special Allowance Payments. The Department is responsible for paying interest on Subsidized Stafford Loans while the borrower is a qualified student, during a Grace Period or during certain Deferral Periods. The Department makes quarterly Interest Subsidy Payments to the owner of Subsidized Stafford Loans in the amount of interest accruing on the unpaid balance thereof prior to the commencement of repayment or during any Deferral Periods. The Higher Education Act provides that the owner of an eligible Subsidized Stafford Loan shall be deemed to have a contractual right against the United States to receive Interest Subsidy Payments and Special Allowance Payments in accordance with its provisions. Receipt of Interest Subsidy Payments and Special Allowance Payments is conditioned on compliance with the requirements of the Higher Education Act and continued eligibility of such loan for federal reinsurance. Such eligibility may be lost, however, if the loans are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreements. See "-- Eligible Lenders, Borrowers and Institutions"; "Risk Factors -- Risk of Loss of Guarantor and Department Payments for Failure to Comply with Loan Origination and Servicing Procedures for Student Loans"; "Formation of the Trust -- Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements -- Servicing Procedures."

     Interest Subsidy Payments and Special Allowance Payments are generally received within 45 days to 60 days after the end of any given calendar quarter (provided that the applicable claim form is properly filed with the Department), although there can be no assurance that such payments will in fact be received from the Department within that period. See "Risk Factors -- Variability of Actual Cash Flows." The Master Servicer has agreed to prepare and file with the Department all such claims forms and any other required documents or filings on behalf of the Eligible Lender Trustee as owner of the Financed Student Loans on behalf of the Trust. The Master Servicer has also agreed to assist the Eligible Lender Trustee in monitoring, pursuing and obtaining such Interest Subsidy Payments and Special Allowance Payments, if any, with respect to such Financed Student Loans. Interest Subsidy Payments and Special Allowance Payments will be remitted with respect to such Financed Student Loans within two business days of receipt thereof by the Eligible Lender Trustee to the Collection Account.


     Repayment of principal on a Subsidized or Unsubsidized Stafford Loan typically does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable Grace Period, as described below. Any borrower may voluntarily prepay without premium or penalty any loan and in connection therewith may waive any Grace Period or Deferral Period. In general, each loan must be scheduled for repayment over a period of not more than ten years after the commencement of repayment. The Act currently requires minimum annual payments of $600 including principal and interest, unless the borrower and the lender agree to lesser payments. As of July 1, 1995, lenders are required to offer borrowers a choice among standard, graduated and income-sensitive repayment schedules. These repayment options must be offered to all new borrowers who enter repayment on or after July 1, 1995. If a borrower fails to elect a particular repayment schedule or fails to submit the documentation necessary for the option the borrower chooses, the standard repayment schedule will be used.

     Repayment of principal on a Subsidized or Unsubsidized Stafford Loan must generally commence following a period of (a) not less than 9 months or more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is 9% per annum or 8% per annum and for loans to first time borrowers on or after July 1, 1988) after the borrower ceases to pursue at least a half-time course of study (a "Grace Period"). However, during certain other periods (each, a "Deferral Period") and subject to certain conditions, no principal repayments need be made, including periods when the student has returned to an eligible educational institution on a full time (or in certain cases half time) basis or is pursuing studies pursuant to an approved graduate fellowship program, or when the student is a member of the Armed Forces or a volunteer under the Peace Corps Act or the Domestic Volunteer Service Act of 1973, or when the borrower is temporarily or totally disabled, or periods during which the borrower may defer principal payments because of temporary financial hardship. For new borrowers to whom loans are first disbursed on or after July 1, 1993, payment of principal may be deferred only while the Borrower is at least a half-time student or is in an approved graduate fellowship program or is enrolled in a rehabilitation program, or when the borrower is seeking but unable to find full-time employment, or when for any reason the lender determines that payment of principal will cause the borrower economic hardship: in the case of unemployment or economic hardship the Deferral is subject to a maximum Deferral period of three years. The 1992 Amendments also require forbearance of loans in certain circumstances and permit forbearance of loans in certain other circumstances (each such period, a "Forbearance Period").

     The Unsubsidized Stafford Loan program created under the 1992 Amendments is designed for borrowers who do not qualify for Subsidized Stafford Loans and for independent, graduate and professional students whose Unmet Need exceeds what they can borrow under the Subsidized Stafford Loan program. The basic requirements for Unsubsidized Stafford Loans are essentially the same as those for the Subsidized Stafford Loans, including with respect to provisions governing the interest rate, the annual loan limits and the Special Allowance Payments. The terms of the Unsubsidized Stafford Loans, however, differ in some respects. Specifically, the federal government does not make Interest Subsidy Payments on Unsubsidized Stafford Loans.

     The borrower must either pay interest on a periodic basis beginning 60 days after the time the loan is disbursed or capitalize the interest that accrues until repayment begins. Effective July 1, 1994, the maximum insurance premium was set at 1%. Subject to the same loan limits established for Subsidized Stafford Loans, the student may borrow up to the amount of such student's Unmet Need. Lenders are authorized to make Unsubsidized Stafford Loans applicable for periods of enrollment beginning on or after October 1, 1992.

PLUS AND SLS LOAN PROGRAMS

     The Higher Education Act also provides for the PLUS Program. The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students. The 1993 Act eliminated the SLS Program after July 1, 1994.

     The PLUS program permits parents of dependent students to borrow an amount equal to each student's Unmet Need. Under the former SLS program, independent graduate or professional students and certain dependent undergraduate students were permitted to borrow subject to the same loan limitations.

     The first payment of principal and interest is due within 60 days of full disbursement of the loan except for borrowers eligible for Deferral who may defer principal and interest payments while eligible for Deferral; deferred interest is then capitalized periodically or at the end of the Deferral period under specific arrangements with the borrower. The maximum repayment term is 10 years. PLUS and SLS loans carry no in-school interest subsidy.

     The interest rate determination for a PLUS or SLS loan is dependent on when the loan was originally made or disbursed. Some PLUS or SLS loans carry a variable rate. The rate varies annually for 12-month periods beginning on July 1 and ending on June 30. The variable rate is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum Rate or (b) the sum of
(i) the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to such June 1, and (ii) the applicable Interest Rate Margin as set forth below.

     A holder of a PLUS or SLS loan is eligible to receive Special Allowance Payments during any such 12-month period if (a) the sum of (i) the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to such June 1 and (ii) the Interest Rate Margin exceeds (b) the Maximum Rate.

                                 PLUS/SLS LOANS


DATE OF DISBURSEMENT       BORROWER RATE      MAXIMUM RATE   INTEREST RATE MARGIN
--------------------       -------------      ------------   --------------------
Prior to 10/01/81        9%                    9%                     N/A
10/01/81 - 10/30/82      14%                   14%                    N/A
11/01/82 - 06/30/87      12%                   12%                    N/A
07/01/87 - 09/30/92      52-Week Treasury +    12%                   3.25%
                         Interest Rate
                         Margin
10/01/92 - 06/30/94      52-Week Treasury +    PLUS 10%              3.10%
                         Interest Rate
                         Margin                SLS 11%
After 06/30/94           52-Week Treasury +    9%                    3.10%
(SLS repealed 07/01/94)  Interest Rate
                         Margin


THE CONSOLIDATION LOAN PROGRAM

     The Higher Education Act authorizes a program under which certain borrowers may consolidate their various Student Loans into Consolidation Loans which will be insured and reinsured to the same extent as other loans made under the FFELP. Under this program, a lender may make a Consolidation Loan only if, among other things, (a) such lender holds one of the borrower's outstanding Student Loans that is selected for consolidation, or (b) the borrower has unsuccessfully sought a Consolidation Loan from the holders of the Student Loans selected for consolidation.

     Consolidation Loans are made in an amount sufficient to pay outstanding principal and accrued unpaid interest and late charges on all Student Loans made under FFELP, as well as loans made pursuant to various other federal student loan programs, which were selected by the borrower for consolidation. The unpaid principal balance of a Consolidation Loan made prior to July 1, 1994 bears interest at a rate not less than 9%. The interest rate on a Consolidation Loan made after July 1, 1994 is equal to the weighted average of the interest rates on the loans selected for consolidation, rounded upward to the nearest whole percent. The holder of a Consolidation Loan made on or after October 1, 1993 must pay the Secretary a monthly rebate fee calculated on an annual basis equal to 1.05 percent of the principal plus accrued unpaid interest on any such loan.

     The repayment term under a Consolidation Loan varies depending upon the aggregate amount of the loans being consolidated. In no case may the repayment term exceed 30 years. A Consolidation Loan is evidenced by an unsecured promissory note and entitles the borrower to prepay the loan, in whole or in part, without penalty.

GUARANTORS

     The Higher Education Act authorizes Guarantors to support education financing and credit needs of students at post-secondary schools. Under various programs throughout the United States, Guarantors insure and sometimes service and hold guaranteed student loans. The Guarantors are reinsured by the federal government for 80% to 100% of claims paid, depending on their claims experience for loans disbursed prior to October 1, 1993 and for 78% to 98% of claims paid for loans disbursed on or after October 1, 1993. See "-- Insurance and Reinsurance of Guarantors."

     Guarantors may collect a one-time insurance fee of up to 1% of the principal amount of each loan, other than Consolidation Loans, that the agency guarantees.

     The Higher Education Act requires every state to designate a Guarantor, either by establishing its own or by designating another Guarantor. A Guarantor who has been designated by a particular state is obligated to guarantee loans for students who reside or attend school in such state and must agree to provide loans to any such students who are otherwise unable to obtain a loan from any other lender. Guarantors may guarantee a loan made to any eligible borrower and are not limited to guaranteeing loans for students attending institutions in their particular state or region or for their residents attending schools in another state or region. Certain Guarantors have been designated as the Guarantor for more than one state. Some Guarantors contract with other entities to administer their Guarantor program.

     Each Student Loan to be sold to the Eligible Lender Trustee on behalf of the Trust will be guaranteed as to principal and interest by a Guarantor pursuant to a Guarantee Agreement between such Guarantor and the Eligible Lender Trustee.

INSURANCE AND REINSURANCE OF GUARANTORS

     A Student Loan is considered to be in default for purposes of the Higher Education Act when the borrower fails to make an installment payment when due, or to comply with other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments.

     If the loan is guaranteed by a Guarantor, the eligible lender is reimbursed by the Guarantor for 100% (98% for loans first disbursed on or after October 1, 1993) of the unpaid principal balance of the loan plus accrued unpaid interest on any loan defaulted so long as the eligible lender has properly originated and serviced such loan. Under certain circumstances a loan deemed ineligible for reimbursement may be restored to eligibility.

     Under the Higher Education Act, the Department enters into a reinsurance agreement with each Guarantor, which provides for federal reinsurance of amounts paid to eligible lenders by the Guarantor with respect to defaulted loans. Pursuant to such agreements, the Department agrees to reimburse a Guarantor for 100% of the amounts expended in connection with a claim resulting from the death, bankruptcy or total and permanent disability of a borrower, the death of a student whose parent is the borrower of a PLUS Loan or claims by borrowers who received loans on or after January 1, 1986 and who are unable to complete the programs in which they are enrolled due to school closure or borrowers whose borrowing eligibility was falsely certified by the eligible institution; such claims are not included in calculating a Guarantor's "claims experience" for federal reinsurance purposes, as set forth below. The Department is also required to repay the unpaid balance of any loan if collection is stayed under the Federal bankruptcy code and is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Department.

     With respect to FFELP loans in default, the Department is required to pay the applicable Guarantor a certain percentage ("Reinsurance Rate") of the amount such agency paid pursuant to default claims filed by the lender on a reinsured loan. The level of such Reinsurance Rate is subject to specified reductions when the total reinsurance claims paid by the Department to a Guarantor during a fiscal year equals or exceeds 5% of the aggregate original principal amount of FFELP loans guaranteed by such agency that are in repayment on the last day of the prior fiscal year. Accordingly, the amount of the reinsurance payment received by the Guarantor may vary. The Reinsurance Rates are set forth in the following table.

GUARANTOR'S CLAIMS EXPERIENCE(1)            APPLICABLE REINSURANCE RATE(2)
--------------------------------            ------------------------------
     0% up to 5%                     98% (100% for loans disbursed before Oct. 1,
                                                         1993)
     5% up to 9%                   88% (90% for loans disbursed before Oct. 1, 1993)
     9% and over                   78% (80% for loans disbursed before Oct. 1, 1993)

---------------

(1) The claims experience is not cumulative. Rather, the claims experience for any given Guarantor is determined solely on the basis of claims for any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.
(2) Within each fiscal year, the applicable Reinsurance Rate steps down incrementally with respect to claims made only after the claims experience thresholds are reached.

     On August 10, 1993 President Clinton signed the 1993 Act, which made a number of changes, including reducing to 98% the maximum percentage of Guarantee Payments the Department will reimburse for loans first disbursed on or after October 1, 1993, reducing substantially the premiums and default collections that Guarantors are entitled to receive and/or retain and giving the Department broad powers over Guarantors and their reserves. These powers include the authority to require a Guarantor to return all reserve funds to the Department if the Department determines such action is necessary to ensure an orderly termination of the Guarantor, to serve the best interests of the student loan programs or to ensure the proper maintenance of such Guarantor's funds or assets. The Department is also now authorized to direct a Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Guarantor and/or to cease any activities involving the use of the Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Guarantor's reinsurance agreement if the Department determines that such action is necessary to protect the federal fiscal interest or to ensure an orderly transition to full implementation of direct federal lending. Certain of these changes create a significant risk that the resources available to the Guarantors to meet their guarantee obligations will be significantly reduced. In addition, this legislation greatly expands the Federal Direct Student Loan Program volume to a minimum of approximately 60% of student loan demand in academic year 1998-1999, which could result in increasing reductions in the volume of loans made under the FFELP. Such changes could have an adverse effect on the financial condition of the Guarantors and on the ability of a Guarantor to satisfy its obligations under its Guarantee Agreement with respect to the Financed Student Loans. See "Risk Factors -- Changes in Legislation May Adversely Affect Financed Student Loans and Guarantors".

     In issuing guarantees with respect to Student Loans, each Guarantor is required by the Higher Education Act to review loan applications to verify the completion of required information and to make a determination that the applicant has not borrowed amounts in excess of any applicable annual and aggregate limits imposed by the Higher Education Act.

     The 1992 Amendments addressed industry concerns regarding the Department's commitment to providing support in the event of Guarantor failures. Pursuant to the 1992 Amendments, Guarantors are required to maintain specified reserve fund levels. Such levels are defined as 0.5% of the total attributable amount of all outstanding loans guaranteed by the agency for the fiscal year of the agency that begins in 1993, 0.7% for the agency's fiscal year beginning in 1994, 0.9% for the agency's fiscal year beginning in 1995 and 1.1% for the agency's fiscal year beginning on or after January 1, 1996. If (i) the Guarantor fails to achieve the minimum reserve level in any two consecutive years, (ii) the Guarantor's federal reimbursements are reduced to 80 percent (or 78 percent after October 1, 1993) or (iii) the Department determines the Guarantor's administrative or financial condition jeopardizes its continued ability to perform its responsibilities, the Department must require the Guarantor to submit and implement a management plan to address the deficiencies. The Department may terminate the Guarantor's agreements with the Department if the Guarantor fails to submit the required plan, or fails to improve its administrative or financial condition substantially, or if the Department determines the Guarantor is in danger of financial collapse. In such event, the Department is authorized to undertake specified actions to assure the continued payment of claims, including making advances to Guarantors to cover immediate cash needs, transfer guarantees to another Guarantor, or transfer of guarantees to the Department itself.

     The Higher Education Act provides that, subject to compliance with the Higher Education Act, the full faith and credit of the United States is pledged to the payment of federal reinsurance claims. It further provides that, subject to compliance with the Higher Education Act, Guarantors are deemed to have a contractual right against the United States to receive reinsurance in accordance with its provisions. In addition, the 1992 Amendments provide that if the Department determines that a Guarantor is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Department until such time as the obligations are transferred to a new Guarantor capable of meeting such obligations or until a successor Guarantor assumes such obligations. There can be no assurance that the Department would under any given circumstances assume such obligation to assure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Guarantor or by making a determination that such Guarantor is unable to meet its guarantee obligations.

                      POOL FACTORS AND TRADING INFORMATION

     Each of the "Class A-1 Note Pool Factor," the "Class A-2 Note Pool Factor" and the "Certificate Pool Factor" (each, a "Pool Factor") is a seven-digit decimal which the Administrator will compute for each Distribution Date indicating the remaining outstanding principal balance of each class of Notes or the remaining Certificate Balance, respectively, as of that Distribution Date (after giving effect to distributions on such Distribution Date), as a fraction of the initial outstanding principal balance of each class of Notes or the initial Certificate Balance, respectively. Each Pool Factor will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal balance of each class of Notes or the Certificate Balance, as applicable. A Securityholder's portion of the aggregate outstanding principal balance of each class of Notes or the Certificate Balance, as applicable, is the product of (i) the original denomination of that Securityholder's Note or Certificate and (ii) the applicable Pool Factor.

     Pursuant to the Indenture and the Trust Agreement, the Securityholders will receive quarterly reports concerning the payments received on the Financed Student Loans, the Pool Balance, the applicable Pool Factor and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Securities -- Reports to Securityholders".

                         DESCRIPTION OF THE SECURITIES

     Terms used in this section and not previously defined and not defined herein are defined under "Description of the Transfer and Servicing Agreements -- Distributions."

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture and the Certificates will be issued pursuant to the terms of the Trust Agreement, in each case substantially in the form filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The following description and summaries of certain terms of the Notes, the Certificates, the Indenture and the Trust Agreement describe or summarize the material provisions of such agreements. Copies of the Notes, the Certificates, the Indenture and the Trust Agreement will be substantially in the form filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part, and the provisions of the Indenture and the Trust Agreement are hereby incorporated by reference.


     The Class A-1 Notes, the Class A-2 Notes and the Certificates will each initially be represented by one or more Notes and Certificates, respectively, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Administrator, the "Depository") except as set forth below. The Securities will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only, provided that one Note or Certificate of each class may be issued in the residual amount. The Trust has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Securities. Unless and until Definitive Notes or Definitive Certificates are issued under the limited circumstances described herein, no Noteholder or Certificateholder will be entitled to receive a physical certificate representing a Note or Certificate. All references herein to actions by Noteholders or Certificateholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders or Certificateholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes or the Certificates, as the case may be, for distribution to Noteholders or Certificateholders in accordance with DTC's procedures with respect thereto. See "-- Book-Entry Registration" and "-- Definitive Securities".


THE NOTES

     Distributions of Interest. Interest will accrue on the principal balance of the Class A-1 Notes and the Class A-2 Notes at a rate per annum (calculated as provided below) equal to the Class A-1 Rate and the Class A-2 Rate, respectively. Interest will accrue from and including the Closing Date or from the most recent Distribution Date on which interest has been paid to but excluding the current Distribution Date (each an "Interest Period") and will be payable to the Noteholders on each Distribution Date. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date together with an amount equal to interest on such amount at the respective Note Interest Rate. Interest payments on the Notes for any Distribution Date will generally be funded from Available Funds and amounts on deposit in the Reserve Account remaining after the distribution of the Servicing Fee for each Monthly Servicing Payment Date and of the Trust Fees for each Distribution Date. See "Description of the Transfer and Servicing
Agreements -- Distributions" and "-- Credit Enhancement". If such sources are insufficient to pay the Noteholders' Interest Distribution Amount for such Distribution Date, such shortfall will be allocated pro rata to the Class A-1 Noteholders and the Class A-2 Noteholders (based upon the total amount of interest then due on each class of Notes).

     The "Class A-1 Rate" for each Interest Period will be equal to the lesser of (a) the T-Bill Rate for such Interest Period (determined as set forth under
"-- Determination of the T-Bill Rate") plus      % and (b) the Student Loan Rate
for such Interest Period. The "Class A-2 Rate" for each Interest Period will be equal to the lesser of the T-Bill Rate for such Interest Period (determined as
set forth under "-- Determination of the T-Bill Rate") plus      % and (b) the
Student Loan Rate for such Interest Period. The Class A-1 Rate and the Class A-2 Rate are the "Note Interest Rates."

     The "Student Loan Rate" for any Interest Period will equal the product of
(a) the quotient obtained by dividing (i) 365 (or 366 in a leap year) by (ii) the actual number of days elapsed in such Interest Period and (b) the percentage equivalent of a fraction, (i) the numerator of which is equal to Expected Interest Collections for the Collection Period relating to such Interest Period less the Trust Fees payable on the related Distribution Date and any Servicing Fees paid on the two preceding monthly Servicing Payment Dates during the related Collection Period and (ii) the denominator of which is the Pool Balance.


     "Expected Interest Collections" means, with respect to any Collection Period, the sum of (i) the amount of interest accrued, net of amounts required by the Higher Education Act to be paid to the Department or to be repaid to Guarantors or borrowers, with respect to the Financed Student Loans for such Collection Period (whether or not such interest is actually paid) and (ii) all Interest Subsidy Payments and Special Allowance Payments pursuant to claims submitted by the Eligible Lender Trustee for such Collection Period (whether or not actually received), net of amounts required to be paid to the Department with respect to the Financed Student Loans, to the extent not included in (i) above.


     Any Noteholders' Interest Index Carryover that may exist on any Distribution Date will be payable to the Noteholders on that Distribution Date on a pro rata basis, based on the amount of the Noteholders' Interest Index Carryover then owing on each class of Notes, and any succeeding Distribution Dates solely out of the amount of Available Funds remaining in the Collection Account on any such Distribution Date after distribution of the Trust Fees, the Noteholders' Distribution Amount, the Certificateholders' Distribution Amount, the amount, if any, necessary to be deposited into the Reserve Account to reinstate the balance therein to the Specified Reserve Account Balance; provided that (except on the final Distribution Date upon termination of the Trust) no amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will be available to pay any such Noteholders' Interest Index Carryover.

     Distributions of Principal. Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the Principal Distribution Amount for such Distribution Date, until the principal balance of the Notes is reduced to zero. Principal payments on the Notes will generally be derived from Available Funds remaining after the distribution of the Trust Fees, the Noteholders' Interest Distribution Amount and the Certificateholders' Interest Distribution Amount. In addition, in the event the Financed Student Loans are not sold pursuant to the auction process described under "Description of the Transfer and Servicing Agreements Termination" on or after the Auction Distribution Date on which the Pool Balance if the amount on deposit in the Reserve Account is greater than the Specified Reserve Account Balance, such excess will generally be released from the Reserve Account and distributed to Noteholders as an accelerated payment of principal. See "Description of the Transfer and Servicing Agreements -- Distributions" and
" -- Credit Enhancement". If such sources are insufficient to pay the Noteholders' Principal Distribution Amount for such Distribution Date, such shortfall will be added to the principal payable to the Noteholders on subsequent Distribution Dates. Amounts on deposit in the Reserve Account will not be available to make principal payments on the Notes except at maturity or on the final Distribution Date upon termination of the Trust.


     Principal payments on the Notes will be applied on each Distribution Date, first, to the principal balance of the Class A-1 Notes until such principal balance is reduced to zero and then to the principal balance of the Class A-2 Notes until such principal balance is reduced to zero; provided that following the occurrence of an Event of Default and the exercise by the Indenture Trustee, acting at the direction of the Noteholders, of remedies under the Indenture, principal payments on the Notes will be made first to the Class A-1 Noteholders, and then after the Class A-1 Notes have been paid in full, to the Class A-2 Noteholders, in each case ratably, without preference or priority. See " -- The Indenture -- Events of Default; Rights Upon Event of Default." The aggregate outstanding principal amount of the Class A-1 Notes will be payable in full on the July 2004 Distribution Date (the "Class A-1 Final Maturity Date") and of the Class A-2 Notes will be payable in full on the April 2010 Distribution Date (the "Class A-2 Final Maturity Date"). Although the maturity of certain of the Financed Student Loans may extend beyond such maturity dates, the actual date on which the aggregate outstanding principal and accrued interest of the Class A-1 Notes or Class A-2 Notes are paid may be earlier than the Class A-1 Final Maturity Date or

Class A-2 Final Maturity Date, respectively, based on a variety of factors, including those described above under "Risk Factors -- Prepayment, Maturity and Yield Risks", "Risk Factors -- Prepayment Risks Differ Between the Notes and the Certificates" and "The Financed Student Loan Pool -- Maturity and Prepayment Assumptions".


THE CERTIFICATES

     Distributions of Interest. Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance at a rate per annum (calculated as provided below) equal to the Certificate Rate. Interest will accrue during each Interest Period and will be payable to the Certificateholders on each Distribution Date. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the Certificate Rate. Interest distributions with respect to the Certificates for such Distribution Date will generally be funded from the portion of the Available Funds and the amounts on deposit in the Reserve Account remaining after the distribution of the Trust Fees and the Noteholders' Interest Distribution Amount for such Distribution Date. See "Description of the Transfer and Servicing
Agreements -- Distributions" and " -- Credit Enhancement -- Reserve Account".

     The "Certificate Rate" for each Interest Period will be equal to the lesser of (a) the T-Bill Rate for such Interest Period (determined as set forth under
" -- Determination of the T-Bill Rates") plus      % and (b) the Student Loan
Rate for such Interest Period.

     Any Certificateholders' Interest Index Carryover that may exist on any Distribution Date will be payable to the Certificateholders on that Distribution Date and any succeeding Distribution Dates solely out of the amount of Available Funds remaining in the Collection Account on any such Distribution Date after distribution of the Trust Fees, the Noteholders' Distribution Amount, the Certificateholders' Distribution Amount, the amount, if any, necessary to be deposited into the Reserve Account to reinstate the balance therein to the Specified Reserve Account Balance and any Noteholders' Interest Index Carryover; provided that (except on the final Distribution Date upon termination of the Trust) amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to pay any such Certificateholders' Interest Index Carryover.


     Distributions of Principal. Certificateholders will be entitled to distributions on each Distribution Date on and after which the Notes are paid in full in an amount generally equal to the Certificateholders' Principal Distribution Amount for such Distribution Date. Distributions with respect to principal payments on the Certificates for such Distribution Date will generally be funded from the portion of Available Funds remaining after distribution of the Trust Fees, any Noteholders' Distribution Amount and the Certificateholders' Interest Distribution Amount for such Distribution Date. See "Description of the Transfer and Servicing Agreements -- Distributions" and " -- Credit
Enhancement -- Reserve Account". In addition, in the event the Financed Student Loans are not sold pursuant to the auction process described under "Description of the Transfer and Servicing Agreements -- Termination" on or after the Auction Distribution Date, if the amount on deposit in the Reserve Account is greater than the Specified Reserve Account Balance, such excess will generally be released and paid to the Certificateholders as accelerated principal payments as described under "Description of the Transfer and Servicing Agreements -- Credit Enhancement -- Reserve Account", subject to the prior payment in full of the Notes. Amounts on deposit in the Reserve Account will not be available to make payments on the Certificate Balance except on the final Distribution Date upon termination of the Trust.



     The outstanding principal amount of the Certificates will be payable in full on the January 2016 Distribution Date (the "Certificate Final Payment Date"). The actual date on which the aggregate outstanding principal and accrued interest of the Certificates will be paid may be earlier than the Certificate Final Payment Date, however, based on a variety of factors, including those described above under "Risk Factors -- Prepayment, Maturity and Yield Risks", "Risk Factors -- Prepayment Risks Differ Between the Notes and the Certificates" and "The Financed Student Loan Pool -- Maturity and Prepayment Assumptions".

     Subordination of the Certificates. On any Distribution Date distributions in respect of interest on the Certificates will be subordinated to the payment of interest on the Notes and distributions in respect of the Certificate Balance will be subordinated to the payment of interest on the Notes (other than any Noteholders' Interest Index Carryover) and principal of the Notes. Consequently, on any Distribution Date, Available Funds and amounts on deposit in the Reserve Account remaining after payment of the Trust Fees will be applied to the payment of the Noteholders' Interest Distribution Amount (but not to the payment of any Noteholders' Interest Index Carryover) for such Distribution Date prior to any distribution thereof to Certificateholders. Moreover, no distributions in respect of principal of the Certificates will be made until the Distribution Date on or after which the Notes have been paid in full. Notwithstanding the foregoing, if on any Distribution Date following all distributions to be made on such Distribution Date the outstanding principal amount of the Notes would be in excess of the sum of the outstanding principal balance of the Financed Student Loans and any accrued but unpaid interest on the Financed Student Loans as of the last day of the related Collection Period plus the balance of the Reserve Account on such Distribution Date following such distributions, or if an Insolvency Event with respect to the Seller or an Event of Default under the Indenture has occurred and is continuing, amounts on deposit in the Collection Account and the Reserve Account will be applied on such Distribution Date to the payment of the Noteholders' Distribution Amount before any amounts are applied to the payment of the Certificateholders' Distribution Amount. In addition, on any Distribution Date, Available Funds remaining after payment of the Trust Fees, the Noteholders' Distribution Amount, the Certificateholders' Distribution Amount, the amount, if any, necessary to be deposited into the Reserve Account to reinstate the balance therein to the Specified Reserve Account Balance for such Distribution Date will be applied to the payment of the Noteholders' Interest Index Carryover prior to any distribution thereof to Certificateholders to cover the Certificateholders' Interest Index Carryover. Any portion of the Certificateholders' Interest Distribution Amount not received on such Distribution Date in connection with such subordination will be treated as a Certificateholders' Interest Shortfall to be paid on succeeding Distribution Dates.

DETERMINATION OF THE T-BILL RATE

     "T-Bill Rate" means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury bills sold at the most recent 91-day Treasury bill auction prior to such date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury bills cease to be reported as provided above, or that no such auction is held in a particular week, then the T-Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury bills shall again be reported or such an auction is held, as the case may be. The T-Bill Rate will be subject to a Lock-In Period of six business days.

     "Lock-In Period" means the period of days preceding any Distribution Date during which the Note Rate or Certificate Rate, as applicable, in effect on the first day of such period will remain in effect until the end of the Interest Period related to such Distribution Date.

     Accrued interest on either class of Notes from and including the Closing Date or the preceding Distribution Date, as applicable, to but excluding the current Distribution Date is calculated by multiplying the principal amount of such Notes by an "accrued interest factor." This factor is calculated by adding the interest rates applicable to each day on which each such Note has been outstanding since the Closing Date or the preceding Distribution Date, as applicable, and dividing the sum by 365 (or by 366 in the case of accrued interest which is payable on a Distribution Date in a leap year) and rounding the resulting number to nine decimal places.

     The following table sets forth the accrued interest factors that would have been applicable to any Note bearing interest at the indicated rates, assuming a 365-day year:


                                                            ASSUMED INTEREST
                                                 --------------------------------------
                                                    DAYS        RATE ON      INTEREST
SETTLEMENT DATE                                  OUTSTANDING   THE NOTES      FACTOR
---------------                                  -----------   ---------    -----------
1st............................................       0         5.00000%    0.000000000
2nd............................................       1         5.00000%    0.000136986
3rd............................................       2         5.00000%    0.000273973
4th............................................       3         5.00000%    0.000410959
5th*...........................................       4         5.15000%    0.000547945
6th............................................       5         5.15000%    0.000689041
7th............................................       6         5.15000%    0.000830137
8th............................................       7         5.15000%    0.000971233
9th............................................       8         5.15000%    0.001112329
10th...........................................       9         5.15000%    0.001253425


---------------

* First interest rate adjustment (91-day Treasury bills are generally auctioned weekly).

     The numbers in this table are examples given for information purposes only and are in no way a prediction of interest rates on any Notes. A similar factor calculated in the same manner is applicable to the return on the Certificates.

     The Administrator intends to make information concerning the current 91-day Treasury Bill Rate and the accrued interest factor available through Bloomberg L.P., but such information may not become available until several months after the Closing Date.

THE INDENTURE

     Modification of Indenture. With the consent of the holders of a majority of the outstanding Notes, the Indenture Trustee and the Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the Noteholders.

     Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture,
(iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Seller, an affiliate of either of them or any obligor on the Notes, (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Eligible Lender Trustee on behalf of the Trust to sell or liquidate the Financed Student Loans if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes,
(vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     The Trust and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Noteholders so long as such action will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder.

     Events of Default; Rights Upon Event of Default. An "Event of Default" with respect to the Notes is defined in the Indenture as consisting of the following (except as described in the remaining sentences of this paragraph):
(i) a default for five days or more in the payment of any interest on any Note after the same becomes due and payable; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of thirty days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding;
(iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within thirty days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal required to be distributed to Noteholders under the Indenture on any Distribution Date is limited to the amount of Available Funds and amounts on deposit in the Reserve Account after payment of the Servicing Fee, the Administration Fee and the Noteholders' Interest Distribution Amount. Any such shortfalls on any Distribution Date will be carried over as a Noteholders' Principal Shortfall to be paid on succeeding Distribution Dates. Therefore, the failure to pay principal on the Class A-1 Notes may not result in the occurrence of an Event of Default until the Class A-1 Final Maturity Date and the failure to pay principal on the Class A-2 Notes may not result in the occurrence of an Event of Default until the Class A-2 Final Maturity Date. In addition, the failure to pay the aggregate amount of Noteholders' Interest Index Carryover as a result of insufficient Available Funds will not result in the occurrence of an Event of Default.

     If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of a majority in principal amount of the Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority in principal amount of the Notes then outstanding at any time prior to the entry of judgment for the payment of such amount if (i) the Trust has paid to the Indenture Trustee a sum equal to all amounts then due with respect to the Notes (without giving effect to such acceleration) and (ii) all Events of Default (other than nonpayment of amounts due solely as a result of such acceleration) have been cured or waived.


     If the Notes have been declared to be due and payable following an Event of Default with respect thereto, the Indenture Trustee may, in its discretion, either require the Eligible Lender Trustee to sell the Financed Student Loans, or elect to have the Eligible Lender Trustee maintain possession of the Financed Student Loans and continue to apply collections with respect to such Financed Student Loans as if there had been no declaration of acceleration. In addition, the Indenture Trustee is prohibited from directing the Eligible Lender Trustee to sell the Financed Student Loans following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the collections on the Financed Student Loans would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the Notes then outstanding. If the proceeds of any such sale are insufficient to pay the then outstanding principal amount of the Notes and any accrued interest, such proceeds shall be distributed to the holders of Class A-1 Notes and Class A-2 Notes on a pro rata basis, based on the amount then owing on each class of Notes.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

     No holder of any Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have requested in writing that the Indenture Trustee institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

     In addition, the Indenture Trustee and the Noteholders will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law.

     None of the Indenture Trustee, the Seller, the Administrator, the Master Servicer or the Eligible Lender Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the Trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

     Certain Covenants. The Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture,
(iii) no Event of Default has occurred and is continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the rating of the Notes and the Certificates would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal or relevant state tax consequence to the Trust or to any Certificateholder or Noteholder.

     The Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust, (iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the Related Documents.

     The Trust may not engage in any activity other than financing, purchasing, owning, selling and managing the Financed Student Loans and the other assets of the Trust in the manner contemplated by the Related Documents and activities incidental thereto.

     The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Related Documents.

     Annual Compliance Statement. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as the Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

     The Indenture Trustee. Bankers Trust Company, a New York banking corporation, will be the Indenture Trustee under the Indenture. The Seller and its affiliates may maintain normal commercial banking relations with the Indenture Trustee.

     Fees. In consideration for its performance of its obligations under the Indenture, the Indenture Trustee will be entitled to receive compensation for its services in accordance with a separate agreement between the Administrator and the Indenture Trustee.

BOOK-ENTRY REGISTRATION

     Persons acquiring beneficial ownership interests in the Notes may hold their interests through The Depository Trust Company ("DTC") in the United States or Cedel or Euroclear in Europe and persons acquiring beneficial ownership interests in the Certificates may hold their interests through DTC. Securities will be registered in the name of Cede & Co. ("Cede") as nominee for DTC. Cedel and Euroclear will hold omnibus positions with respect to the Notes on behalf of Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the Indenture Trustee or the Eligible Lender Trustee, as applicable (the "Applicable Trustee"), through

Participants and Indirect Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. It is anticipated that the only "Securityholder", "Certificateholder" and "Noteholder" will be Cede, as nominee for DTC. Securityholders will not be recognized by the Applicable Trustee as Noteholders or Certificateholders as such terms are used in the Indenture and the Trust Agreement, respectively, and Securityholders will be permitted to exercise their rights only indirectly through DTC and its Participants.


     Transfers between DTC Participants will occur in the ordinary way in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Cross-market transfers between persons holding Notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to the Notes offered hereby. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic bookentry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to the Notes offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of Notes under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     DTC has advised the Administrator that it will take any action permitted to be taken by a Securityholder under the Indenture or the Trust Agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.


     NEITHER THE TRUST, THE SELLER, THE MASTER SERVICER, THE ADMINISTRATOR, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE NOR THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL OR EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CEDEL OR EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OR INTEREST ON THE SECURITIES, (3) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO SECURITYHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC AS THE SECURITYHOLDER.


DEFINITIVE SECURITIES

     The Notes and the Certificates will initially be issued in book-entry form. The Notes and the Certificates will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the Administrator advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, a Master Servicer Default or an Administrator Default, Securityholders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive security representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the Indenture or the Trust Agreement, as the case may be, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     Three or more holders of the Notes or one or more holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of the Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or the Notes. The

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

Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders.

     Three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance may, by written request to the Eligible Lender Trustee, obtain access to the list of all Certificateholders for the purpose of communicating with other
Certificateholders with respect to their rights under the Trust Agreement or under the Certificates.

REPORTS TO SECURITYHOLDERS

     On each Distribution Date, the Applicable Trustee will provide to Securityholders of record as of the related Record Date a statement setting forth substantially the same information as is required to be provided on the related quarterly report provided to the Indenture Trustee and the Trust described under "Description of Transfer and Servicing Agreements -- Statements to Indenture Trustee and Trust".

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Indenture or the Trust Agreement, as the case may be, the Applicable Trustee will mail to each person who at any time during such calendar year was a Securityholder and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

GENERAL

     The following is a summary of certain terms of the Sale Agreement, pursuant to which the Eligible Lender Trustee on behalf of the Trust will purchase the Financed Student Loans; the Master Servicing Agreement, pursuant to which, the Master Servicer will service and the Administrator will perform certain administrative functions with respect to the Financed Student Loans; the Administration Agreement, pursuant to which the Administrator will undertake certain other administrative duties with respect to the Trust and the Financed Student Loans; and the Trust Agreement, pursuant to which the Trust will be created and the Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). Each of such Transfer and Servicing Agreements will be substantially in the form filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The following description and summaries of certain terms of the Transfer and Servicing Agreements describe or summarize the material provisions of such agreements.

SALE OF FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES


     On or prior to the Closing Date, the Seller will sell and assign to the Eligible Lender Trustee on behalf of the Trust, without recourse, its entire interest in the Financed Student Loans and all collections received and to be received with respect thereto for the period after June 30, 1997 pursuant to the Sale Agreement. Each Financed Student Loan will be identified in schedules appearing as an exhibit to the Sale Agreement. The Eligible Lender Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the Notes. The net proceeds received from the sale of the Notes and the Certificates will be applied to the purchase of the Financed Student Loans.



     In the Sale Agreement, the Seller will make certain representations and warranties with respect to the Financed Student Loans to the Trust for the benefit of the Certificateholders and the Noteholders, including, among other things, that (i) each Financed Student Loan, on the date on which transferred to the Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (ii) the information provided with respect to the Financed Student Loans is true and correct as of the Cutoff Date and, in some cases, the Closing Date, and (iii) each Financed Student Loan, at the time it was originated, complied and, at the Closing Date or


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

Transfer Date (as defined below), as applicable, complies in all material respects with applicable federal and state laws (including, without limitation, the Higher Education Act, consumer credit, truth in lending, equal credit opportunity and disclosure laws) and applicable restrictions imposed under any Guarantee Agreement.

     Following the discovery by or notice to the Seller of a breach of any such representation or warranty with respect to any Financed Student Loan that materially and adversely affects the interests of the Certificateholders or the Noteholders in such Financed Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have such a material adverse effect), the Seller will, unless such breach is cured within 120 days, repurchase such Financed Student Loan from the Eligible Lender Trustee, as of the first day following the end of such 120-day period that is the last day of a Collection Period, at the related purchase price as of the day of repurchase equal to 100% (or 98%, in the case of any Financed Student Loan disbursed on or after October 1, 1993, if the related borrower is in default under such Financed Student Loan) of the amount required to prepay in full the respective Financed Student Loan under the terms thereof including all accrued interest thereon and any lost Interest Subsidy Payments and Special Allowance Payments with respect thereto (the "Purchase Amount"). In addition, the Seller will reimburse the Trust with respect to a Financed Student Loan for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such representation or warranty by the Seller. The repurchase and reimbursement obligations of the Seller will constitute the sole remedy available to or on behalf of the Trust, the Certificateholders or the Noteholders for any such uncured breach. The Seller's repurchase and reimbursement obligations are contractual obligations pursuant to the Sale Agreement that may be enforced against the Seller, but the breach of which will not constitute an Event of Default.


     To facilitate servicing and to reduce administrative costs, the Master Servicer will delegate to the respective Subservicers its responsibility to maintain custody of the promissory notes representing the Financed Student Loans held by the Eligible Lender Trustee on behalf of the Trust. The Seller's and the Master Servicer's accounting and other records will reflect the sale and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust, and Uniform Commercial Code financing statements reflecting such sale and assignment will be filed.


ACCOUNTS

     The Administrator will establish and maintain the Collection Account and the Reserve Account in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

     Funds in the Collection Account and the Reserve Account (together, the "Trust Accounts") will be invested as provided in the Master Servicing Agreement in Eligible Investments. "Eligible Investments" are: (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Monthly Servicing Payment Date or Distribution Date, as the case may be), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from the Rating Agencies in the highest investment category granted thereby; (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from the Rating Agencies in the highest investment category granted thereby; (d) investments in money market funds having a rating from the Rating Agencies in the highest investment

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


category granted thereby (including funds for which the Indenture Trustee, the Administrator or the Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor); (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above; (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; and (g) other investments acceptable to the Rating Agencies as being consistent with the rating of the Notes. Subject to certain conditions, Eligible Investments may include securities or other obligations issued by the Seller or its affiliates, or trusts originated by the Seller or its affiliates, or shares of investment companies for which the Seller or its affiliates may serve as the investment advisor. Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next Distribution Date or the next Monthly Servicing Payment Date (to the extent of the Servicing Fee due on such date). Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be retained by the Master Servicer.


     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has a long-term unsecured debt rating of investment grade and/or a short-term unsecured debt rating in the highest investment rating category, each as determined by at least two nationally recognized rating agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

     Pursuant to the Master Servicing Agreement, First Union -- North Carolina has agreed as the Master Servicer to service, and perform all other related tasks with respect to, all the Financed Student Loans acquired from time to time. So long as no claim is being made against a Guarantor for any Financed Student Loan, the Master Servicer will hold or cause the Subservicers to hold on behalf of the Trust the notes evidencing, and other documents relating to, that Financed Student Loan. The Master Servicer is required pursuant to the Master Servicing Agreement to perform all services and duties customary to the servicing of Student Loans (including all collection practices), and to do so in the same manner as the Master Servicer has serviced comparable student loans and in compliance with all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements and all other applicable federal and state laws.


     Without limiting the foregoing, the duties of the Master Servicer under the Master Servicing Agreement include, but are not limited to, collecting and depositing into the Collection Account (or, in the event that daily deposits into the Collection Account are not required, paying to the Administrator) all payments with respect to the Financed Student Loans. In addition, the Master Servicer will keep ongoing records with respect to such Financed Student Loans and collections thereon and will furnish quarterly and annual statements to the Administrator with respect to such information, in accordance with the Master Servicer's customary practices with respect to the Seller and as otherwise required in the Master Servicing Agreement. The Master Servicer, pursuant to the Subservicing Agreements, will cause the Subservicers to prepare for filing by the Master Servicer with the Department all appropriate claims forms and other documents and filings on behalf of the Eligible Lender Trustee in order to claim any Interest Subsidy Payments and Special Allowance Payments that may be payable in respect of each Collection Period with respect to the Financed Student Loans, and to perform other duties which include, but are not limited to,


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

responding to inquiries from borrowers on the Financed Student Loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers.

PAYMENTS ON FINANCED STUDENT LOANS


     Except as provided below, the Master Servicer will deposit all payments on Financed Student Loans (from whatever source) and all proceeds of Financed Student Loans collected by it during each Collection Period into the Collection Account within two business days of receipt thereof. Except as provided below, the Eligible Lender Trustee will deposit all Interest Subsidy Payments and all Special Allowance Payments with respect to the Financed Student Loans received by it during each Collection Period into the Collection Account within two business days of receipt thereof.



     However, provided (i) no Administrator Default has occurred and is continuing and (ii) the Rating Agencies have not downgraded or withdrawn their ratings of the Notes and the Certificates at the initial level (and each other condition as may be specified by the Rating Agencies is satisfied), the Master Servicer and the Eligible Lender Trustee will pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the Collection Account to the Administrator, and the Administrator will not be required to deposit such amounts into the Collection Account until on or before the business day immediately preceding each Monthly Servicing Payment Date (to the extent of the Servicing Fee payable on such date) and on or before the business day immediately preceding each Distribution Date (to the extent of the remainder of such amounts). In such event, the Administrator will deposit the aggregate Purchase Amount of Financed Student Loans repurchased by the Seller and purchased by the Master Servicer into the Collection Account on or before the business day preceding each Distribution Date. Pending deposit into the Collection Account, collections may be invested by the Administrator at its own risk and for its own benefit, and will not be segregated from funds of the Administrator.


MASTER SERVICER COVENANTS

     In the Master Servicing Agreement, the Master Servicer covenants that: (a) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Financed Student Loans, maintain in effect all qualifications required in order to service the Financed Student Loans and comply in all material respects with all requirements of law in connection with servicing the Financed Student Loans, the failure to comply with which would have a materially adverse effect on the Certificateholders or the Noteholders;
(b) it will not permit any rescission or cancellation of a Financed Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the Eligible Lender Trustee and the Indenture Trustee; (c) it will do nothing to impair the rights of the Certificateholders and the Noteholders in the Financed Student Loans and (d) it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any Financed Student Loan except pursuant to any applicable Deferral or Forbearance Periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the Seller in particular.

     Under the terms of the Master Servicing Agreement, if the Seller or the Master Servicer discovers, or receives written notice, that any covenant of the Master Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 120 days thereafter and has a materially adverse effect on the interest of the Certificateholders or the Noteholders in any Financed Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have such a material adverse effect), unless such breach is cured, the Master Servicer will purchase such Financed Student Loan as of the first day following the end of such 120-day period that is the last day of a Collection Period. In that event, the Master Servicer will be obligated to deposit into the Collection Account an amount equal to the Purchase Amount of such Financed Student Loan and the Trust's interest in any such purchased Financed Student Loan will be automatically assigned to the Master Servicer. In addition, the Master Servicer will reimburse the Trust with respect to any Financed Student Loan for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments

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

and Special Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such covenant of the Master Servicer.

SERVICING COMPENSATION


     The Master Servicer will be entitled to receive the Servicing Fee monthly in an amount equal to one-twelfth of the product of (i) 1.25% per annum and (ii) the Pool Balance as of the last day of the preceding calendar month, subject to adjustment, together with other administrative fees and similar charges, as compensation for performing the functions as master servicer for the Trust described above. The Servicing Fee set forth above may be subject to reasonable increase agreed to by the Administrator, the Eligible Lender Trustee and the Master Servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the Master Servicer in providing the services to be provided under the Master Servicing Agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, United States Postal Service postal rates or some other identifiable cost increasing event. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be payable on each Monthly Servicing Payment Date and will be paid solely out of Available Funds and amounts on deposit in the Reserve Account on such Monthly Servicing Payment Date.


     The Servicing Fee will compensate the Master Servicer for the costs of performing the functions of a third party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Financed Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments, accounting for collections and furnishing monthly and annual statements to the Administrator. The Servicing Fee also will reimburse the Master Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Financed Student Loans.

DISTRIBUTIONS

     Deposits to Collection Account. On or about the third business day prior to each Distribution Date (the "Determination Date"), the Administrator will provide the Indenture Trustee with certain information with respect to the distributions to be made on such Distribution Date.

     On or before the business day preceding each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will cause (or will cause the Master Servicer and the Eligible Lender Trustee to cause) a portion of the amount of the Available Funds equal to the Servicing Fee, payable on such date to be deposited into the Collection Account for payment of the Servicing Fee. On or before the business day prior to each Distribution Date, the Administrator will cause (or will cause the Master Servicer and the Eligible Lender Trustee to cause) the amount of Available Funds to be deposited into the Collection Account.

     For purposes hereof, the term "Available Funds" means, with respect to a Distribution Date or any Monthly Servicing Payment Date, the sum of the following amounts received with respect to the related Collection Period (or, in the case of a Monthly Servicing Payment Date, the applicable portion thereof) to the extent not previously distributed:

          (i) all collections received by the Master Servicer on the Financed Student Loans (including any Guarantee Payments received with respect to the Financed Student Loans and any amounts received as a result of a prepayment in connection with a Financed Student Loan) but net of (x) amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers (whether or not in the form of a principal reduction of the applicable Financed Student Loan), with respect to the Financed Student Loans for such Collection Period, including any origination fee payable to the Department on Federal Consolidation Loans disbursed after October 1, 1993, and (y) any collections in respect of principal on the Financed Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors in accordance with the Guarantee Agreements;

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

          (ii) any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during such Collection Period with respect to the Financed Student Loans;

          (iii) all proceeds of the liquidation of defaulted Financed Student Loans ("Liquidated Student Loans"), which became Liquidated Student Loans during such Collection Period in accordance with the Master Servicer's customary servicing procedures, net of expenses incurred by the Master Servicer in connection with such liquidation and any amounts required by law to be remitted to the borrower on such Liquidated Student Loans ("Liquidation Proceeds"), and all recoveries in respect of Liquidated Student Loans which were written off in prior Collection Periods;

          (iv) the aggregate Purchase Amounts received for those Financed Student Loans repurchased by the Seller or purchased by the Master Servicer under an obligation which arose during such Collection Period; and

          (v) the aggregate amounts, if any, received from the Seller or the Master Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Financed Student Loans pursuant to the Sale Agreement or the Master Servicing Agreement, respectively;


provided, however, that Available Funds will exclude all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Monthly Payment Date or Distribution Date; provided, further, that if with respect to any Distribution Date there would not be sufficient funds, after application of Available Funds (as defined above) and amounts available from the Reserve Account, to pay any of the items specified in clauses (i) through (iv) under "-- Distributions -- Distributions from Collection Account," then Available Funds for such Distribution Date will include, in addition to the Available Funds (as defined above), amounts on deposit in the Collection Account (or amounts held by the Administrator, or which the Administrator reasonably estimates to be held by the Administrator, for deposit into the Collection Account) on the Determination Date which would have constituted Available Funds for the Distribution Date succeeding such Distribution Date, up to the amount necessary to pay such items, and the Available Funds for such succeeding Distribution Date will be adjusted accordingly.


     Distributions from Collection Account. On each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will instruct the Indenture Trustee to pay to the Master Servicer the Servicing Fee due with respect to the period from and including the preceding Monthly Servicing Payment Date from amounts on deposit in the Collection Account.

     On each Distribution Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions, in the amounts and in the order of priority specified below, to the extent of the Available Funds with respect to such Distribution Date:

          (i) to the Master Servicer, the Servicing Fee due on such Distribution Date and all prior unpaid Servicing Fees;

          (ii) to the Administrator, the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

          (iii) to the Noteholders, the Noteholders' Interest Distribution Amount ratably, without preference or priority of any kind, according to the amounts payable on the Notes in respect of Noteholders' Interest Distribution Amount;

          (iv) to the Eligible Lender Trustee on behalf of the Certificateholders, the Certificateholders' Interest Distribution Amount, for distribution by the Eligible Lender Trustee pursuant to the Trust Agreement, ratably, without preference or priority of any kind, according to the amounts payable in respect of Certificateholders' Interest Distribution Amount;

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

          (v) to the Class A-1 Noteholders, the Noteholders' Principal Distribution Amount, ratably, without preference or priority of any kind, according to the amounts payable on the Class A-1 Notes for principal;

          (vi) on each Distribution Date on and after which the Class A-1 Notes have been paid in full, to the Class A-2 Noteholders, the Noteholders' Principal Distribution Amount, ratably, without preference or priority of any kind, according to the amounts payable on the Class A-2 Notes for principal;


          (vii) on each Distribution Date on and after which the Notes have been paid in full, to the Eligible Lender Trustee on behalf of the Certificateholders, the Certificateholders' Principal Distribution Amount, for distribution by the Eligible Lender Trustee pursuant to the Trust Agreement, ratably, without preference or priority of any kind, according to the amounts payable in respect of the Certificate Balance;


          (viii) to the Reserve Account, the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance;

          (ix) to the Noteholders, the aggregate unpaid amount of the Noteholders' Interest Index Carryover, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes in respect of Noteholders' Interest Index Carryover;

          (x) to the Eligible Lender Trustee on behalf of the Certificateholders, the aggregate unpaid amount of the Certificateholders' Interest Index Carryover, if any, for distribution by the Eligible Lender trustee pursuant to the Trust Agreement ratably, without preference or priority of any kind, according to the amounts payable in respect of Certificateholders' Interest Index Carryover; and

          (xi) to the Reserve Account, any remaining amounts after application of clauses (i) through (x).

     For purposes hereof, the following terms have the following meanings:


     "Certificate Balance" equals $14,195,880 as of the Closing Date and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.


     "Certificateholders' Distribution Amount" means, with respect to any Distribution Date, the Certificateholders' Interest Distribution Amount for such Distribution Date plus, for each Distribution Date on and after which the Notes have been paid in full, the Certificateholders' Principal Distribution Amount for such Distribution Date.

     "Certificateholders' Interest Shortfall" means, with respect to any Distribution Date, the excess of (i) the Certificateholders' Interest Distribution Amount on the preceding Distribution Date over (ii) the amount of interest actually distributed to the Certificateholders on such preceding Distribution Date, plus interest on the amount of such excess interest, to the extent permitted by law, at the Certificate Rate from such preceding Distribution Date to the current Distribution Date.

     "Certificateholders' Interest Distribution Amount" means, with respect to any Distribution Date, the sum of (i) the amount of interest accrued at the Certificate Rate for the related Interest Period on the outstanding Certificate Balance on the immediately preceding Distribution Date, after giving effect to all distributions to Certificateholders in respect of the Certificate Balance on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Certificateholders' Interest Shortfall for such Distribution Date; provided, however, that the Certificateholders' Interest Distribution Amount will not include any Certificateholders' Interest Index Carryover.


     "Certificateholders' Interest Index Carryover" means for any Distribution Date on which the Certificate Rate is based on the Student Loan Rate, the excess of (a) the amount of return on the Certificates that would have accrued in respect of such Interest Period at the Certificate Rate without regard to the Student Loan Rate over (b) the amount of return on the Certificates actually accrued in respect of such Interest Period based on the Student Loan Rate, together with the unpaid portion of any such excess from prior Distribution Dates and any return accrued thereon calculated at the Certificate Rate without regard to the Student Loan Rate.

     "Certificateholders' Principal Shortfall" means, as of the close of any Distribution Date, the excess of (i) the Certificateholders' Principal Distribution Amount on such Distribution Date over (ii) the amount of distributions made with respect to the Certificate Balance on such Distribution Date.


     "Certificateholders' Principal Distribution Amount" means, on each Distribution Date, the excess of (i) the sum of (a) the Principal Distribution Amount for such Distribution Date, (b) the Noteholders' Principal Shortfall as of the close of the preceding Distribution Date and (c) the Certificateholders' Principal Shortfall as of the close of the preceding Distribution Date over (ii) the Noteholders' Principal Distribution Amount for such Distribution Date; provided that the Certificateholders' Principal Distribution Amount will in no event exceed the Certificate Balance. In addition, on the Certificate Final Payment Date, the Certificate Balance to be distributed to the Certificateholders will include the amount required to reduce the outstanding Certificate Balance to zero.


     "Noteholders' Distribution Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Distribution Date.

     "Noteholders' Interest Shortfall" means, with respect to any Distribution Date, the excess of (i) the Noteholders' Interest Distribution Amount on the preceding Distribution Date over (ii) the amount of interest actually distributed to the Noteholders on such preceding Distribution Date, plus interest on the amount of such excess interest due to the Noteholders, to the extent permitted by law, at the weighted average of the Class A-1 Rate and the Class A-2 Rate from such preceding Distribution Date to the current Distribution Date.

     "Noteholders' Interest Distribution Amount" means, with respect to any Distribution Date, the sum of (i) the amount of interest accrued at the respective Note Interest Rate for the related Interest Period on the aggregate outstanding principal balances of both classes of Notes on the immediately preceding Distribution Date after giving effect to all principal distributions to Noteholders on such date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Noteholders' Interest Shortfall for such Distribution Date; provided, however, that the Noteholders' Interest Distribution Amount will not include any Noteholders' Interest Index Carryover.

     "Noteholders' Interest Index Carryover" means, for any Distribution Date on which the Class A-1 Rate or the Class A-2 Rate is based on the Student Loan Rate, the excess of (a) the amount of interest on the Class A-1 Notes or the Class A-2 Notes, as the case may be, that would have accrued in respect of the related Accrual Period had interest been calculated without regard to the Student Loan Rate over (b) the amount of interest on the Class A-1 Notes or the Class A2 Notes, as the case may be, actually accrued in respect of such Accrual Period based on the Student Loan Rate, together with the unpaid portion of any such excess from prior Distribution Dates and Interest accrued thereon at the applicable Note Rate without regard to the Student Loan Rate.

     "Noteholders' Principal Shortfall" means, as of the close of any Distribution Date, the excess of (i) the Noteholders' Principal Distribution Amount on such Distribution Date over (ii) the amount of principal actually distributed to the Noteholders on such Distribution Date.

     "Noteholders' Principal Distribution Amount" means, with respect to any Distribution Date, the Principal Distribution Amount for such Distribution Date plus the Noteholders' Principal Shortfall as of the close of the preceding Distribution Date; provided that the Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the Notes. In addition, (i) on the Class A-1 Final Maturity Date, the principal required to be distributed to the Class A-1 Noteholders will include the amount required to reduce the outstanding principal balance of the Class A-1 Notes to zero, and (ii) on the Class A-2 Final Maturity Date, the principal required to be distributed to the Class A-2 Noteholders will include the amount required to reduce the outstanding principal balance of the Class A-2 Notes to zero.

     "Pool Balance" means, as of any date, the aggregate principal balance of the Financed Student Loans on such date including accrued interest thereon to the extent such interest will be capitalized upon commencement of repayment, after giving effect to the following without duplication: (i) all payments received by the Trust during such Collection Period from or on behalf of borrowers, Guarantors and the Department (collectively, "Obligors"), (ii) all Purchase Amounts received by the Trust for such Collection Period from the Seller or the Master Servicer, (iii) all losses realized on Financed Student Loans liquidated during such Collection Period.


     "Principal Distribution Amount" means (i) with respect to the initial Distribution Date, the amount by which the sum of the outstanding principal amount of the Notes and the Certificate Balance exceeds the Adjusted Pool Balance for such Distribution Date and (ii) with respect to each subsequent Distribution Date, the amount by which the Adjusted Pool Balance for the preceding Distribution Date exceeds the Adjusted Pool Balance for such Distribution Date. For this purpose, "Adjusted Pool Balance" means, for any Distribution Date, (a) if the Pool Balance as of the last day of the related Collection Period is greater than 40% of the Initial Pool Balance, the sum of such Pool Balance and the Specified Reserve Account Balance for such Distribution Date, or (b) if the Pool Balance as of the last day of the related Collection Period is less than or equal to 40% of the Initial Pool Balance, such Pool Balance.

     "Realized Loss" means the excess of the principal balance (including any interest that had been or had been expected to be capitalized) of any Liquidated Student Loan over Liquidation Proceeds with respect to such Student Loan to the extent allocable to principal (including any interest that had been or had been expected to be capitalized).

CREDIT ENHANCEMENT


     Reserve Account. Pursuant to the Master Servicing Agreement, the Reserve Account will be created with an initial deposit by the Trust on the Closing Date of cash or Eligible Investments in an amount equal to the Reserve Account Initial Deposit. The Reserve Account will be augmented on each Distribution Date by deposit therein of (i) the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment of the Trust Fees, the Noteholders' Distribution Amount and the Certificateholders' Distribution Amount, all for such Distribution Date, and (ii) any remaining Available Funds after application of clause (i) above, any unpaid Noteholders' Interest Index Carryover and Certificateholders' Interest Index Carryover as of such Distribution Date to the extent described above under "-- Distributions". As described below, subject to certain limitations, amounts on deposit in the Reserve Account will be released to the Seller to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance.


     "Specified Reserve Account Balance" with respect to any Distribution Date will be equal to 0.45% of the Initial Pool Balance; provided, however, in no event will such balance exceed the sum of the outstanding principal amount of the Notes and the outstanding principal balance of the Certificates.

     Funds will be withdrawn from cash in the Reserve Account on any Monthly Servicing Payment Date or Distribution Date to the extent that the amount of Available Funds on such Monthly Servicing Payment Date or Distribution Date is insufficient to pay the Servicing Fee on a Monthly Servicing Payment Date or any of the items specified in clauses (i) through (iv) under "-- Distributions -- Distributions from Collection Account" on a Distribution Date. Such funds also will be withdrawn at maturity of the Notes or on the final Distribution Date upon termination of the Trust to the extent that the amount of Available Funds at such time is insufficient to pay any of the items specified in clauses (v) through (vii) under "-- Distributions -- Distributions from Collection Account." Such funds will be paid from the Reserve Account to the Master Servicer, on a Monthly Servicing Payment Date, and to the persons and in the order of priority specified for distributions out of the Collection Account in such clauses (i) through (iv) and clauses (v) through (vii), as applicable, on a Distribution Date. See "-- Subordination of the Certificates".

     In the event the Financed Student Loans are not sold pursuant to the auction process described below under "-- Termination" on or after the Auction Distribution Date if the amount on deposit in the Reserve Account (after giving effect to all deposits or withdrawals therefrom on such Distribution Date, other than withdrawals described in this sentence) is greater than the Specified Reserve Account Balance for such Distribution Date, the Administrator will instruct the Indenture Trustee to distribute the amount of such excess as an accelerated payment of principal first to the Noteholders until the outstanding principal balance of the Notes is paid in full and then to the Certificateholders until the Certificate Balance is paid in full; provided that the amount of such distribution shall not exceed the principal balance of the Notes or the Certificate Balance, as applicable, after giving effect to all other payments of principal to be made on such date.

     If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, subject to certain limitations, the Administrator will instruct the Indenture Trustee to distribute the amount of the excess, after payment of any unpaid Noteholders' Interest Index Carryover and Certificateholders' Interest Index Carryover, to the Seller. Upon any distribution to the Seller of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. Subject to the limitation described in the preceding sentence, amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Trust.

     The Reserve Account is intended to enhance the likelihood of timely receipt by the Noteholders and the Certificateholders of the full amount of interest due them and the ultimate payment of principal thereon at maturity and to decrease the likelihood that the Noteholders or the Certificateholders will experience losses. In certain circumstances, however, the Reserve Account could be depleted. Moreover, amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to cover any unpaid Noteholders' Interest Index Carryover or Certificateholders' Interest Index Carryover. Amounts on deposit in the Reserve Account will be available to pay principal on the Notes and interest accrued thereon at the maturity of the Notes, and to pay the Certificate Balance and interest accrued thereon and Certificateholders' Interest Index Carryover on the final Distribution Date upon termination of the Trust.

STATEMENTS TO INDENTURE TRUSTEE AND TRUST

     Prior to each Distribution Date, the Administrator (based on the quarterly statements and other information provided to it by the Master Servicer) will provide to the Indenture Trustee and the Trust as of the close of business on the last day of the preceding Collection Period a statement, which will include the following information with respect to such Distribution Date or the preceding Collection Period as to the Notes and the Certificates, to the extent applicable:

          (i) the amount of the distribution allocable to principal of the Class A-1 Notes, the Class A-2 Notes or the Certificates, as the case may be;


          (ii) the amount of the distribution allocable to interest on each of the Class A-1 Notes, the Class A-2 Notes and the Certificates, together with the interest rates applicable with respect thereto, indicating whether such interest rates are based on the T-Bill Rate or on the Student Loan Rate and specifying what each such interest rate would have been if it had been calculated using the alternate basis; provided that no such calculation of the Student Loan Rate will be required to be made unless the T-Bill Rate for such Interest Period is 100 basis points greater than the T-Bill Rate of the preceding Determination Date or the 52 Week Treasury Bill Rate is 100 basis points less than the T-Bill Rate as of such Determination Date;


          (iii) the amount of the distribution, if any, allocable to any Noteholders' Interest Index Carryover and any Certificateholders' Interest Index Carryover, together with the outstanding amount, if any, of each thereof after giving effect to any such distribution;

          (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported as described in clause (i) above;

          (v) the aggregate outstanding principal balance of Notes, the Certificate Balance and each Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;


          (vi) the amount of the Servicing Fee paid to the Master Servicer, the amount of the Administration Fee paid to the Administrator, with respect to such Collection Period;


          (vii) the amount of the aggregate Realized Losses, if any, for such Collection Period and the balance of Financed Student Loans that are delinquent in each delinquency period as of the end of such Collection Period; and

          (viii) the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date.

     "52 Week T-Bill Rate" means, on any date of determination, the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to the preceding June 1.

EVIDENCE AS TO COMPLIANCE


     The Master Servicing Agreement will provide that a firm of independent public accountants will furnish to the Eligible Lender Trustee and the Indenture Trustee annually a statement (based on a limited examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Master Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1997) with certain standards under the Master Servicing Agreement relating to the servicing of the Financed Student Loans.



     The Master Servicing Agreement will further provide that a firm of independent public accountants (which may be the same firm referred to in the immediately preceding paragraph) will furnish to the Eligible Lender Trustee and the Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Administrator during the preceding twelve months (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1997) with all applicable standards under the Master Servicing Agreement and the Administration Agreement relating to the administration of the Trust and the Financed Student Loans.



     The Master Servicing Agreement will also provide for delivery to the Eligible Lender Trustee and the Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the Master Servicer or the Administrator, as the case may be, stating that, to such officer's knowledge, the Master Servicer or the Administrator, as the case may be, has fulfilled its obligations under the Master Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1997) or, if there has been a default in the fulfillment of any such obligation, describing each such default. Each of the Master Servicer and the Administrator has agreed to give the Indenture Trustee and the Eligible Lender Trustee notice of certain Master Servicer Defaults and Administrator Defaults, respectively, under the Master Servicing Agreement.


     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Master Servicing Agreement will provide that First Union -- North Carolina may not resign from its obligations and duties as Master Servicer thereunder, except upon determination that First Union -- North Carolina's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed First Union -- North Carolina's servicing obligations and duties under the Master Servicing Agreement.

     The Master Servicing Agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust, the Noteholders or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Master Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties thereunder or by reason of reckless disregard of obligations and its duties thereunder. In addition, the Master Servicing Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Master Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.


     Under the circumstances specified in the Master Servicing Agreement, any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Master Servicer is a party, or any entity succeeding to the business of the Master Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Master Servicer, will be the successor of the Master Servicer under the Master Servicing Agreement. Pursuant to a proposed reorganization of the banking subsidiaries of First Union Corporation, it is expected that by February 1998 First Union -- North Carolina will merge into First
Union -- Pennsylvania, First Union -- Pennsylvania will relocate its main office to Charlotte, North Carolina, and First Union -- Pennsylvania will succeed to all of First Union -- North Carolina's obligations as Master Servicer and Administrator under the Trust.


MASTER SERVICER DEFAULT; ADMINISTRATOR DEFAULT


     "Master Servicer Default" under the Master Servicing Agreement will consist of (i) any failure by the Master Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts (or, in the event that daily deposits into the Collection Account are not required, to the Administrator) any collections, Guarantee Payments or other amounts received with respect to the Financed Student Loans, which failure continues unremedied for five business days after written notice from the Indenture Trustee or the Eligible Lender Trustee is received by the Master Servicer or after discovery by the Master Servicer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other covenant or agreement in the Master Servicing Agreement which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Master Servicer by the Indenture Trustee, the Eligible Lender Trustee or the Administrator or (2) to the Master Servicer and to the Indenture Trustee and the Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or Certificates; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Master Servicer and certain actions by the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations and (iv) failure by the Master Servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.



     "Administrator Default" under the Master Servicing Agreement or the Administration Agreement will consist of (i)(A) in the event that daily deposits into the Collection Account are not required, any failure by the Administrator to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment on or before the business day prior to any Monthly Servicing Payment Date or Distribution Date, as applicable, or (B) any failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts on any Monthly Servicing Payment Date or any Distribution Date, which failure in case of either clause (A) or (B) continues unremedied for five business days after written notice from the Indenture Trustee or the Eligible Lender Trustee is received by the Administrator or after discovery by the Administrator; (ii) any failure by the Administrator duly to observe or perform in any material respect any other covenant or agreement in the Administration Agreement or the Master Servicing Agreement which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (2) to the Administrator and to the Indenture Trustee and the Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or Certificates; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Administrator and certain actions by the Administrator indicating its insolvency or inability to pay its obligations.

RIGHTS UPON MASTER SERVICER DEFAULT AND ADMINISTRATOR DEFAULT


     As long as a Master Servicer Default under the Master Servicing Agreement or an Administrator Default under the Master Servicing Agreement or the Administration Agreement remains unremedied, the Indenture Trustee or holders of Notes evidencing not less than 25% in principal amount of then outstanding Notes may terminate all the rights and obligations of the Master Servicer under the Master Servicing Agreement, or the Administrator under the Master Servicing Agreement and the Administration Agreement, as the case may be, whereupon a successor servicer or administrator appointed by the Indenture Trustee or the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Master Servicing Agreement, or the Administrator under the Master Servicing Agreement and the Administration Agreement, as the case may be, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer or the Administrator, and no Master Servicer Default or Administrator Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting such a transfer. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer whose regular business includes the servicing of student loans or a successor administrator whose regular business includes administering trusts containing pools of loans or receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Master Servicing Agreement or the Administrator under the Master Servicing Agreement and the Administration Agreement, as the case may be, unless such compensation arrangements will not result in a downgrading of the Notes and the Certificates by any Rating Agency. In the event a Master Servicer Default or an Administrator Default occurs and is continuing, the Indenture Trustee or the Noteholders, as described above, may remove the Master Servicer or the Administrator, as the case may be, without the consent of the Eligible Lender Trustee or any of the Certificateholders. Moreover, only the Indenture Trustee or the Noteholders, and not the Eligible Lender Trustee or the Certificateholders, have the ability to remove the Master Servicer or the Administrator, as the case may be, if a Master Servicer Default or an Administrator Default occurs and is continuing.


WAIVER OF PAST DEFAULTS


     The holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes (or the holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive any default by the Master Servicer in the performance of its obligations under the Master Servicing Agreement, or any default by the Administrator of its obligations under the Master Servicing Agreement and the Administration Agreement, as the case may be, and their respective consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or giving instructions regarding the same in accordance with the Master Servicing Agreement. Therefore, the Noteholders have the ability, except as noted above, to waive defaults by the Master Servicer and the Administrator which could materially adversely affect the Certificateholders. No such waiver will impair the Noteholders', or the Certificateholders' rights with respect to subsequent defaults.


     Unless and until Definitive Securities are issued, holders of Notes and Certificates will not be recognized by the Indenture Trustee or the Eligible Lender Trustee as "Noteholders" or "Certificateholders", as the case may be (as such terms are used in the Indenture and the Trust Agreement, respectively). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC, Cedel or Euroclear and their respective participating organizations.

AMENDMENT


     The Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the Noteholders or the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the Indenture Trustee and the Eligible Lender Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. The Transfer and Servicing Agreements may also be amended by the Seller, the Administrator, the Master Servicer, the Eligible Lender Trustee and the Indenture Trustee, as applicable, with the consent of the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes and the holders of Certificates evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any Guarantee Payments) with respect to the Financed Student Loans or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.


INSOLVENCY EVENT

     The Trust Agreement provides that the Eligible Lender Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and the delivery to the Eligible Lender Trustee by each Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders, under the Sale Agreement, except as otherwise provided therein.

SELLER LIABILITY

     Under the Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor) arising out of or based on the arrangement created by the Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller was a general partner. Such obligation will not apply in the event an opinion of counsel is delivered to the effect that the deletion of such obligation will not cause the Trust to be classified as an association or other entity taxable as a corporation for relevant state income and franchise tax purposes.

TERMINATION

     The obligations of the Master Servicer, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon (i) the maturity or other liquidation of the last Financed Student Loan and the disposition of any amount received upon liquidation of any remaining Financed Student Loans and (ii) the payment to the Noteholders and the

Certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements. In order to avoid excessive administrative expense, the Seller is permitted at its option to repurchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is 5% or less of the Initial Pool Balance, all remaining Financed Student Loans at a price equal to the aggregate Purchase Amounts of such Financed Student Loans, resulting in the concurrent retirement of the Securities. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to Noteholders and Certificateholders therefrom, will be conveyed and transferred to the Seller.


     Any Financed Student Loans remaining in the Trust as of the end of the Collection Period immediately following the Distribution Date on which the Pool Balance is less than or equal to 10% of the Initial Pool Balance will be offered for sale by the Indenture Trustee as of the succeeding Distribution Date (the "Auction Distribution Date"). First Union -- North Carolina, its affiliates and unrelated third parties may offer bids to purchase such Financed Student Loans as of such succeeding Distribution Date. If at least two bids are received, the Indenture Trustee will solicit and resolicit bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee will accept the highest of such remaining bids if it is equal to or in excess of the higher of the Minimum Purchase Amount and the fair market value of such Financed Student Loans as of the end of the Collection Period immediately preceding the Auction Distribution Date. If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the higher of the Minimum Purchase Amount and the fair market value of the Financed Student Loans, the Indenture Trustee will not consummate such sale. The Indenture Trustee may consult, and, at the direction of the Seller, shall consult, with a financial advisor, including the Underwriters or the Administrator, to determine if the fair market value of the Financed Student Loans has been offered. The net proceeds of any such sale will be used to pay the outstanding Trust Fees, to redeem any outstanding Notes and to retire any outstanding Certificates on such Auction Distribution Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Distribution Dates upon terms similar to those described above. In the event the Financed Student Loans are not sold in accordance with the foregoing, on each subsequent Distribution Date, if the amount on deposit in the Reserve Account (after giving effect to all withdrawals therefrom on a Distribution Date, except withdrawals payable to the Seller other than as a Certificateholder) is in excess of the Specified Reserve Account Balance for such Distribution Date, the Administrator will direct the Indenture Trustee to distribute the amount of such excess as an accelerated payment of principal on the Notes and Certificates. "Minimum Purchase Amount" means an amount that would be sufficient to (i) reduce the outstanding principal amount of each class of Notes then outstanding on such Distribution Date to zero, (ii) pay to Noteholders the Noteholders' Interest Distribution Amount payable on such Distribution Date, (iii) reduce the Certificate Balance to zero, (iv) pay to the Certificateholders the Certificateholders' Interest Distribution Amount payable on such Distribution Date, (v) pay the Master Servicer and the Administrator the Servicing Fee and the Administration Fee, respectively, payable on such Distribution Date and (vi) pay the aggregate fees and expenses of such auction.


ADMINISTRATOR

     First Union -- North Carolina, in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Indenture Trustee and the Master Servicing Agreement with the Trust, the Seller, the Master Servicer and the Eligible Lender Trustee, pursuant to which the Administrator will agree, to the extent provided therein, (i) in the event that daily deposits into the Collection Account are not required, to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment on or before the business day prior to any Monthly Servicing Payment Date or any Distribution Date, as applicable, (ii) to direct the Indenture Trustee to make the required distributions from the Trust Accounts on each Monthly Servicing Payment Date and each Distribution Date, (iii) to prepare (based on the quarterly and annual reports received from the Master Servicer) and provide monthly, quarterly and annual statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to

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


Noteholders and Certificateholders and any related federal income tax reporting information and (iv) to provide the notices and to perform other administrative obligations required by the Indenture, the Trust Agreement and the Master Servicing Agreement. As compensation for the performance of the Administrator's obligations under the Administration Agreement and the Master Servicing Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee on each Distribution Date in an amount equal to one-fourth of the product of (i) 0.04% per annum and
(ii) the Pool Balance as of the last day of the immediately preceding Collection Period (the "Administration Fee").


              CERTAIN LEGAL ASPECTS OF THE FINANCED STUDENT LOANS

TRANSFER OF FINANCED STUDENT LOANS

     The Seller intends that the transfer of the Financed Student Loans by it to the Eligible Lender Trustee on behalf of the Trust constitutes a valid sale and assignment of such Financed Student Loans. In addition, the Seller has taken and will take all actions that are required under applicable state law to perfect the Eligible Lender Trustee's ownership interest in the Financed Student Loans and the collections with respect thereto. Notwithstanding the foregoing, if the transfer of the Financed Student Loans is deemed to be an assignment of collateral as security for the benefit of the Trust, the Financed Student Loans would be considered general intangibles for purposes of the applicable Uniform Commercial Code (the "UCC"). If such transfer is deemed to create a security interest, the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the Eligible Lender Trustee's security interest. A financing statement or statements covering the Financed Student Loans will be filed under the UCC to protect the interest of the Eligible Lender Trustee in the event the transfer by the Seller is deemed to be subject to the UCC. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the Eligible Lender Trustee's interest from third parties.

     If the transfer of the Financed Student Loans is deemed to be an assignment as security for the benefit of the Trust, there are certain limited circumstances under the UCC in which prior or subsequent transferees of Financed Student Loans coming into existence after the Closing Date could have an interest in such Financed Student Loans with priority over the Eligible Lender Trustee's interest. A tax or other government lien on property of the Seller arising prior to the time a Financed Student Loan comes into existence may also have priority over the interest of the Eligible Lender Trustee in such Financed Student Loan. Furthermore, if the FDIC were appointed as a receiver or conservator of the Seller, the FDIC's administrative expenses may also have priority over the interest of the Eligible Lender Trustee in such Financed Student Loans. Under the Sale Agreement, however, the Seller will warrant that it has transferred the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust free and clear of the lien of any third party. In addition, the Seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Financed Student Loan (or any interest therein) other than to the Eligible Lender Trustee on behalf of the Trust, except as provided below.

     Pursuant to the Master Servicing Agreement, the Master Servicer as custodian on behalf of the Trust will be responsible for, and will cause each Subservicer, pursuant to the respective Subservicing Agreement, to be responsible for maintaining custody of the promissory notes evidencing the Financed Student Loans following the sale of the Financed Student Loans to the Eligible Lender Trustee. Although the accounts of the Seller will be marked to indicate the sale and although the Seller will cause UCC financing statements to be filed with the appropriate authorities, the Financed Student Loans will not be physically segregated, stamped or otherwise marked to indicate that such Financed Student Loans have been sold to the Eligible Lender Trustee. If, through inadvertence or otherwise, any of the Financed Student Loans were sold to another party, or a security interest therein were granted to another party, that purchased (or took such security interest in) any of such Financed Student Loans in the ordinary course of its business and took possession of such Financed Student Loans, then the purchaser (or secured party) would acquire an interest in the Financed Student Loans superior to the interest of the Eligible Lender Trustee if the purchaser (or

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

secured party) acquired (or took a security interest in) the Financed Student Loans for new value and without actual knowledge of the Eligible Lender Trustee's interest. See "Description of the Transfer and Servicing
Agreements -- Sale of Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants".

CERTAIN MATTERS RELATING TO RECEIVERSHIP

     The FDIA, as amended by FIRREA, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Seller.

     Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as a receiver or conservator for the Seller, would not interfere with the timely transfer to the Trust of collections with respect to the Financed Student Loans. To the extent that the transfer of the Financed Student Loans is deemed to create a security interest, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, based upon opinions and statements of policy issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance and payments to the Trust with respect to the Financed Student Loans should not be subject to stay or to recovery by the FDIC as receiver or conservator of the Seller. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA may be asserted by the FDIC, and thereby possibly result in delays and reductions in payments on the Notes and the Certificates. In addition, if the FDIC were to require the Indenture Trustee or the Eligible Lender Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Notes and the Certificates and possible reductions in the amount of those payments could occur.

     In the event of a Master Servicer Default or an Administrator Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the Master Servicer or the Administrator, a court, conservator, receiver or liquidator may have the power to prevent either the Indenture Trustee or Noteholders from appointing a successor Master Servicer or Administrator, as the case may be. See "Description of the Transfer and Servicing Agreements -- Rights Upon Master Servicer Default and Administrator Default".


LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO FINANCED STUDENT LOANS


     The Higher Education Act, including the implementing regulations thereunder impose specified requirements, guidelines and procedures with respect to originating and servicing Student Loans such as the Financed Student Loans. Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender). After the loan is made, the lender must establish repayment terms with the borrower, properly administer Deferrals and Forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The Master Servicer has agreed pursuant to the Master Servicing Agreement to perform collection and servicing procedures on behalf of the Trust. However, failure to follow these procedures or failure of the Seller to follow procedures relating to the origination of any Financed Student Loans could result in adverse consequences. In the case of any such Financed Student Loans, any such failure could result in the Department's refusal to make reinsurance payments to the Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to such Financed Student Loans or in the Guarantors' refusal to honor their Guarantee Agreements with the Eligible Lender Trustee with respect to such Financed Student Loans. Failure of the Guarantors to receive reinsurance payments from the Department

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

could adversely affect the Guarantors' ability or legal obligation to make Guarantee Payments to the Eligible Lender Trustee with respect to such Financed Student Loans.

     Loss of any such Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of Available Funds on any Distribution Date and the Trust's ability to pay principal and interest on the Notes and to make distributions in respect of the Certificates. Under certain circumstances, pursuant to the Master Servicing Agreement, the Seller is obligated to repurchase any Financed Student Loan, or the Master Servicer is obligated to purchase any Financed Student Loan, if a breach of the representations, warranties or covenants of the Seller or the Master Servicer, as the case may be, with respect to such Financed Student Loan has a material adverse effect on the interest of the Trust therein and such breach is not cured within any applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have such a material adverse effect). See "Description of the Transfer and Servicing Agreements -- Sale of Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants". The failure of the Seller or the Master Servicer to so purchase a Financed Student Loan would constitute a breach of the Master Servicing Agreement, enforceable by the Eligible Lender Trustee on behalf of the Trust or by the Indenture Trustee on behalf of the Noteholders, but would not constitute an Event of Default under the Indenture.

STUDENT LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY

     The Financed Student Loans are generally not dischargeable by a borrower in bankruptcy pursuant to the Federal bankruptcy code, unless (A) such Student Loan first became due before seven years (exclusive of any applicable suspension of the repayment period) before the date of the bankruptcy or (B) excepting such debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, banks and certain other financial institutions, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The Trust will be provided with an opinion of Federal tax counsel regarding certain federal income tax matters discussed below. An opinion of Federal tax counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS.

TAX CHARACTERIZATION OF THE TRUST


     It is the opinion of Cadwalader, Wickersham & Taft, Federal tax counsel for the Trust, subject to the assumptions and qualifications therein, and based on representations referenced therein, that, although not free from doubt, the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with and on certain representations, and states that (1) the Trust will have certain characteristics and will affirmatively elect not to be characterized as an association taxable as a corporation and (2) the structure of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Financed Student Loans, and should be reduced by its interest expense on the Notes. Any such corporate income tax would materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust. Likewise, if the Trust were subject to state income tax or franchise tax, the amount of cash available to make payments on the Notes would be reduced.

     Even if the Trust were not an association taxable as a corporation under the rules described above, it would still be subject to corporate income tax if it were a "publicly traded partnership" taxable as a corporation. However, although the matter is not free from doubt, because of the nature of the income of the Trust, the Trust will not be a publicly traded partnership taxable as a corporation.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES


     Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal tax counsel is of the opinion that, based on the terms of the Notes and the transactions relating to the Financed Student Loans as set forth herein, the Notes will be classified as debt for federal income tax purposes. There is, however, no specific authority with respect to the characterization of the Notes for Federal income tax purposes of securities having the same terms as the Notes. The discussion below assumes that the Notes will be characterized as debt.


     Stated Interest. Stated interest on the Notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the method of tax accounting of the beneficial owner of a Note (a "Note Owner").

     Original Issue Discount. The discussion below assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"). However, because of limitations on the payment of interest on the Notes to the extent of the Trust's having insufficient Available Funds, the IRS may contend that the Notes should be treated as having been issued with OID. In such case, Note Owners (regardless of whether they otherwise use the cash or accrual method of accounting) would be required to include interest on the Notes in taxable income on an accrual basis. However, until the IRS determines otherwise, the Trust intends to take the position that the Notes are not issued with OID. A holder who purchases a Note at a discount that exceeds the statutorily defined de minimis amount will be subject to the market discount rules of the Code, and a holder who purchases a Note at a premium will be subject to the premium amortization rules of the Code.

     A Note will be treated as issued with OID if the excess of the Note's "stated redemption price at maturity" over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of years (based on the anticipated weighted average life of the Notes, calculated using the prepayment assumption used in pricing the Notes (the "Prepayment Assumption") and weighing each payment by reference to the number of full years elapsed from the closing date prior to the anticipated date of such payment) to its maturity. Generally, the issue price of a Class of Notes should be the first price at which a substantial amount of such Class of Notes is sold to other than placement agents, underwriters, brokers or wholesalers. The stated redemption price at maturity of a Note is generally equal to all payments on the Note, other than payments of "qualified stated interest." Qualified stated interest payments are interest payments on the Notes that are unconditionally payable at least annually at a single fixed rate (or certain variable rates) applied to the outstanding principal amount of the obligation. Assuming that interest is qualified stated interest, the stated redemption price is generally expected to equal the principal amount of the Note. Any de minimis OID must be included in

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

income as principal payments are received on the Notes in the proportion that each such payment bears to the original principal balance of the Note.

     If the Notes are treated as issued with OID, a Note Owner will be required to include OID in income before the receipt of cash attributable to such income using a constant yield method. The amount of OID generally includible in income is the sum of the daily portions of OID with respect to a Note for each day during the taxable year or portion of the taxable year in which the Note Owner holds the Note. Special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. Under these provisions, the computation of OID on such debt instruments must be determined by taking into account both the Prepayment Assumption used in pricing the debt instrument and the actual prepayment experience. As a result of these special provisions, the amount of OID on the Notes issued with OID that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate. Note Owners should consult their own tax advisors regarding the impact of the OID rules in the event that Notes are issued with OID.

     The adjusted issue price of a Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than "qualified stated interest" payments.

     Market Discount. The Notes, whether or not issued with OID, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if the Note Owner purchases the Note at a market discount (that is, a discount from its stated redemption price at maturity or, if the Notes were issued with OID, adjusted issue price) that exceeds a de minimis amount specified in the Code and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment, or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, market discount accrues in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Note issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID as of the end of such period. A Note Owner may elect, however, to determine accrued market discount under the constant yield method.

     Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if such Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     Election to Treat All Interest as Original Issue Discount. A Note Owner may elect to include in gross income all interest that accrues on a Note using the constant yield method described above under the heading "-- Original Issue Discount," with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "-- Amortizable Bond Premium") or acquisition premium.

     In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the adjusted basis of the electing Note Owner in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing Note Owner, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the IRS. Note Owners should consult their own tax advisors as to the effect in their circumstances of making this election.

     Amortizable Bond Premium. In general, if a Note Owner purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the Note. Such Note Owner's tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludable from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

     Disposition of Notes. The adjusted tax basis of a Note Owner will be its cost, increased by the amount of any OID, market discount and gain previously included in income with respect to the Note, and reduced by the amount of any payments on the Note that is not qualified stated interest and the amount of bond premium previously amortized with respect to the Note. A Note Owner will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. Such gain or loss will be capital gain or loss (except to the extent attributable to accrued but unpaid interest or as described above under "-- Market Discount," and, in the event of a prepayment or redemption, any not yet accrued OID) and will be long-term capital gain or loss if the Note was held for more than one year. Capital losses generally may be deducted only to the extent the Note Owner has capital gains for the taxable year, although under certain circumstances non-corporate Note Owners can deduct capital losses in excess of available capital gains.

WAIVERS AND AMENDMENTS

     The Indenture will permit the Note Owners to waive an event of default or rescind an acceleration of the Notes in some circumstances upon a vote of the requisite percentage of Note Owners. Any such waiver or rescission, or any amendment of the terms of the Notes, could be treated for federal income tax purposes as a constructive exchange by a Note Owner of the Notes for new notes, upon which gain or loss would be recognized.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Indenture Trustee will be required to report annually to the IRS, and to each Note Owner, the amount of interest paid on the Notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each Note Owner (other than Note Owners who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the Note Owner's name, address, correct federal taxpayer identification number (which includes a social security number) and a statement that the Holder is not subject to backup withholding. Should a non-exempt Note Owner fail to provide the required certification or should the IRS notify the Indenture Trustee or the Trust that the Note Owner has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the Indenture Trustee will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the Note Owner, and remit the withheld amounts to the IRS as a credit against the Note Owner's federal income tax liability.


     Proposed regulations ("Withholding Proposals") discussed below under "-- Tax Consequences to Foreign Investors" would, if finalized in their current form and upon becoming effective, modify the foregoing rules to conform them generally to the rules proposed therein with respect to withholding of U.S. tax on certain payments to foreign persons. Prospective Note Owners who are foreign persons are urged to consult their own tax advisors with respect to the possible impact of the Withholding Proposals on their particular situations.


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

TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following information describes the U.S. federal income tax treatment of investors that are not U.S. persons (each, a "Foreign Person"). The term "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust.

          (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the Trust or First Union -- Pennsylvania or a "controlled foreign corporation" with respect to which the Trust or First Union -- Pennsylvania is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the holder is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Indenture Trustee within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

          (b) Any capital gain realized on the sale or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

          (c) If the interest, gain or income on a Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder (although exempt from the withholding tax previously discussed if a duly executed Form 4224 is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

     The Withholding Proposals were published in the Federal Register on April 22, 1996. If and when finalized, the Withholding Proposals would substantially modify the existing rules summarized above for the withholding of U.S. tax on payments of certain kinds of income (including interest and OID paid by U.S. obligors) to foreign persons. The Withholding Proposals would, if finalized in their current form and upon becoming effective, make significant changes to certain of the procedures and certification requirements described above in order to secure a reduction in, or an exemption from, U.S. withholding tax otherwise due with respect to payments to Note Owners who are Foreign Persons. Subject to certain exceptions and transition rules, if finalized in their current form, the Withholding Proposals would be effective for payments made after December 31, 1997, regardless of the date of issuance of the instrument with respect to which those payments are made. There can be no assurance that the Withholding Proposals will be finalized (whether before or after their proposed effective date) or, if they are finalized, that they will not be materially modified from their current form. Prospective Note Owners who are Foreign Persons are urged to consult their own tax advisors with respect to the possible impact of the Withholding Proposals on their particular situations.

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

POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES

     If, contrary to the opinion of Federal tax counsel, the IRS successfully asserted that one or more of the classes of Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, all or a portion of the income accrued by tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders might be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their shares of Trust expenses including losses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust as a Partnership. The Seller and the Master Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, state franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the Trust) and the Notes being debt of the partnership. The proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Master Servicer is not clear, however, because there is no authority on transactions closely comparable to that contemplated herein. It is possible that the Certificates could be considered debt of the Seller or the Trust because the Certificates have certain features characteristic of debt. Any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to take into account separately such holder's allocable share of income, gains, losses, deductions and credits of the Trust (as described below). The Trust's income will consist primarily of interest and finance charges earned on or with respect to the Financed Student Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Financed Student Loans. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees and losses or deductions upon collection or disposition of Financed Student Loans.

     The tax items of a partnership are allocable among the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide that the Certificateholders generally will be allocated items of gross income of the Trust for each month equal to the sum of (i) the product of the Certificate Rate and the Certificate Balance for such month, (ii) an amount equivalent to return that accrues during such month on amounts previously due on the Certificates but not yet distributed, (iii) any Trust income attributable to discount on the Financed Student Loans that corresponds to any excess of the Certificate Balance over their initial issue price, (iv) prepayment premium payable to the Certificateholders for such month and (v) any other amounts of income payable to the Certificateholders for such month. All remaining taxable income of the Trust will be allocated to the Seller. Losses and deductions generally will not be allocated to the Certificateholders except to the extent the Master Servicer determines that the Certificateholders are reasonably expected to bear the economic burden of such losses or deductions. If a Certificateholder were allocated items of loss and deduction that are characterized as capital losses (including losses recognized upon the sale, extension, revision or, in certain circumstances, default of a Financed Student
Loan), such losses would generally be deductible by such Certificateholder only against capital gain income (whether from the Trust or other sources). In addition, individual Certificateholders are generally subject to limitations on their ability to deduct "miscellaneous itemized deductions" of the Trust, which include fees paid to the Master Servicer (but do not include interest expense on the Notes). Finally, individual Certificateholders may be subject to other limitations on their ability to deduct losses and other deductions, including limitations applicable to investment interest, and should consult their own tax advisors regarding such limitations. As a consequence of the above described limitations regarding deduction of losses and other Trust items, a Certificateholder could be required to report taxable income that is greater than the Certificateholder's gross income less losses and deductions.


     Under the method of allocation described above, Certificateholders may be allocated income equal to the entire Certificate Rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Certificates on an accrual basis. If a Certificateholder is allocated income in excess of cash distributions, the Certificateholder's basis in the Certificates will be increased by the amount of such excess, which will reduce any gain or increase any loss upon a sale or other disposition of the Certificates, as described below under "-- Disposition of Certificates." It is believed that this method of allocation will be valid under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. It is also possible that the IRS would require the Trust to allocate to Certificateholders net income (instead of gross income) equal to the foregoing amounts, which allocations would comprise items of gross income and losses and deductions of the Trust. If the Trust were to allocate net income to Certificateholders, a Certificateholder's taxable income could exceed the amount of net income allocated because of limitations on the deductibility of capital losses and "miscellaneous itemized deductions" described above.


     As an alternative to the foregoing, the IRS might treat Certificateholders as receiving guaranteed payments from the Trust, in which event the payments would be treated as ordinary income but not as interest income. The Seller is authorized to adjust the allocations described above to reflect the economic income, gain or loss to the Certificateholders (including the Seller) or as otherwise required by the Code.

     A portion of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will be treated as income from "debt financed property," which generally will be taxable as unrelated business taxable income.

     The Eligible Lender Trustee intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Student Loan, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.


     Discount and Premium. It is believed that the Financed Student Loans may have been issued with OID. In the event that such OID exceeds a de minimis amount, the Trust would have OID income. As indicated above, a portion of such OID income may be allocated to the Certificateholders.


     Moreover, the purchase price paid by the Trust for the Financed Student Loans acquired by the Trust may be greater or less than the remaining principal balance of the Financed Student Loans at the time of purchase. If so, the Financed Student Loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.) If the Trust acquires the Financed Student Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Financed Student Loans or to offset any such premium currently against interest income on the Financed Student Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will recognize gain, however, to the extent that any money distributed exceeds the Certificateholder's adjusted basis in the Certificates (as described below under "-- Disposition of Certificates") immediately before the distribution. A Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any gain or loss generally will be long-term capital gain or loss if the Certificateholder's holding period of the Certificates is more than one year.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be deemed under the Code to contribute all of its assets and liabilities to a new Trust that is a partnership in exchange for an interest in such new Trust, and to immediately thereafter terminate and distribute such interest in the new Trust to the Certificateholders in proportion to their respective interests in the terminated Trust. Such deemed termination of the Trust generally should not result in material adverse tax consequences to Certificateholders (although such deemed termination may accelerate the recognition of income from the Trust for Certificateholders whose taxable year is different than the Trust's taxable year).

     Disposition of Certificates. A Certificateholder who disposes of a Certificate generally will recognize gain or loss in an amount equal to the difference between the amount realized and the Certificateholder's tax basis in the Certificates. The gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holding period is more than one year. A Certificateholder's tax basis in a Certificate generally will equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share (as determined under applicable Treasury regulations) of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the holder acquired the Certificates.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the Certificateholder's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to the method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping the accounting records necessary if a Section 754 election is made, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, subsequent purchasers might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Eligible Lender Trustee is required to keep or cause to be kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Eligible Lender Trustee will file a partnership information return (IRS Form 1065) with the IRS for each fiscal year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Certificateholders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder discloses the inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information about the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, international organization or wholly owned agency or instrumentality of either of the foregoing and (z) certain information about Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information about themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Seller will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Tax Consequences to Foreign Certificateholders. No regulations, published rulings or judicial decisions exist that discuss the characterization for U.S. federal withholding tax purposes with respect to non-U.S. persons of a partnership with activities substantially the same as the Trust. Accordingly, the Trustee intends to withhold tax in the maximum amount that could be required under different interpretations of the applicable Code provisions.

     If the Trust were considered to be engaged in a trade or business in the United States for such purposes, the income of the Trust allocable to Foreign Persons would be subject to U.S. federal withholding tax pursuant to Section 1446 of the Code at a rate of 35% for persons taxable as a corporation and 39.6% for all other Foreign Persons. Also, in such case, a Foreign Certificateholder that is a corporation may be subject to the branch profits tax. If a beneficial owner of the Certificates is a Foreign Person, the withholding agent will withhold an amount at least equal to the amount that would be required to be withheld if it were engaged in a trade or business in the United States in order to protect the Trust from possible adverse consequences of a failure to withhold. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. Each Foreign Certificateholder might be required to file a U.S. individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income.

     Each Foreign Certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the withholding agent on Form W-8 in order to assure appropriate crediting of any taxes withheld. A Foreign Certificateholder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a Foreign Person may be characterized as other than "portfolio interest." As a result, even if the Trust is not considered to be engaged in a U.S. trade or business, Foreign Certificateholders will likely be subject to withholding tax pursuant to Section 1441 or 1442 of the Code at a rate of 30 percent on the gross amount allocated to such Certificateholders unless such rate is reduced or eliminated pursuant to an applicable treaty. Consequently, if a holder of a Certificate is a Foreign Person, the withholding agent will withhold from the gross amount of income of the Trust allocated to Foreign Certificateholders at a rate of 30% (to the extent such amount exceeds the amount withheld pursuant to the preceding paragraph) in order to protect the Trust from possible adverse consequences of a failure to withhold. A Foreign Certificateholder would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability.


     AS A RESULT OF THE FOREGOING, THE CERTIFICATES GENERALLY SHOULD NOT BE PURCHASED BY FOREIGN PERSONS.

     Backup Withholding. Proceeds from the sale of the Certificate will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder is a U.S. person and fails to comply with certain identification procedures, unless the Certificateholder is an exempt recipient under applicable provisions of the Code.

                         CERTAIN STATE TAX CONSEQUENCES


     The above discussion does not otherwise address the tax treatment of the related Trust or the Notes, the Certificates, the Noteholders or the Certificateholders under any state or local tax laws. The activities of the Master Servicer in servicing and collecting the Trust Student Loans will take place at each of the locations at which the Master Servicer's operations are conducted and, therefore, different tax regimes apply to the Trust and the Securityholders. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the related Trust as well as any state and local tax consequences to them of purchasing, holding and disposing of the Notes and the Certificates.


     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1988, as amended (the "Code"), impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, (c) any entities whose underlying assets include plan assets (as defined in U.S. Department of Labor Regulation sec. 2510.3-101) by reason of a plan's investment in such entities (each of (a), (b) and (c), a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g. through the purchase of an annuity contract), and such insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to Title I of ERISA, and ERISA and the Code prohibit certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans. A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law").

     The Seller, the Master Servicer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of the Notes using Plan assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, the Notes may not be purchased using the assets of any Plan if any of the Seller, the Master Servicer, the Administrator, the Eligible Lender Trustee or the Indenture Trustee has investment authority with respect to such assets.


     In addition, a Certificateholder, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest or Disqualified Person with respect to certain Plans, including but not limited to Plans sponsored by such Certificateholder. If the Notes are acquired by a Plan with respect to which a Certificateholder is a Party in Interest or Disqualified Person, such transaction could be deemed to be a direct or indirect violation of the prohibited transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". It should be noted, however, that even if the conditions specified in one of these exemptions are met, the scope of relief provided by the exemption may not necessarily cover all acts that might be construed as prohibited transactions.


     Accordingly, prior to making an investment in the Notes, each fiduciary causing the Notes to be purchased by or with the assets of a Plan or a governmental plan subject to Similar Law must determine whether, and shall be deemed to have represented that, the use of the assets of such Plan or governmental plan to purchase the Notes does not and will not constitute or result in a non-exempt prohibited transaction in violation of Section 406 of ERISA, Section 4975 of the Code or Similar Law.

     Because the Certificates represent equity investments in the Trust, the Certificates may not be purchased by or with assets of any Plan (including, as applicable, an insurance company general account deemed to include plan assets) or any governmental plan subject to Similar Law. Accordingly, each purchaser of Certificates will be deemed to have represented that it is neither such a Plan or a governmental plan nor is using the assets of such a Plan or governmental plan to purchase any of the Certificates, and to have agreed that if such Certificates are subsequently deemed to be plan assets, it will dispose of them.

     In this regard, it should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any such Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such Plan invested in a separate account.

     Prior to making an investment in the Notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of such investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; whether the investment constitutes a direct or indirect transaction with a Party in Interest; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment procedure and diversification an investment in the Notes is appropriate for the Plan's investment portfolio.


     The sale of Notes to a Plan is in no respect a representation by the Seller or the Underwriters that this investment meets all relevant requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Notes and the Certificates (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to the underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Class A-1 Notes, Class A-2 Notes and Certificates set forth opposite its name:

                                        PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                                          OF CLASS A-1       OF CLASS A-2     PRINCIPAL AMOUNT
UNDERWRITER                                  NOTES              NOTES         OF CERTIFICATES
-----------                             ----------------   ----------------   ----------------
First Union Capital Markets Corp......
Lehman Brothers Inc...................
Morgan Stanley & Co. Incorporated.....
Smith Barney Inc......................
          Total.......................


     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase (i) all the Notes offered hereby if any of the Notes are purchased and (ii) all the Certificates offered hereby if any of the Certificates are purchased. The Seller has been advised by the Underwriters that the Underwriters propose initially to offer the Securities to the public at the respective public offering prices set forth on the covering page of this Prospectus, and to certain dealers at such prices less a concession not in excess of % per Class A-1 Note, % per Class A-2 Note and % per Certificate. The Underwriters may allow and such dealers may reallow to
other dealers a discount not in excess of      % per Class A-1 Note,      % per
Class A-2 Note and % per Certificate. After the Securities are released for sale to the public, the offering prices and other selling terms may be varied by the Underwriters.


     The Underwriting Agreement provides that the Seller will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Notes and Certificates are new issues of securities with no established trading market. The Seller has been advised by the Underwriters that the Underwriters intend to make a market in the Notes and Certificates but are not obligated to do so and may discontinue market marking at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes and Certificates.

     The Trust may, from time to time in the ordinary course of business, but is under no obligation to, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriters.

     The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

     Upon receipt of a request by an investor who has received an electronic Prospectus from the Underwriters or by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the applicable Underwriter will promptly deliver to such investor a paper copy of the Prospectus.


     During and after the offering, the Underwriters may purchase and sell Notes and Certificates in the open market in transactions in the United States. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created in connection with the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Notes and Certificates sold in the offering for their account may be reclaimed by the Underwriters if such Notes and Certificates are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes and Certificates, which may be higher than the price that might otherwise prevail in the open market. These transactions may be effected in the over-the-counter market or otherwise, and these activities, if commenced, may be discontinued at any time.

     Each Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell Notes or Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Notes or the Certificates in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Notes or the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

     No action has been or will be taken by the Seller or the Underwriters that would permit a public offering of the Notes and the Certificates in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the Notes and the Certificates may not be offered or sold, directly or indirectly, and neither this Prospectus nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this Prospectus comes are required by the Seller and the Underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver Notes or Certificates or have in their possession or distribute such Prospectus, in all cases at their own expense.

     The Seller is an affiliate of First Union Capital Markets Corp. The Underwriters or agents and their associates may be customers of (including borrowers from), engage in transaction with, and/or perform services for the Seller, its affiliates, and the Indenture Trustee in the ordinary course of business.

                                 LEGAL MATTERS


     Certain legal matters relating to the Securities will be passed upon for the Trust, the Seller, the Master Servicer and the Administrator by Cadwalader, Wickersham & Taft, Charlotte, North Carolina and for the Underwriters by Kilpatrick Stockton LLP, Charlotte, North Carolina. Certain federal income tax and other matters will be passed upon for the Trust by Cadwalader, Wickersham & Taft, Charlotte, North Carolina.

                             INDEX OF DEFINED TERMS

     Set forth below is a list of defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.


                                                                PAGE
                                                              ---------
1992 Amendments.............................................         48
1993 Act....................................................         49
52 Week T-Bill Rate.........................................         79
91-day Treasury Bills.......................................          6
Adjusted Pool Balance.......................................      8, 77
Administration Agreement....................................          6
Administration Fee..........................................     30, 84
Administrator...............................................          5
Administrator Default.......................................         80
Applicable Trustee..........................................         65
Auction Distribution Date...................................     10, 83
Available Funds.............................................         73
Cede........................................................      3, 65
Cedel.......................................................      4, 66
Cedel Participants..........................................         66
Certificate Balance.........................................         75
Certificate Final Payment Date..............................      9, 60
Certificate Pool Factor.....................................         57
Certificate Rate............................................         60
Certificateholders..........................................          6
Certificateholders' Principal Distribution Amount...........         76
Certificateholders' Distribution Amount.....................         75
Certificateholders' Interest Distribution Amount............         75
Certificateholders' Interest Index Carryover................      7, 75
Certificateholders' Interest Shortfall......................         75
Certificateholders' Principal Shortfall.....................         76
Certificates................................................       1, 4
Class A-1 Final Maturity Date...............................      9, 59
Class A-1 Note Pool Factor..................................         57
Class A-1 Notes.............................................       1, 4
Class A-1 Rate..............................................         58
Class A-2 Final Maturity Date...............................      9, 59
Class A-2 Note Pool Factor..................................         57
Class A-2 Notes.............................................       1, 4
Class A-2 Rate..............................................         58
Closing Date................................................          5
Code........................................................ 16, 86, 95
Collection Account..........................................         12
Collection Period...........................................          8
Commission..................................................          3
Consolidation Loans.........................................         48
Cooperative.................................................         67
CSLF........................................................      2, 38
Cutoff Date.................................................          2
Deferral....................................................         35
Deferral Period.............................................         53
Definitive Certificates.....................................         68

                                                                PAGE
                                                              ---------
Definitive Notes............................................         68
Definitive Securities.......................................         68
Department..................................................      2, 12
Depositaries................................................         65
Depository..................................................         58
Determination Date..........................................         73
Disqualified Persons........................................         95
Distribution Date...........................................       2, 6
DTC.........................................................   3, 4, 65
Eligible Deposit Account....................................         71
Eligible Institution........................................         71
Eligible Investments........................................         70
Eligible Lender Trustee.....................................       2, 5
ERISA.......................................................     16, 95
Euroclear...................................................      4, 67
Euroclear Operator..........................................         67
Euroclear Participants......................................         67
Event of Default............................................         63
Exchange Act................................................          3
Expected Interest Collections...............................         59
Family contribution.........................................         50
FDIA........................................................         23
FDIC........................................................         23
Federal Assistance..........................................         51
Federal Consolidation Loans.................................         49
Federal Direct Student Loan.................................         49
Federal Direct Student Loan Program.........................         22
Federal PLUS Loans..........................................         49
Federal Stafford Loans......................................         49
Federal Unsubsidized Stafford Loans.........................         49
FFELP.......................................................  5, 11, 48
Financed Student Loans......................................       2, 5
FIRREA......................................................         23
First Union -- North Carolina...............................   2, 4, 29
First Union -- Pennsylvania.................................   2, 4, 29
Forbearance.................................................         35
Forbearance Period..........................................         53
Foreign Person..............................................         90
General Account Regulations.................................         96
Grace.......................................................         35
Grace Period................................................         53
Guarantee Agreement.........................................         21
Guarantee Payments..........................................         21
Guaranteed Student Loan Program.............................         48
Guarantors..................................................     12, 38
Higher Education Act........................................         20
Indenture...................................................          5
Indenture Trustee...........................................          5
Index of Defined Terms......................................     4, 100
Indirect Participants.......................................         65
Initial Pool Balance........................................         13

                                                                PAGE
                                                              ---------
In-School...................................................         35
insurance triggers..........................................         48
Interest Period.............................................      6, 58
Interest Subsidy Payments...................................         48
Investment Earnings.........................................         71
IRS.........................................................         86
Liquidated Student Loans....................................         74
Liquidation Proceeds........................................         74
Lock-In Period..............................................         61
Margin......................................................          6
Master Servicer.............................................          4
Master Servicer Default.....................................         80
Master Servicing Agreement..................................          4
Minimum Purchase Amount.....................................     11, 83
Monthly Servicing Payment Date..............................          8
NJHEAA......................................................      2, 38
Note Interest Rates.........................................         58
Note Owner..................................................         87
Noteholders.................................................          6
Noteholders' Distribution Amount............................         76
Noteholders' Interest Distribution Amount...................         76
Noteholders' Interest Index Carryover.......................      7, 76
Noteholders' Interest Shortfall.............................         76
Noteholders' Principal Distribution Amount..................         76
Noteholders' Principal Shortfall............................         76
Notes.......................................................       1, 4
NYSHESC.....................................................      2, 38
Obligors....................................................         77
OID.........................................................         87
OID Regulations.............................................         87
Participants................................................     58, 65
Parties in Interest.........................................         95
PHEAA.......................................................      2, 38
Plan........................................................     16, 95
PLUS and SLS Loan Programs..................................         51
PLUS Loans..................................................         48
Pool Balance................................................   2, 8, 77
Pool Factor.................................................         57
Prepayment Assumption.......................................         87
prepayments.................................................         25
Principal Distribution Amount...............................         77
Purchase Amount.............................................         70
Realized Loss...............................................         77
Registration Statement......................................          3
Regulations.................................................          2
Reinsurance Rate............................................         56
Related Documents...........................................         64
Repayment...................................................         35
Reserve Account.............................................         13
Reserve Account Initial Deposit.............................         13
Rules.......................................................         66

                                                                PAGE
                                                              ---------
Sale Agreement..............................................         11
Secretary...................................................         22
Securities..................................................       1, 4
Securities Act..............................................          3
Securityholders.............................................          6
Seller......................................................       2, 4
Seller Trusts...............................................         24
Servicing Fee...............................................         15
Similar Law.................................................         96
SLS Loans...................................................         48
Special Allowance Payments..................................         48
Specified Reserve Account Balance...........................     13, 77
Student Loan Rate...........................................      7, 59
Student Loans...............................................         11
Subservicer.................................................         30
Subservicing Agreement......................................         30
Subsidized Stafford Loans...................................         48
Supplemental Loans to Students..............................         48
T-Bill Rate.................................................         61
Technical Amendments........................................         49
Terms and Conditions........................................         67
Transfer and Servicing Agreements...........................         69
Trust.......................................................       1, 4
Trust Accounts..............................................         70
Trust Agreement.............................................          5
Trust Fees..................................................     13, 29
UCC.........................................................         84
Underwriters................................................      1, 98
Underwriting Agreements.....................................         98
Unmet Need..................................................         50
Unsubsidized Stafford Loans.................................         48
USAF........................................................      2, 38
Withholding Proposals.......................................         89

=========================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE TRUST OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             ---------------------

                               TABLE OF CONTENTS


                                          PAGE
                                          ----
Available Information...................    3
Reports to Securityholders..............    3
Incorporation of Certain Documents by
  Reference.............................    3
Summary of Terms........................    4
Risk Factors............................   18
Formation of the Trust..................   27
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................   29
Use of Proceeds.........................   29
The Seller, the Master Servicer and the
  Administrator.........................   29
The Financed Student Loan Pool..........   30
The Federal Family Education Loan
  Program...............................   48
Pool Factors and Trading Information....   57
Description of the Securities...........   58
Description of the Transfer and
  Servicing Agreements..................   69
Certain Legal Aspects of the Financed
  Student Loans.........................   84
Material Federal Income Tax
  Consequences..........................   86
Certain State Tax Consequences..........   95
ERISA Considerations....................   95
Underwriting............................   98
Legal Matters...........................   99
Index of Defined Terms..................  100


       UNTIL             , 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
=========================================================

=========================================================

                                  $405,596,574


                                  FIRST UNION
                               STUDENT LOAN TRUST
                                     1997-1


                                  $263,637,773

                            FLOATING RATE CLASS A-1
                               ASSET BACKED NOTES


                                  $127,762,921

                            FLOATING RATE CLASS A-2
                               ASSET BACKED NOTES


                                  $14,195,880

                                 FLOATING RATE
                           ASSET BACKED CERTIFICATES

                           FIRST UNION NATIONAL BANK
                                 (PENNSYLVANIA)
                                     SELLER

                           FIRST UNION NATIONAL BANK

                                (NORTH CAROLINA)

                                MASTER SERVICER
                               [FIRST UNION LOGO]
                             ---------------------

                                   PROSPECTUS

                             ---------------------

                       FIRST UNION CAPITAL MARKETS CORP.
                                LEHMAN BROTHERS
                           MORGAN STANLEY DEAN WITTER
                               SMITH BARNEY INC.
=========================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions to be incurred with the issuance and distribution of the shares.)


SEC Filing Fee..............................................  $122,908
Indenture Trustee's Fees....................................     8,000
Eligible Lender Trustee's Fees..............................     9,500
Legal Fees and Expenses.....................................   280,000
Accounting Fees and Expenses................................    65,000
Blue Sky and Legal Investment Fees and Expenses.............    15,000
Printing Fees and Expenses..................................    35,000
Rating Agency Fees and Expenses.............................   163,000
Miscellaneous...............................................    20,000
                                                              --------
          Total.............................................  $718,408
                                                              ========


---------------


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The Sale Agreement and the Master Servicing Agreement will provide that no director, officer, employee or agent of the Depositor is liable to the Trust or the Securityholders, except for any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties under such Sale Agreement and Master Servicing Agreement, or by reason of reckless disregard of such duties. The Sale Agreement and the Master Servicing Agreement will further provide that with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with legal action relating to such Sale Agreement and Master Servicing Agreements and related Securities, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms of such Sale Agreement and Master Servicing Agreements, or otherwise incidental to the performance of obligations and duties thereunder; and (ii) incurred in connection with any violation of any state or federal securities law.

     First Union Corporation maintains liability insurance for the benefit of its subsidiaries, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) the Depositor's directors and, in certain cases, its officers against any loss by reason of any of their wrongful acts, and/or (ii) the Depositor against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

     Under agreements which may be entered into by the Depositor, certain controlling persons, directors and officers of the Depositor may be entitled to indemnification by underwriters and agents who participate in the distribution of Securities covered by the Registration Statement against certain liabilities, including liabilities under the Securities Act.

ITEM 16.  EXHIBITS

     Exhibits


1.1    --  Form of Underwriting Agreement*
4.1    --  Form of Indenture (including forms of Notes)*
4.2    --  Form of Trust Agreement (including form of Certificates)*
4.3    --  Form of Master Servicing Agreement*
4.4    --  Form of Sale Agreement*
4.5    --  Form of Administration Agreement*
4.6    --  Form of Guarantee Agreements*
5.1    --  Opinion of Counsel to the Issuer as to legality*
8.1    --  Opinion of Special Federal Income Tax Counsel to the Issuer
           as to certain federal income tax matters*
8.2    --  Opinion of Special Delaware Income Tax Counsel to the Issuer
           as to certain Delaware state income tax matters
23.1   --  Consents of Counsel, Special Federal Income Tax Counsel and
           Special Delaware Income Tax Counsel to Issuer (included in exhibits 5.1, 8.1 and 8.2)*
24.1   --  Power of Attorney (included on page II-4 of this
           Registration Statement)*
25.1   --  Statement of Eligibility and Qualification on Form T-1 of
           Bankers Trust Company, as Indenture Trustee, under the
           Indenture relating to the Notes*


---------------

* Previously filed.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.


          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Depositor pursuant to the provisions contained in foregoing provisions or otherwise, the Depositor has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the reimbursement by the Depositor of expenses incurred or paid by a director, officer or controlling person of the Depositor in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Depositor will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on July 16, 1997.


                                      FIRST UNION NATIONAL BANK

                                      as depositor for First Union Student Loan
                                      Trust 1997-1

                                      By:       /s/ ROBERT A. DRESSEL
                                         ---------------------------------------
                                                    Robert A. Dressel
                                                     Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                       TITLE                      DATE
                      ---------                                       -----                      ----

             /s/ ANTHONY P. TERRACCIANO*                 Chairman of the Board, Director     July 16, 1997
-----------------------------------------------------      and Chief Executive Officer
               Anthony P. Terracciano                      (Principal Executive Officer)

              /s/ ANTHONY R. BURRIESCI*                  Director and Chief Financial        July 16, 1997
-----------------------------------------------------      Officer (Principal Financial
                Anthony R. Burriesci                       Officer)

                 /s/ JAMES H. HATCH*                     Chief Accounting Officer            July 16, 1997
-----------------------------------------------------      (Principal Accounting Officer)
                   James H. Hatch

              /s/ MICHAEL A. GALLAGHER*                  Director                            July 16, 1997
-----------------------------------------------------
                Michael A. Gallagher

              /s/ GEORGE R. HALVORSEN*                   Director                            July 16, 1997
-----------------------------------------------------
                 George R. Halvorsen

               /s/ MICHAEL L. LARUSSO*                   Director                            July 16, 1997
-----------------------------------------------------
                 Michael L. LaRusso

               /s/ DONALD C. PARCELLS*                   Director                            July 16, 1997
-----------------------------------------------------
                 Donald C. Parcells

*By:            /s/ JAMES F. POWERS
    -------------------------------------------------
                   James F. Powers
                  Attorney-in-Fact

                                 EXHIBIT INDEX


 1.1  --   Form of Underwriting Agreement*
 4.1  --   Form of Indenture (including forms of Notes)*
 4.2  --   Form of Trust Agreement (including form of Certificates)*
 4.3  --   Form of Master Servicing Agreement*
 4.4  --   Form of Sale Agreement*
 4.5  --   Form of Administration Agreement*
 4.6  --   Form of Guarantee Agreements*
 5.1  --   Opinion of Counsel to the Issuer as to legality*
 8.1  --   Opinion of Special Federal Income Tax Counsel to the Issuer
           as to certain federal income tax matters*
 8.2  --   Opinion of Special Delaware Income Tax Counsel to the Issuer
           as to certain Delaware state income tax matters
23.1  --   Consents of Counsel, Special Federal Income Tax Counsel and
           Special Delaware Income Tax Counsel to Issuer (included in exhibits 5.1, 8.1 and 8.2)*
24.1  --   Power of Attorney (included on page II-4 of this
           Registration Statement)*
25.1  --   Statement of Eligibility and Qualification on Form T-1 of
           Bankers Trust Company, as Indenture Trustee, under the
           Indenture relating to the Notes*


---------------

* Previously filed.